Filed pursuant to Rule 424(b)(5)
Registration Number 333-182490

The information in this preliminary prospectus supplement and the SEC Base Prospectus is not complete and may be changed. This preliminary prospectus supplement and the SEC Base Prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. A final form prospectus will be prepared and made available. Investors should not subscribe for any securities referred to in this document except on the basis of information contained in the final form prospectus.

Subject to completion, Dated January 12, 2016

PROSPECTUS SUPPLEMENT TO SEC BASE PROSPECTUS DATED July 5, 2012

$•

Japan Bank for International Cooperation

(Incorporated under the Japan Bank for International Cooperation Act)

•% Guaranteed Bonds Due •

Unconditionally and Irrevocably Guaranteed

as to Payment of Principal and Interest by

Japan

We will pay interest on the bonds semi-annually in arrears in equal payments on • and • of each year, commencing •, 2016. The bonds will mature on •. We may redeem all, but not less than all, of the bonds in the event of certain tax law changes. The redemption terms are described in this prospectus supplement dated •, 2016 (this “Supplement”) under “Description of the Bonds and Guarantee—Redemption”. The bonds will be issued only in registered form in denominations of $200,000 and integral multiples of $2,000 in excess thereof. See “Description of the Bonds and Guarantee”.

As provided under the heading “Luxembourg Stock Exchange Approved Prospectus” on page S-4 of this Supplement, subject to approval by the Luxembourg Stock Exchange, certain parts (but not all) of this Supplement and the accompanying prospectus dated July 5, 2012 starting after page S-46 (the “SEC Base Prospectus”), as well as the documents incorporated by reference into this Supplement or the SEC Base Prospectus, constitute a “prospectus” for the purposes of the Luxembourg Act dated July 10, 2005, as amended, relating to prospectuses for securities (the “Luxembourg Act”). The parts of this Supplement and the SEC Base Prospectus and those documents incorporated by reference into this Supplement that together constitute a “prospectus” for the purposes of the Luxembourg Act are referred to herein as the “LSE Approved Prospectus” and are identified on page S-4 of this Supplement under the heading “Luxembourg Stock Exchange Approved Prospectus.”

Application has been made to admit the bonds to the official list of the Luxembourg Stock Exchange and application has been made to admit the bonds to trading on the Luxembourg Stock Exchange’s Euro MTF Market (the “Euro MTF Market”). The Euro MTF Market is not a regulated market for the purposes of Directive 2004/39/EC of the European Parliament and of the Council on markets in financial instruments. References in this prospectus to the bonds being “listed” (and all related references) shall mean that the bonds have been admitted to the official list of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF Market.

Neither the United States Securities and Exchange Commission (the “Commission”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Supplement or the SEC Base Prospectus. Any representation to the contrary is a criminal offense.

Prospective investors should consider carefully the factors described under the section headed “Risk Factors ” in this Supplement.

	Per Bond	Total
Price to Public(1)	•%	$•
Underwriting Discount	•%	$•
Proceeds, before expenses, to JBIC(1)(2)	•%	$•

(1)	Plus accrued interest, if any, from •, 2016, if settlement occurs after that date.
(2)	See “Underwriting”.

The underwriters are offering the bonds subject to various conditions. The underwriters expect to deliver the bonds through the book-entry facilities of The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), against payment on or about •, 2016.

Nomura	Barclays	BofA Merrill Lynch	J.P. Morgan

Prospectus Supplement dated •, 2016.

Supplement

SEC Base Prospectus

The bonds have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) and the bonds are subject to the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended). The bonds may not be offered or sold in Japan or to, or for the benefit of, residents of Japan or Japanese corporations, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act of Japan and any other applicable laws, regulations and ministerial guidelines of Japan (see “Underwriting” below). The bonds are not, as part of the initial distribution at any time, to be offered or sold to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with JBIC (that is, in general terms, a person who directly or indirectly controls or is directly or indirectly controlled by, or is under direct or indirect common control with, JBIC) as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (a “Specially-Related Party of JBIC”) or (ii) a Japanese financial institution, designated in Article 3-2-2, Paragraph (29) of the Cabinet Order relating to the Act on Special Measures Concerning Taxation of Japan (Cabinet Order No. 43 of 1957, as amended; the “Cabinet Order”). BY SUBSCRIBING FOR THE BONDS, AN INVESTOR WILL BE DEEMED TO HAVE REPRESENTED IT IS A PERSON WHO FALLS INTO THE CATEGORY OF (i) OR (ii) ABOVE.

In addition, interest payments on the bonds will generally be subject to Japanese withholding tax unless it is established that bonds are held by or for the account of a beneficial owner that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a Specially-Related Party of JBIC, (ii) a designated Japanese financial institution described in Article 6, Paragraph (9) of the Act on Special Measures Concerning Taxation of Japan which complies with the requirement for tax exemption under that paragraph, or (iii) a public corporation, a financial institution or a financial instruments business operator, etc. described in Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation of Japan which complies with the requirement for tax exemption under that paragraph.

You should rely only on the information contained or incorporated by reference in this Supplement and the SEC Base Prospectus and, for the purposes of the LSE Approved Prospectus, the documents incorporated by reference therein. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in the LSE Approved Prospectus or otherwise in this Supplement or the SEC Base Prospectus is accurate as of any date other than the date on the front page of this Supplement or, with respect to information incorporated by reference, as of the date of such information.

In this Supplement, “we”, “our”, “us” and “JBIC” refer to Japan Bank for International Cooperation.

The spot buying rate for U.S. dollars quoted on the Tokyo foreign exchange market on •, 2016, as reported by the Bank of Japan at 5:00 p.m., Tokyo time, was ¥• = $1.00, and the noon buying rate on •, 2016 for cable transfers in New York City payable in yen, as reported by the Federal Reserve Bank of New York, was $1.00 = ¥•.

References in this Supplement to Japanese fiscal years (“JFYs”) are to 12-month periods commencing in each case on April 1 of the year indicated and ending on March 31 of the following year. References to years not specified as being JFYs are to calendar years. References to “¥”or “yen” are to Japanese yen and references to “$” are to U.S. dollars.

IN THE UNITED KINGDOM, THIS SUPPLEMENT AND THE SEC BASE PROSPECTUS ARE FOR DISTRIBUTION ONLY TO PERSONS WHO (I) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS WHO FALL WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “ORDER”) OR (II) ARE PERSONS WHO FALL WITHIN ARTICLE 49(2)(A)-(D) OF THE ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). IN THE UNITED KINGDOM THIS SUPPLEMENT AND THE SEC BASE PROSPECTUS AND ANY OF THEIR CONTENTS IS DIRECTED ONLY AT RELEVANT PERSONS AND MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. IN THE UNITED KINGDOM, ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS SUPPLEMENT AND THE SEC BASE PROSPECTUS RELATE IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

IN CONNECTION WITH THE ISSUE OF THE BONDS, NOMURA SECURITIES INTERNATIONAL, INC. (THE “STABILIZING MANAGER”) (OR ANY PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) MAY OVER- ALLOT THE BONDS OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE BONDS AT A LEVEL HIGHER THAN THAT WHICH MAY OTHERWISE PREVAIL. HOWEVER, THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE BONDS IS MADE AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE DATE OF THE BONDS AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE BONDS. ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CONDUCTED BY THE RELEVANT STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE RELEVANT STABILIZING MANAGER) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES.

Luxembourg Stock Exchange Approved Prospectus

Subject to approval by the Luxembourg Stock Exchange, this Supplement and the SEC Base Prospectus starting after page S-46 including the following documents incorporated by reference:

•	the Annual Report on Form 18-K of Japan for the year ended March 31, 2015 (the “Japan 18-K 2015”); and

•	JBIC’s Annual Report on Form 18-K for the year ended March 31, 2015 (the “JBIC 18-K 2015”) which is otherwise incorporated into this Supplement or the SEC Base Prospectus;

but excluding the following:

•	the section “Where You Can Find More Information” in the SEC Base Prospectus,

together comprise the LSE Approved Prospectus and for the purpose of giving information with regard to us, Japan and our bonds which, according to the particular nature of us, Japan and our bonds, is necessary to enable investors to make an informed assessment of our and Japan’s assets and liabilities, financial position, profit and losses and prospects, and of the rights attaching to our bonds and the guarantee. This LSE Approved Prospectus may only be used for this foregoing purpose.

Responsibility for Statements

We accept responsibility for the information contained in the LSE Approved Prospectus. To the best of our knowledge (having taken all reasonable care to ensure that such is the case) the information contained in the LSE Approved Prospectus is in accordance with the facts and contains no omission likely to affect its import.

Japan accepts responsibility for the information contained in the LSE Approved Prospectus relating to Japan and the guarantee. To the best of Japan’s knowledge (having taken all reasonable care to ensure that such is the case) the information contained in the LSE Approved Prospectus relating to Japan and the guarantee is in accordance with the facts and contains no omission likely to affect its import.

FOREIGN EXCHANGE CONSIDERATIONS

For an investor that is not resident in the United States or does not conduct business or activities in the United States, an investment in the bonds, which are denominated in, and all payments in respect of which are to be made in, U.S. dollars entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency (i.e., the currency of the country in which the investor is resident or the currency in which the investor conducts its business or activities). These include the possibility of:

•	significant changes in rates of exchange between the home currency and the U.S. dollar; and

•	the imposition or modification of foreign exchange controls with respect to the U.S. dollar.

We have no control over a number of factors affecting this type of bond, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. In recent years, rates of exchange for certain currencies, including the U.S. dollar, have been volatile and this volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations in the rate that may occur during the term of the bonds. Depreciations of the U.S. dollar against the investor’s home currency could result in a decrease in the investor’s effective yield of the bonds below the coupon rate, and in certain circumstances, could result in a loss to such purchaser on a home currency basis.

The description of foreign currency risks does not describe all the risks of an investment in securities denominated in a currency other than your home currency. Prospective investors should consult their own financial and legal advisors as to the risks involved in an investment in such bonds.

INCORPORATION BY REFERENCE

The Japan 18-K 2015 and JBIC 18-K 2015 are hereby incorporated by reference and form part of this Supplement.

Any statement contained in a document which is incorporated by reference in the LSE Approved Prospectus or otherwise in this Supplement or the SEC Base Prospectus shall be deemed to be modified or superseded for the purpose of the LSE Approved Prospectus or this Supplement to the extent that a statement contained herein or another document incorporated by reference herein modifies or supersedes such earlier statement (whether expressly, by implication or otherwise). Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the LSE Approved Prospectus or this Supplement. Copies of the documents incorporated by reference in the LSE Approved Prospectus or otherwise in this Supplement or the SEC Base Prospectus are available free of charge at the office of the fiscal agent in London, and will also be available at the website of the Luxembourg Stock Exchange (www.bourse.lu).

The following audited financial statements of JBIC for the fiscal year ended March 31, 2015, prepared in accordance with accounting principles generally accepted in Japan (“Japanese GAAP”), appear on the pages of the JBIC 18-K 2015 as set forth below:

(a) statement of operations	Set forth on page 2 of Exhibit 2 of the JBIC 18-K 2015
(b) balance sheet	Set forth on page 1 of Exhibit 2 of the JBIC 18-K 2015
(c) statement of cash flow	Set forth on page 5 of Exhibit 2 of the JBIC 18-K 2015

For the purposes of the LSE Approved Prospectus, the information incorporated by reference from the Japan 18-K 2015 includes the following items in relation to Japan (the page numbers below are those of Exhibit 1 to such Annual Report):

Items	Japan 18-K 2015 - Exhibit 1 (Description of Japan)
Geographical location and legal form	“General—Area and Population”, “General—Government” and “General—Political Parties” on pages 4-5

Description of the economy	“The Economy” on pages 7-15

Description of the political system and government	“General—Government” and “General—Political Parties” on pages 4-5

Tax and budgetary systems	“Government Finance” on pages 22-29

Gross public debt and debt record	“Debt Record”, “Japan’s Public Debt”, “Internal Debt” and “External Debt” on pages 29-35

Foreign trade and balance of payments	“Foreign Trade and Balance of Payments—Foreign Trade” and “Foreign Trade and Balance of Payments—Balance of Payments” on pages 16-18

Foreign exchange reserves	“Foreign Trade and Balance of Payments—Balance of Payments—Official Foreign Exchange Reserves” on page 18

Financial position and resources	“Government Finance” on pages 22-29

Income and expenditure figures	“Government Finance” on pages 22-29

Auditing Procedures	“Government Finance” on page 23

INTRODUCTION

The following is an abstract of certain information contained elsewhere in this Supplement or the SEC Base Prospectus or incorporated by reference herein. More detailed information is contained elsewhere in this Supplement or the SEC Base Prospectus or incorporated by reference herein. You should read carefully this entire Supplement, the SEC Base Prospectus and the other documents we refer to for a complete understanding of this offering.

Issuer	Japan Bank for International Cooperation.

Issue Date	The issue date is •, 2016.

Securities Offered	$• principal amount of •% Guaranteed Bonds Due •

Guarantee	Payments of principal of and interest on the bonds are unconditionally and irrevocably guaranteed by Japan.

Maturity Date	•.

Interest Payment Dates	Semi-annually on • and • of each year, commencing •, 2016.

Interest Rate	•% per year. We will pay interest on the bonds semi-annually in arrears in equal payments. Whenever it is necessary to compute any amount of interest in respect of the bonds, that interest will be calculated on the basis of a 360-day year of twelve 30-day months.

Ranking	The bonds will be our direct, unsecured debt securities obligations and rank pari passu and be payable without any preference among themselves and at least equally with all of our other unsecured debt securities obligations from time to time outstanding, which rank senior to our unsecured general obligations not represented by debt securities, provided, however, that certain obligations in respect of national and local taxes and certain preferential rights granted by, among others, the Japanese Civil Code to certain specified types of creditors, such as preferential rights of employees to wages, will have preference.

Additional Amounts	If certain taxes, as described under “Description of the Bonds and Guarantee”, are payable on the bonds, we will, subject to certain exceptions, pay such additional amounts on the bonds as will result, after deduction or withholding of such taxes, in the payment of the amounts that would have been payable on the bonds if no such deduction or withholding had been required. For further detail on the payment of these additional amounts, see “Description of the Bonds and Guarantee—Additional Amounts”.

Redemption	We may redeem all, but not less than all, of the bonds in the event of certain changes relating to Japanese taxation at 100% of the principal amount thereof plus accrued interest thereon and any additional amounts we are required to pay, as described under “Description of the Bonds and Guarantee—Redemption”.

Markets	We are offering the bonds for sale only in those jurisdictions other than Japan (subject to certain exceptions) where it is legal to make such offers. See “Underwriting” for a description of applicable selling restrictions.

Listing	We have applied to the Luxembourg Stock Exchange for the bonds to be listed on its official list and for the bonds to be admitted to trading on its Euro MTF Market.

Form and Settlement	All bonds will be in registered form, without interest coupons attached. Bonds held outside the United States, referred to as the international bonds, will be represented by beneficial interests in the international global bond, which will be registered in the name of the nominee of the common depositary for, and in respect of interests held through, Euroclear and Clearstream. Bonds held within the United States, referred to as the DTC bonds, will be represented by beneficial interests in one or more DTC global bonds, which will be registered in the name of Cede & Co., as the nominee of DTC. Except as described in this Supplement, beneficial interests in the global bonds will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC, Euroclear and Clearstream, and owners of beneficial interests in the global bonds will not be entitled to have bonds registered in their names, will not receive or be entitled to receive bonds in definitive form and will not be considered holders of bonds under the fiscal agency agreement relating to the bonds. The bonds will be sold only in denominations of $200,000 and integral multiples of $2,000 in excess thereof. For further information on book-entry procedures, see “Description of the Bonds and Guarantee—Form, Denominations and Registration”.

Investors electing to hold their bonds through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their bonds through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Bonds will be credited to the securities custody accounts of Euroclear holders and of Clearstream holders against payment in same-day funds on the settlement date. For information on secondary market trading, see “Global Clearance and Settlement—Secondary Market Trading”.

Fiscal Agent, Principal Paying Agent and Transfer Agent	The Bank of Tokyo-Mitsubishi UFJ, Ltd., London Branch, also acting through MUFG Union Bank, N.A.

Common Code	130851916 (DTC global bond); 130786863 (international global bond)

CUSIP	471048 AR9

ISIN	US471048AR97 (DTC global bond); XS1307868635 (international global bond)

RISK FACTORS

We believe that the following factors may affect our ability to fulfil our obligations under our bonds. All of these factors are contingencies which may or may not occur and we are not in a position to express a view on the likelihood of any such contingency occurring.

Factors which we believe may be material for the purpose of assessing the market risks associated with our bonds are also described below.

We believe that the factors described below represent the principal risks inherent in investing in our bonds. Prospective investors should carefully consider these factors in conjunction with the detailed information set out elsewhere in this Supplement and the SEC Base Prospectus (including any documents or information incorporated by reference herein) or, for the purposes of the LSE Approved Prospectus, the detailed information set out elsewhere in the LSE Approved Prospectus (including any documents incorporated therein), and reach their own views prior to making any investment decision.

Risks Relating to the Japanese Economy in General

Prospective investors in our bonds should be aware of the challenges faced by the Japanese economy in general. Japan’s economy continues to face challenges due to prolonged deflation, uncertainty about the economic prospects of China and other emerging countries and the general deceleration of the world economy.

Although the Japanese government is pursuing expansionary monetary and fiscal measures in an effort to counter deflation and has proposed structural reforms to complement such stimulus measures, the full effects of such policy remain unclear. In addition, the increase in the consumption tax rate from 5% to 8% in April 2014 is thought to have contributed to Japan’s entering a recession in the third quarter of 2014, although real gross domestic product increased moderately in the next two quarters before contracting again in the second quarter of 2015 and increasing moderately again in the third quarter of 2015. Moreover, the Japanese government decided to delay the scheduled further increase in the consumption tax to 10% from October 2015 to April 2017, and the effect of such delay and the increase itself on the Japanese economy and government finances is uncertain. Further challenges for the Japanese economy include an increased dependence on liquified natural gas (LNG) and other energy imports as a result of the nuclear accident at the Fukushima Daiichi Nuclear Plant and suspension of operations at other nuclear power plants, volatile exchange rates and, over the long term, demographic challenges, such as an aging workforce and population decrease, and high levels of public debt and associated debt servicing payments. Further slowdowns in overseas economies and sharp fluctuations in the financial and capital markets also pose downside risks to the Japanese economy.

Risks Relating to Us

The Japan Bank for International Cooperation Act, as amended (the “JBIC Act”), requires the Japanese government, at all times, to hold the total number of outstanding shares of JBIC. JBIC’s operations, including appointment of directors, business plans and issuance of new debt securities, are subject to the supervision of the Japanese government. JBIC’s business operations are conducted in accordance with the Japanese government’s economic and other policies, including the provision of financial support in areas in which it is difficult for private financial institutions to provide on a commercial basis. Accordingly, JBIC’s business operations, results of operations and financial condition have been, and will continue to be, influenced by the Japanese government’s economic and other policies.

In particular, JBIC is subject to governmental regulation pursuant to the JBIC Act in addition to the Companies Act of Japan (Act No. 86 of 2005, as amended). In the future, if these laws are amended in a material way, the operations and other aspects of JBIC may be materially affected.

Risks Relating to the Market Risk of Bonds Generally

Exchange rate risk

Prospective investors in our bonds should be aware that an investment in our bonds may involve exchange rate risks. Our bonds may be denominated in a currency other than the currency of the investor’s home jurisdiction and/or in a currency other than the currency in which an investor wishes to receive funds. Exchange rates between currencies are determined by factors of supply and demand in the international currency markets which are influenced by macro economic factors, speculation and central bank and government intervention (including the imposition of currency controls and restrictions). Fluctuations in exchange rates may affect the value of our bonds. See “Foreign Exchange Considerations”.

The secondary market generally

Our bonds may have no established trading market when issued, and one may never develop. If a market does develop, it may not be sufficiently liquid. Therefore, investors may not be able to sell their bonds easily or at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of our bonds.

Risks Relating to our Bonds

Limited liquidity

The fact that our bonds may be listed does not necessarily assure liquidity. No assurance can be given that there will be a market for our bonds. If our bonds are not traded on any stock exchange, pricing information for such bonds may be more difficult to obtain, and the liquidity and market prices of such bonds may be adversely affected. The liquidity of our bonds may also be affected by restrictions on offers and sales of our bonds in some jurisdictions. The underwriters may from time to time make a market in our bonds but are under no obligation to do so and, if a market does develop, it may not continue until the maturity of all our bonds.

Bonds subject to optional redemption by us

Redemption of our bonds in circumstances of changes in applicable laws or treaties may limit their market value. During any period when we may elect to redeem our bonds, the market value of our bonds generally will not rise substantially above the price at which they can be redeemed.

RECENT DEVELOPMENTS

Japan

The following information and tables update the information and tables relating to Japan in the Japan 18-K 2015. The following section has been updated to reflect current information and has not been revised in its entirety. In the following section, information pertaining to previous years is provided solely for your convenience.

Political Parties

Members of the House of Representatives are elected for four-year terms unless the House of Representatives is dissolved prior to expiration of their terms. The House of Representatives was dissolved on November 21, 2014 and an election was held on December 14, 2014. 295 members were elected from single-member districts and 180 members were elected through a proportional representation process from 11 regional districts. The House of Councillors currently consists of 242 members who are elected for six-year terms with one-half of the membership being elected every three years. In an election in July 2013, 121 members were elected, of which 48 members were elected through a proportional representation system and 73 members were elected from 47 districts that correspond to the 47 prefectures of Japan. Currently, the House of Councillors consists of 121 members whose term expires in July 2016 and 121 members whose term expires in July 2019.

The following tables set forth the membership by political party of the House of Representatives as of December 22, 2015 and the House of Councillors as of January 11, 2016.

House of Representatives
Liberal Democratic Party	291
Democratic Party of Japan, Japan Innovation Party and Club of Independents	93
Komeito	35
Japanese Communist Party	21
Initiatives from Osaka	13
Vision of Reform	5
The People’s Life Party & Taro Yamamoto and Friends	2
Social Democratic Party	2
Independents	12
Vacancies	1

Total	475

Source: House of Representatives.

House of Councillors
Liberal Democratic Party	114
The Democratic Party and The Shin-Ryokufukai	59
Komeito	20
Japanese Communist Party	11
Ishin Genki no Kai	9
Initiatives from Osaka	7
The Party for Japanese Kokoro	4
Independents Club	3
Social Democratic Party	3
The People’s Life Party & Taro Yamamoto and Friends	3
New Renaissance Party and Group of Independents	2
Independents	7
Vacancies	0

Total	242

Source: House of Councillors.

Gross Domestic Product and National Income

The following table sets forth information pertaining to Japan’s gross domestic product for JFY 2010 through JFY 2014.

Gross Domestic Product

	JFY 2010	JFY 2011	JFY 2012	JFY 2013	JFY 2014	Percentage of JFY 2014 GDP
	(yen amounts in billions)
Total Consumption
Private sectors	¥284,490	¥286,429	¥288,370	¥295,661	¥293,217	59.9%
Public sectors	95,541	96,649	97,468	98,823	100,954	20.6

	380,030	383,078	385,837	394,483	394,171	80.5

Total Gross Capital Formation
Private sectors
Producers’ Durable Equipment	61,945	64,317	64,798	67,356	68,411	14.0
Residential Construction	12,936	13,414	14,095	15,785	14,438	2.9
Public sectors	21,349	20,804	20,969	23,568	23,666	4.8

	96,230	98,535	99,862	106,709	106,515	21.8

Additions to Business Inventories
Private sectors	(256)	(1,431)	(1,080)	(2,840)	186	0.0
Public sectors	(72)	67	(37)	16	97	0.0

	(328)	(1,364)	(1,116)	(2,825)	282	0.0

Net Exports of Goods and Services	4,595	(6,079)	(10,180)	(15,937)	(11,345)	-2.3

Nominal Gross Domestic Expenditures	¥480,528	¥474,171	¥474,404	¥482,430	¥489,623	100.0%

Real Gross Domestic Expenditures(a)	¥512,720	¥514,695	¥519,540	¥529,810	¥524,664

Surplus of the Nation on Current Account
Exports of Goods and Services and Other Receipts from Abroad	18,641	20,568	21,683	25,160	30,405
Less: Imports of Goods and Services and Other Payments Abroad	(5,383)	(5,812)	(6,287)	(7,222)	(9,358)

	13,259	14,756	15,396	17,938	21,047

Gross National Income	¥493,786	¥488,927	¥489,800	¥500,368	¥510,670
Percentage Changes of GDP from Previous Year
At Nominal Prices	1.4%	-1.3%	0.0%	1.7%	1.5%
At Real Prices(a)	3.5	0.4	0.9	2.0	-1.0
Deflator	-2.0	-1.7	-0.9	-0.3	2.5

(a)	Real prices are based on calendar year 2005.

Source: Economic and Social Research Institute, Cabinet Office.

The following table sets forth information pertaining to Japan’s gross domestic product, as seasonally adjusted, for each of the eight quarters ended September 30, 2015.

	Quarterly Gross Domestic Product(a)
	2013	2014				2015
	Fourth Quarter	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	First Quarter	Second Quarter	Third Quarter
Nominal Gross Domestic Expenditures(b)	¥481,012	¥487,409	¥488,098	¥483,895	¥487,970	¥497,952	¥498,746	¥500,672

Real Gross Domestic Expenditures(b)(c)	¥528,137	¥534,588	¥524,632	¥520,962	¥523,333	¥529,025	¥528,337	¥529,674

Percentage Changes of GDP from the Previous Quarter At Nominal Prices(d)	-0.1%	1.3%	0.1%	-0.9%	0.8%	2.0%	0.2%	0.4%
At Real Prices(c)(d)	-0.2	1.2	-1.9	-0.7	0.5	1.1	-0.1	0.3
Deflator(d)	-0.3	0.1	2.2	2.0	2.3	3.5	1.5	1.8

(a)	Quarterly GDP financial data are subject to change.

(b)	Numbers are based on seasonally-adjusted GDP figures.
(c)	Real prices are based on calendar year 2005.
(d)	Percentage changes are based on seasonally-adjusted GDP figures.

Source: Economic and Social Research Institute, Cabinet Office.

Per Capita Gross Domestic Product

The following table indicates per capita gross domestic product for the last five years:

	Per Capita GDP
Fiscal Year	Amount (in thousands of yen)	Year-on-year change (%)
2010	3,753	1.4
2011	3,712	(1.1)
2012	3,721	0.2
2013	3,790	1.9
2014	3,853	1.7

National Income

The following table sets forth national income for calendar year 2010 through calendar year 2014.

	National Income
	2010	2011	2012	2013	2014
	(yen amounts in billions)

Domestic Factor Income	¥340,494	¥332,884	¥337,967	¥338,901	¥342,786
Net Income from Abroad	12,974	14,675	15,055	17,641	19,690

National Income at Factor Cost	¥353,469	¥347,559	¥353,021	¥356,542	¥362,475

Percentage Changes of Income at Factor Cost from Previous Year	3.9%	-1.7%	1.6%	1.0%	1.7%

Source: Economic and Social Research Institute, Cabinet Office.

Industry

The following table sets forth the proportion of gross domestic product contributed by major industrial sectors of the economy for calendar year 2010 through calendar year 2014.

GDP by Industrial Sectors (at nominal prices)

	2010	2011	2012	2013	2014
Industry
Agriculture, Forestry and Fisheries	1.2%	1.2%	1.2%	1.2%	1.2%
Mining	0.1	0.1	0.1	0.1	0.1
Manufacturing	19.5	18.5	18.5	18.4	18.5
Construction	5.4	5.6	5.6	5.9	6.1
Electric Power Generation, Gas and Water	2.3	1.8	1.7	1.7	2.0
Wholesale and Retail Trade	13.7	14.2	14.3	14.3	14.1
Finance and Insurance	4.9	4.8	4.6	4.5	4.3
Real Estate	11.8	12.0	11.9	11.7	11.6
Transportation	4.9	4.8	5.0	4.9	5.0
Communication	5.4	5.5	5.5	5.5	5.5
Services	18.9	19.3	19.6	19.7	19.6

Total	88.0	87.8	87.9	87.9	87.9
Public Services
Electric Power Generation, Gas and Water	0.6	0.6	0.6	0.6	0.6
Services	2.4	2.4	2.4	2.3	2.4
Public Administration	6.1	6.3	6.2	6.1	6.1

Total	9.1	9.3	9.2	9.0	9.0
Non-Profit Services	2.1	2.3	2.4	2.3	2.3

Total	99.2%	99.4%	99.5%	99.2%	99.2%

Source: Economic and Social Research Institute, Cabinet Office, Annual Report on National Accounts.

Energy

The following table sets forth preliminary figures for the total amounts of primary energy supplied and the percentages supplied by different sources for JFY 2010 through JFY 2014.

		Sources of Primary Energy Supplied
JFY	Total Primary Energy Supplied (peta-joule)	Oil(a)	Coal(a)	Nuclear(a)	Natural Gas(a)	Other(a)
2010	23,200	43.5	21.5	10.6	17.2	7.2
2011	22,047	45.9	21.3	4.0	21.3	7.5
2012	21,730	47.2	22.6	0.6	22.5	7.1
2013	21,973	45.7	24.2	0.4	22.5	7.2
2014	21,217	44.5	24.2	0.0	23.7	7.6

(a)	Numbers represent the percentage of the total amounts of primary energy supplied.

Source: Agency for Natural Resources and Energy, Ministry of Economy, Trade and Industry, News Release on Report on Energy Supply and Demand.

The table below sets forth information regarding crude oil imports for JFY 2010 through JFY 2014.

	JFY 2010	JFY 2011	JFY 2012	JFY 2013	JFY 2014
Volume of imports (thousand kilo-liters per day)	580	570	577	586	528
Cost of imports (c.i.f. in billions of yen)	¥9,619	¥11,799	¥12,505	¥14,795	¥11,804
Average price (c.i.f. in yen kilo-liters)	¥45,399	¥56,684	¥59,358	¥69,226	¥61,269

Source: Customs and Tariff Bureau, Ministry of Finance.

The following table sets forth information relating to total electric power generating capacity and electric power generation for JFY 2010 through JFY 2014.

	JFY 2010	JFY 2011	JFY 2012	JFY 2013	JFY 2014
Electric power generating capacity(a):	(megawatts)
Fossil Fuel	182,381	185,309	188,904	191,258	193,356
Nuclear	48,960	48,960	46,148	44,264	44,264
Hydro-electric	48,111	48,419	48,934	48,932	49,597
Other	2,863	3,041	3,341	4,717	7,343

Total	282,315	285,729	287,327	289,171	294,560

Electric power generation:	(gigawatt-hours)
Fossil Fuel	771,306	906,946	986,758	987,345	955,352
Nuclear	288,230	101,761	15,939	9,303	—
Hydro-electric	90,681	91,709	83,645	84,885	86,942
Other	6,670	7,412	7,607	8,949	11,423

Total	1,156,888	1,107,829	1,093,950	1,090,482	1,053,717

(a)	At the end of fiscal year — March 31

Source: Handbook of Electric Power Industry, Agency for Natural Resources and Energy, Ministry of Economy, Trade and Industry.

Labor

The number of employees was on an upward trend from 2004 to 2007, decreased from 2008 to 2012 and recovered in 2013. In 2013, the average employment was estimated at 63.1 million, of which 24.4% were employed in mining, manufacturing and construction, 3.7% were employed in agriculture, forestry and fisheries, and 71.9% in services and other sectors. In 2014, the average employment was estimated at 63.5 million, of which 24.4% were employed in mining, manufacturing and construction, 3.6% were employed in agriculture, forestry and fisheries, and 72.0% were employed in services and other sectors. The unemployment rate (seasonally adjusted) in Japan gradually increased from 2008 to the middle of 2009, but has gradually decreased since the end of 2009. It ranged between 3.4% and 3.7% during 2014. (Note: Due to the impact of the Great East Japan Earthquake, it has become difficult to conduct a labor search in the following prefectures: Iwate, Miyagi and Fukushima. For this reason, the nationwide unemployment rate for the period between March 2011 and August 2011 does not account for these three prefectures.) The seasonally adjusted unemployment rate was 3.3% for July, 3.4% for August, 3.4% for September, 3.1% for October and 3.3% for November in 2015, the most recent five months for which statistics are available.

Official Foreign Exchange Reserves(a)

As of December 31,	Gold(b)	Foreign Exchange	IMF Reserve Position	Special Drawing Rights	Total
	(in millions)
2011	$37,666	$1,220,785	$17,181	$19,745	$1,295,841
2012	40,939	1,193,077	13,697	19,911	1,268,125
2013	29,560	1,202,443	14,202	20,129	1,266,815
2014	29,504	1,199,651	11,993	18,895	1,260,548
2015	26,134	1,179,004	9,531	18,048	1,233,214

(a)	The foreign exchange reserves, which are officially recorded in U.S. dollars by the Ministry of Finance, do not include: (i) net balance of bilateral accounts between the Bank of Japan and foreign central banks, and (ii) foreign exchange holdings of commercial banks.

(b)	Until 1999, gold was valued at SDR 35 per ounce. Since 2000, the valuation of gold has been changed to reflect marked-to-market values.

Source: International Reserves/Foreign Currency Liquidity, Ministry of Finance.

Foreign Exchange Rates

The following table sets forth the high, low and average daily interbank rate for the U.S. dollar against the yen in the Tokyo foreign exchange market for the years indicated.

	2011	2012	2013	2014	2015
Average (Central Rate)	¥79.76	¥79.79	¥97.71	¥105.79	¥121.09
High	85.53	86.63	105.41	121.86	125.66
Low	75.52	76.11	86.83	100.76	115.85

Source: Foreign Exchange, Bank of Japan.

Revenues, Expenditures and Budgets

The following tables set forth information with respect to the General Account, the Special Accounts and the Government Affiliated Agencies for JFY 2009 through JFY 2014, and the budget for JFY 2015.

Summary of Consolidated General and Special Accounts(a)

	JFY 2009	JFY 2010	JFY 2011	JFY 2012	JFY 2013	JFY 2014	JFY 2015 Initial Budget
	(in billions)
REVENUES
Total Revenues, General Account	¥107,114	¥100,535	¥109,980	¥107,762	¥106,045	¥104,679	¥96,342
Total Revenues, Special Accounts	377,893	386,985	409,924	412,533	422,851	406,736	406,498
Less: Inter-Account Transactions(b)	238,727	241,815	256,287	254,270	257,185	263,951	263,345

Total Consolidated Revenues	¥246,280	¥245,704	¥263,616	¥266,025	¥271,710	¥247,464	¥239,495

EXPENDITURES
Total Expenditures, General Account	¥100,973	¥95,312	¥100,715	¥97,087	¥100,189	¥98,813	¥96,342
Total Expenditures, Special Accounts	348,060	345,074	376,463	377,012	382,717	390,202	403,553
Less: Inter-Account Transactions(b)	236,323	239,158	253,564	252,246	255,221	262,259	261,917

Total Consolidated Expenditures	¥212,710	¥201,228	¥223,615	¥221,853	¥227,684	¥226,756	¥237,978

Surplus of Consolidated Revenues over Consolidated Expenditures	¥33,570	¥44,476	¥40,001	¥44,173	¥44,026	¥20,708	¥1,517

(a)	Because of the manner in which the government accounts are kept, it is not practicable to show a consolidation of the Government Affiliated Agencies with the General and Special Accounts.
(b)	Inter-Account Transactions include transfers between the General Account and the Special Accounts, transfers between the Special Accounts, and transfers between sub-accounts of the Special Accounts.

Source: Budget, Ministry of Finance.

General Account

	JFY 2009	JFY 2010	JFY 2011	JFY 2012	JFY 2013	JFY 2014	JFY 2015 Initial Budget
	(in billions)
REVENUES
Tax and Stamp Revenues	¥38,733	¥41,487	¥42,833	¥43,931	¥46,953	¥53,971	¥54,525
Carried-over Surplus	4,511	6,141	5,222	9,264	10,675	5,836	2
Government Bond Issues	51,955	42,303	54,048	50,049	43,455	38,493	36,863
Income from Operations	15	15	16	16	44	45	44
Gains from Deposition of Assets	145	785	289	227	328	1,479	289
Miscellaneous Receipts	11,755	9,803	7,571	4,274	4,591	4,856	4,619

Total Revenues	¥107,114	¥100,535	¥109,980	¥107,762	¥106,045	¥104,679	¥96,342

EXPENDITURES
Local Allocation Tax Grants, etc.	¥16,573	¥18,790	¥19,451	¥16,885	¥17,553	¥17,096	¥15,536
National Debt Service	18,445	19,544	19,628	21,011	21,294	22,186	23,451
Social Security	28,716	28,249	29,778	29,198	29,232	30,171	31,530
Public Works	8,353	5,803	5,915	5,776	7,975	7,321	5,971
Education and Science	6,158	6,051	6,036	5,961	6,161	5,866	5,361
National Defense	4,811	4,670	4,818	4,762	4,792	5,063	4,980
Former Military Personnel Pensions	781	709	639	570	504	444	393
Economic Assistance	801	746	620	624	651	655	506
Food Supply	1,036	1,122	1,438	1,353	1,172	1,074	1,042
Energy	994	845	954	847	963	1,303	899
Promotion of SMEs	2,915	830	2,191	825	504	417	186
Miscellaneous	11,391	7,235	9,249	9,277	9,387	7,218	6,138
Contingencies	—	—	—	—	—	—	350
Carryback of settlement deficit compensation for JFY 2008	—	718	—	—	—	—	—

Total Expenditures	¥100,973	¥95,312	¥100,715	¥97,087	¥100,189	¥98,813	¥96,342

Surplus of Revenues over Expenditures	¥6,141	¥5,222	¥9,264	¥10,675	¥5,856	¥—	¥—

Source: Budget, Ministry of Finance.

Special Accounts

	JFY 2009		JFY 2010		JFY 2011		JFY 2012		JFY 2013		JFY 2014		JFY 2015 Initial Budget
	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.
	(in billions)
Fiscal Investment and Loan Program	¥39,299	¥37,749	¥29,351	¥28,079	¥38,473	¥37,177	¥34,888	¥33,935	¥30,813	¥30,043	¥36,114	¥35,052	¥33,940	¥33,736
Government Bonds Consolidation Fund	186,333	165,602	201,934	171,204	212,630	190,955	214,608	192,159	225,010	198,623	207,469	204,398	206,845	206,845
Foreign Exchange Fund	3,106	183	3,470	489	2,925	368	2,991	138	3,327	118	3,492	78	2,622	1,609
Local Allocation and Local Transfer Tax	52,214	51,435	55,315	53,421	57,116	55,047	55,720	54,328	56,131	53,815	55,959	53,903	53,717	52,576
Measure for Energy	2,650	2,361	2,509	2,238	3,287	2,928	5,243	4,451	7,437	6,343	8,542	7,650	11,501	11,327
Seamen’s Insurances(a)	55	48	—	—	—	—	—	—	—	—	—	—	—	—
National Advanced Medical Center(b)	208	167	—	—	—	—	—	—	—	—	—	—	—	—
Pensions	75,649	74,612	79,184	75,936	80,527	76,418	80,127	76,579	78,204	76,873	80,362	77,311	84,022	84,022
Stable Supply of Foodstuff(c)	2,387	2,231	2,064	1,880	2,073	1,860	1,895	1,675	1,650	1,434	1,187	978	1,431	1,415
Agricultural Mutual Aid Reinsurance(c)	103	62	108	81	95	53	95	44	95	42	—	—	—	—
National Forest Service(d)	498	488	458	457	461	461	533	470	—	—	—	—	—	—
Debt Management of National Forest and Field Service(d)	—	—	—	—	—	—	—	—	301	301	312	312	323	323
Trade Reinsurance	148	61	91	59	44	4	78	9	48	15	81	3	220	220
Automobile Safety	131	63	124	58	119	55	118	47	121	47	544	394	497	428
Infrastructure Development(e)	7,131	5,809	4,698	4,195	3,945	3,651	4,173	3,690	5,729	4,380	—	—	—	—
Labor Insurance	7,237	6,869	7,112	6,703	7,257	6,778	6,561	6,183	6,714	6,145	6,863	6,209	7,020	6,864
Reconstruction from the Great East Japan Earthquake	—	—	—	—	—	—	5,022	3,152	6,770	4,407	5,357	3,792	3,909	3,909
Others	743	318	566	274	972	708	481	151	499	132	455	123	452	280

Total Revenues and Expenditures(f)	¥377,893	¥348,060	¥386,985	¥345,074	¥409,924	¥376,463	¥412,533	¥377,012	¥422,851	¥382,717	¥406,736	¥390,202	¥406,498	¥403,553

(a)	Account abolished as of January 1, 2010.
(b)	Account abolished as of March 31, 2010.
(c)	The account of “Agricultural Mutual Aid Reinsurance” was integrated into the account of “Stable Supply of Foodstuff” effective JFY 2014.
(d)	The account of “National Forest Service” was abolished and a new account “Debt Management of National Forest and Field Service” was established effective JFY 2013.
(e)	The account was abolished effective JFY 2014.
(f)	Without adjustment for inter-account transactions. Total Revenues and Expenditures may differ from the actual totals of the listed accounts due to rounding.

Source: Budget, Ministry of Finance.

Government Affiliated Agencies

	JFY 2009		JFY 2010		JFY 2011		JFY 2012		JFY 2013		JFY 2014		JFY 2015 Budget
	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.
	(in billions)
Total	¥1,277	¥1,530	¥1,204	¥1,406	¥1,171	¥1,274	¥1,183	¥1,216	¥1,147	¥1,133	¥1,129	¥1,000	¥1,835	¥2,216

Source: Budget, Ministry of Finance.

SUMMARY FINANCIAL INFORMATION

JAPAN BANK FOR INTERNATIONAL COOPERATION

SUMMARY UNAUDITED JAPANESE GAAP FINANCIAL INFORMATION AS OF AND FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2015

The table below sets forth the summary unaudited financial information of JBIC as of and for the six months ended September 30, 2015, prepared in accordance with Japanese GAAP.

Balance Sheet

As of September 30, 2015
(in millions of yen)
Assets:
Cash and due from banks	¥928,506
Cash	0
Due from banks	928,506
Securities	302,745
Other securities	302,745
Loans and bills discounted	14,459,687
Loans on deeds	14,459,687
Other assets	399,083
Prepaid expenses	377
Accrued income	46,584
Derivatives other than for trading-assets	26,728
Cash collateral paid for financial instruments	324,340
Other	1,052
Property, plant and equipment	27,831
Buildings	2,905
Land	24,427
Lease assets	18
Other	480
Intangible assets	2,790
Software	2,790
Customers’ liabilities for acceptances and guarantees	2,587,892
Allowance for loan losses	(116,473)

Total Assets	¥18,592,064

As of September 30, 2015
(in millions of yen)
Liabilities:
Borrowed money	¥9,634,698
Borrowings	9,634,698
Bonds payable	3,063,188
Other liabilities	834,161
Accrued expenses	33,723
Unearned revenue	62,767
Derivatives other than for trading-assets	721,311
Cash collateral received for financial instruments	15,890
Lease obligations	24
Other	444
Provision for bonuses	489
Provision for directors’ bonuses	6
Provision for retirement benefits	6,111
Provision for directors’ retirement benefits	33
Acceptances and guarantees	2,587,892

Total liabilities	16,126,582

Net assets:
Capital stock(a)	1,391,000
Retained earnings	989,515
Legal retained earnings	929,368
Other retained earnings	60,147
Retained earnings brought forward	60,147
Total shareholders’ equity	2,380,515
Valuation difference on available-for-sale securities	11,696
Deferred gains or losses on hedges	73,268
Total Valuation and translation adjustments	84,965

Total net assets	¥2,465,481

Total liabilities and net assets	¥18,592,064

(a)	The capital stock of JBIC is composed of one class which is entirely held by the Government of Japan. As of the date of this Supplement, JBIC had ¥1,391,000 million of capital stock.

Statement of Operations

The six months ended September 30, 2015
(in millions of yen)
Ordinary income:	¥131,846
Interest income	109,826
Interest on loans and discounts	97,260
Interest and dividends on securities	2,381
Interest on receivables under resale agreements	4
Interest on deposits with banks	1,331
Interest on interest swaps	8,712
Other interest income	135
Fees and Commissions	10,938
Other fees and commissions	10,938
Other ordinary income	1,365
Gain on foreign exchange transactions	1,365
Income from derivatives other than for trading or hedging	1
Other income	9,714
Recoveries of written-off claims	0
Gain on sales of stocks and other securities	4
Gain on investments in partnerships	9,612
Other	97
Ordinary expenses:	71,738
Interest expenses	60,974
Interest on borrowings and rediscounts	26,316
Interest on bonds	34,653
Other interest expenses	3
Fees and commissions payments	737
Other fees and commissions	737
Other ordinary expenses	787
Amortization of bond issuance cost	491
Other	295
General and administrative expenses	8,127
Other expenses	1,111
Provision of allowance for loan losses	980
Loss on sales of stocks and other securities	130
Ordinary profit	60,107
Extraordinary income	40
Gain on disposal of noncurrent assets	40
Extraordinary loss	—
Net income	¥60,147

The ordinary income for the six months ended September 30, 2015 was ¥131,846 million. Interest income, which amounted to ¥109,826 million, accounted for most of this income.

The ordinary expenses for the six months ended September 30, 2015 were ¥71,738 million. Interest expense, which amounted to ¥60,974 million, accounted for most of these expenses.

For the six months ended September 30, 2015, we recorded net income of ¥60,147 million.

Statements of Cash Flows

The six months ended September 30, 2015
(in millions of yen)
Cash flow from operating activities
Net income	¥60,147
Depreciation and amortization	645
Increase (decrease) in allowance for loan losses	980
Increase (decrease) in provision for bonuses	(11)
Increase (decrease) in provision for directors’ bonuses	0
Increase (decrease) in provision for retirement benefits	(284)
Increase (decrease) in provision for directors’ retirement benefits	3
Gain on fund management	(109,826)
Financing expenses	60,974
Loss (gain) related to securities	(9,485)
Loss (gain) on disposal of noncurrent assets	(40)
Net decrease (increase) in loans and bills discounted	(26,737)
Net increase (decrease) in borrowed money	209,382
Net decrease (increase) in deposit (excluding deposit paid to Bank of Japan)	(94,167)
Increase (decrease) in straight bonds-issuance and redemption	12,889
Proceeds from fund management	106,865
Payments for finance	(54,117)
Other	(77,505)

Subtotal	79,713

Net cash provided by (used in) operating activities	79,713

Cash flow from investing activities
Purchase of securities	(42,788)
Proceeds from sales of securities	3,174
Proceeds from redemption of securities	7,228
Purchase of property, plant and equipment	(10)
Proceeds from sales of property, plant and equipment	329
Purchase of intangible assets	(111)

Net cash provided by (used in) investing activities	(32,178)

Cash flow from financing activities
Repayments of lease obligations	(6)
Payment to national treasury	(63,684)

Net cash provided by (used in) financing activities	(63,691)

Effect of exchange rate change on cash and cash equivalents	—

Net increase (decrease) in cash and cash equivalents	(16,157)

Cash and cash equivalents at beginning of period	40,651

Cash and cash equivalents at end of period	¥24,494

USE OF PROCEEDS

We will use the net proceeds of the issue of the bonds, which we estimate will be approximately $•, for our financing operations.

DESCRIPTION OF THE BONDS AND GUARANTEE

The following terms of the bonds and the guarantee of Japan supplement the description of the general terms of our debt securities under “Description of the Debt Securities and Guarantee” in the SEC Base Prospectus. For more information, you should refer to the fiscal agency agreement relating to the bonds, a copy of the form of which is to be filed as an exhibit to an amendment to the JBIC 18-K 2015, on •, 2016.

General

The bonds will be issued pursuant to a fiscal agency agreement, dated as of •, 2016 (New York City time)/•, 2016 (Tokyo time), among us, Japan, The Bank of Tokyo-Mitsubishi UFJ, Ltd., London Branch, as fiscal agent, principal paying agent and transfer agent and MUFG Union Bank, N.A., as U.S. representative of the fiscal agent, principal paying agent and transfer agent. The aggregate principal amount of the bonds will be $•. The bonds will mature at par on •.

The bonds will bear interest at the rate per year shown on the front cover of this Supplement, payable in equal semi-annual installments, accruing from •, 2016. The interest payment dates are • and •, commencing •, 2016. Interest will be payable to the person in whose name the bond is registered at 6:00 p.m., New York City time on the fifteenth day before the interest payment occurs. Whenever it is necessary to compute any amount of interest in respect of the bonds, that interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

If a date for payment of principal or interest on the bonds falls on a day that is not a business day, the related payment of principal, premium, if any, or interest may be made on the next succeeding business day as if made on the date the payment was due and no interest will accrue in respect of such delay. For purposes of this paragraph, “business day” means any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in: (a) the relevant place of payment and (b) The City of New York, London and Tokyo.

Other than as described below under “—Redemption”, we may not redeem the bonds prior to maturity. The bonds will not be subject to a sinking fund.

Japan unconditionally and irrevocably guarantees the payment of principal of, interest on, and any additional amounts of, the bonds.

The bonds will be our direct, unsecured debt securities obligations and rank pari passu and be payable without any preference among themselves and at least equally with all of our other unsecured debt securities obligations from time to time outstanding, which rank senior to our unsecured general obligations not represented by debt securities, provided, however, that certain obligations in respect of national and local taxes and certain preferential rights granted by, among others, the Japanese Civil Code to certain specified types of creditors, such as preferential rights of employees to wages, will have preference.

Additional terms of the bonds and the guarantee of Japan are described in the SEC Base Prospectus under “Description of the Debt Securities and Guarantee”.

The Bank of Tokyo-Mitsubishi UFJ, Ltd., London Branch has its principal corporate office at Ropemaker Place, 25 Ropemaker Street, London EC2Y 9AN. Under the fiscal agency agreement, the fiscal agent will act in part through its U.S. representative, MUFG Union Bank, N.A., which has an office at 1251 Avenue of the Americas, 19th Floor, New York, N.Y. 10020. In acting as the fiscal agent for the bonds, The Bank of Tokyo-Mitsubishi UFJ, Ltd., London Branch (or its U.S. representative, as applicable), is the agent of JBIC and Japan, is not a trustee or agent for the holders of the bonds and does not have the same responsibilities or duties to act for such holders as would a trustee or agent. We may maintain deposit accounts and conduct other banking transactions in the ordinary course of business with the fiscal agent.

Acceleration of Maturity

This section supersedes the description in the SEC Base Prospectus under the heading “Description of the Debt Securities and Guarantee—Acceleration of Maturity”.

In case of the following types of default, the principal amount of a bond will become due and payable at the option of the registered holder of such bond upon the registered holder’s written notice to the fiscal agent, unless all defaults shall have been cured prior to the receipt of such notice by the fiscal agent:

•	Default in any payment, when due, of principal or interest on any of the bonds, and continuance of such default for a period of 30 days; or

•

Default in the performance by us of any other covenant contained in the bonds, and the continuance of such default for a period of 90 days after written notice thereof to us from the registered holder of the bond is received by the fiscal agent.

The fiscal agency agreement does not require us to furnish to the fiscal agent periodic evidence as to the absence of default.

Additional Amounts

We will pay all amounts that we are required to pay on the bonds without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any taxing authority in Japan (“Taxes”), unless the withholding or deduction of such Taxes is required by law. In that event, we will pay such additional amounts that are necessary so that the net amounts received by any beneficial owner of the bonds after such withholding or deduction will equal the amounts that would have been receivable in the absence of such withholding or deduction.

We will not, however, be obligated to pay any additional amounts:

•	to, or to a third party on behalf of, any beneficial owner of a bond that is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Taxes in respect of this bond by reason of such beneficial owner’s (a) having some connection with Japan other than the mere holding of, or the enforcement of its rights under, this bond or (b) being a Specially-Related Party of JBIC; or

•	to, or to a third party on behalf of, any beneficial owner of a bond that would otherwise be exempt from any such withholding or deduction but that fails to comply with any applicable requirement to provide interest recipient information or to submit a written application for tax exemption to the relevant fiscal agent, or whose interest recipient information is not duly communicated through the Participant (as defined below) and the relevant international clearing organization to such fiscal agent; or

•	to, or to a third party on behalf of, any beneficial owner of a bond that is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation, except for

•	a “designated financial institution” that complies with the requirement to provide the interest recipient information or to submit a written application for tax exemption and

•	an individual resident of Japan or a Japanese corporation that duly notifies the fiscal agent of its status as not being subject to Taxes to be withheld or deducted by reason of such resident or Japanese corporation receiving interest on the bond through a payment handling agent in Japan appointed by it; or

•	more than 30 days after the Relevant Date, except to the extent that any beneficial owner of a bond would have been entitled to additional amounts for payment at the expiration of such 30-day period. By “Relevant Date” we mean the date on which such payment first becomes due, except that, if the amount of the moneys payable has not been received by the fiscal agent on or prior to that due date, “Relevant Date” means the date, after the full amount of such moneys are received, on which notice is duly published as described below under “—Redemption”; or

•	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other European Union Directive implementing the conclusions of the ECOFIN Council meeting of November 26 to 27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

•	to, or to a third party on behalf of, a beneficial owner of this bond who would have been able to avoid such withholding or deduction by presenting the relevant bond to another paying agent in a Member State of the European Union.

Where a bond is held through a participant of an international clearing organization or a financial intermediary, each of which we refer to as a “Participant”, in order to receive payments free of withholding or deduction for, or on account of, any Taxes, if the beneficial owner of the bond is

•	an individual non-resident of Japan or a non-Japanese corporation (other than a Specially-Related Party of JBIC) or

•	a Japanese financial institution falling under certain categories prescribed by the Act on Special Measures Concerning Taxation of Japan, and the Cabinet Order, which we refer to as a “designated financial institution”, that beneficial owner must, at the time it entrusts a Participant with the custody of the bond, provide certain “interest recipient information” prescribed by the Act on Special Measures Concerning Taxation of Japan to enable the Participant to establish that the beneficial owner is exempted from the requirement for Taxes to be withheld or deducted, and advise the Participant if that beneficial owner ceases to be so exempted (including the case where the beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation became a Specially-Related Party of JBIC).

Where a bond is not held by a Participant, in order to receive payments free of withholding or deduction for, or on account of, any Taxes, if the beneficial owner is

•	an individual non-resident of Japan or a non-Japanese corporation (other than a Specially-Related Party of JBIC) or

•	a designated financial institution,

that beneficial owner must, prior to each time it receives interest, submit to the fiscal agent a written application for tax exemption (Hikazei Tekiyo Shinkokusho) in the form obtainable from the fiscal agent. The written application for tax exemption must state, among other things,

•	the name and address (and, if applicable, the Japanese individual or corporation ID number) of the beneficial owner,

•	the title of the bond,

•	the relevant interest payment date,

•	the amount of interest and

•	the fact that the beneficial owner is qualified to submit the written application for tax exemption, together with the documentary evidence regarding its identity and residence.

Redemption

We may redeem all, but not less than all, of the bonds if (i):

•	there is any change in or amendment to the laws or treaties, or any regulations or rulings promulgated under the laws or treaties, of Japan or any political subdivision or taxing authority of Japan or

•	there is any change in official position regarding the application or interpretation of these laws, treaties, regulations or rulings, including a holding, judgment or order by a court of competent jurisdiction, which change, amendment, application or interpretation becomes effective on or after the date we issued the bonds and causes us to pay any additional amounts, as described above under “—Additional Amounts”, and (ii) we cannot avoid the obligation to make such payments by taking reasonable measures available to us.

Before we can redeem the bonds, we must:

•	give the holders of the bonds at least thirty (30) days’ notice and not more than sixty (60) days’ notice in the manner described in “—Notices” below and

•	deliver to the fiscal agent a legal opinion of our counsel or an opinion of a tax consultant confirming that the conditions that must be satisfied for redemption have occurred.

The redemption price for each bond will be equal to 100% of the principal amount of the bond plus accrued interest to the date of redemption and any additional amounts we are required to pay, as described above under “—Additional Amounts”, and will be payable to the person in whose name the bond is registered at 6:00 p.m., New York City time on the fifteenth day before the redemption occurs.

Form, Denominations and Registration

All bonds will be in registered form, without interest coupons attached. Bonds held outside the United States, referred to as the international bonds, will be represented by beneficial interests in the international global bond, in fully registered permanent global form without interest coupons attached, which will be registered in the name of the nominee of the common depositary for, and in respect of interests held through, Euroclear and Clearstream. A beneficial interest in the international global bond may at all times be held only through Euroclear and Clearstream.

Bonds held within the United States, referred to as the DTC bonds, will be represented by beneficial interests in one or more DTC global bonds, in fully registered permanent global form without interest coupons attached, which will be registered in the name of Cede & Co., as nominee for DTC, and which will be deposited on or about •, 2016 with MUFG Union Bank, N.A, as custodian for DTC. In the event there is more than one DTC global bond, they shall collectively be referred to as the DTC global bond.

The international global bond has been assigned a Common Code number of 130786863 and an ISIN number of XS1307868635. The DTC global bond has been assigned a Common Code number of 130851916, an ISIN number of US471048AR97 and a CUSIP number of 471048 AR9.

Beneficial interests in the global bonds will be represented, and transfers will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC, Euroclear or Clearstream. Such beneficial interests will be in denominations of $200,000 and integral multiples of $2,000 in excess thereof. You may hold bonds directly through DTC, Euroclear or Clearstream, if you are a participant in these systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream hold securities on behalf of their participants through customers’ securities accounts in their respective names on the books at their respective depositaries, which in turn can hold such securities in customers’ securities accounts in the depositaries’ names on the books of DTC.

Persons who are not DTC, Euroclear, or Clearstream participants may beneficially own bonds held by DTC and the nominee of the common depositary for Euroclear and Clearstream only through direct or indirect participants in DTC, Euroclear, or Clearstream. So long as Cede & Co., as the nominee of DTC, and the nominee of the common depositary for Euroclear and Clearstream are the registered owners of the global bonds, Cede & Co. and the nominee of the common depositary for Euroclear and Clearstream for all purposes will be considered the sole holders of the bonds under the fiscal agency agreement and the bonds. Except as provided below, owners of beneficial interests in the global bonds will not be entitled to have bonds registered in their names, will not receive or be entitled to receive physical delivery of bonds in definitive form and will not be considered the holders thereof under the fiscal agency agreement or the bonds. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the bonds for the amount so paid. Accordingly, any person owning a beneficial interest in the global bonds must rely on the procedures of DTC, Euroclear or Clearstream, and, if such person is not a participant in DTC, Euroclear, or Clearstream, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder of bonds. We understand that, under existing industry practice, in the event that any owner of a beneficial interest in the DTC global bonds desires to take any action that Cede & Co., as the holder of the global bonds, is entitled to take, Cede & Co. would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC may grant proxies or authorize its DTC participants, or persons holding beneficial interests in the bonds through such DTC participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the fiscal agency agreement or the U.S. dollar-denominated bonds.

The fiscal agent will not charge you any fees for the bonds, other than reasonable fees and indemnity satisfactory to the fiscal agent for the replacement of lost, stolen, mutilated or destroyed bonds. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

Payment

Owners of beneficial interests in the global bonds will receive all payment in U.S. dollars.

Payment of principal and interest on the global bonds will be made to DTC and the common depositary for Euroclear and Clearstream, or the nominee thereof, as the case may be, as the registered owner of the global bonds.

Upon receipt of any payment of principal of or interest on the global bonds, DTC will credit its participants’ accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of the global bonds as shown on the records of DTC. Payments by DTC participants to owners of beneficial interests in the global bonds held through such participants will be the responsibility of such participants, as is now the case with securities held for the accounts of customers registered in “street name”.

Distributions with respect to bonds held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear participants or Clearstream participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Neither we nor the fiscal agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global bond or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

If a date for payment of principal or interest on the bonds falls on a day that is not a business day, then the related payment of principal, premium, if any, or interest may be made on the next succeeding business day as if made on the date the payment was due and no interest will accrue in respect of such delay. For purposes of this paragraph, “business day” means any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in: (a) the relevant place of payment and (b) The City of New York, London and Tokyo.

The record date for purposes of payments of principal and interest will be, in respect of each such payment, the 15th calendar day prior to the relevant payment date.

Further Issues

We may from time to time, without notice to or the consent of the registered holders of the bonds, create and issue further bonds ranking pari passu with the bonds in all respects, or in all respects except for

•	the payment of interest accruing prior to the issue date of any further bonds or

•	the first payment of interest following the issue date of any further bonds,

so that those further bonds would be consolidated and form a single series with the bonds and would have the same terms as to status, redemption or otherwise as the bonds. Any further bonds will be issued subject to a supplement to the fiscal agency agreement.

Prescription

Bonds will become void unless surrendered for payment within a period of ten years from the date on which the payment in respect thereof first becomes due or, if the full amount of the money has not been received by the fiscal agent on or prior to such due date, the date on which the full amount of such money having been so received, notice to that effect shall have been given to the holders.

Meeting of Bondholders

The fiscal agency agreement does not contain provisions for convening meetings of holders of the bonds.

Exchange of Interests in Global Bonds for Bond Certificates

Except in the limited circumstances described below, owners of beneficial interests in the global bonds will not be entitled to have bonds registered in their names, will not receive or be entitled to receive physical delivery of bond certificates in definitive registered form and will not be considered owners or holders thereof under the fiscal agency agreement.

Registration of title to DTC bonds initially represented by the DTC global bond in a name other than DTC or successor depositary or one of their respective nominees will not be permitted unless such depositary notifies us that it is no longer willing or able to discharge properly its responsibilities as depositary with respect to the DTC global bond or ceases to be a “clearing agency” registered under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), or is at any time no longer eligible to act as such, and we are unable to locate a qualified successor within 90 days of receiving notice of such ineligibility on the part of such depositary, in which case notice will be given as described below in “—Notices”.

Registration of title to international bonds initially represented by the international global bond in a name other than the common depositary for Euroclear and Clearstream will not be accepted unless Euroclear or Clearstream is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business, in which case notice will be given as described below in “—Notices”.

We may also at any time and in our sole discretion determine not to have any of the bonds represented by the global bonds. In such event, we will issue or cause to be issued bonds in definitive registered form in exchange for the bonds represented by the global bonds. Such bonds issued in definitive registered form will be issued only in fully registered form, without coupons, in denominations of $200,000 and integral multiples of $2,000 in excess thereof. Any bonds so issued will be registered in such names, and in such denominations, as DTC, Euroclear or Clearstream, as the case may be, shall request. Such bonds may be presented for registration of transfer or exchange at the office of the fiscal agent or one of its agents in The City of New York or London, and principal thereof and interest thereon will be payable at such office of the fiscal agent, provided that interest thereon may be paid to the registered holders of the definitive registered bonds as described below. Exchange of the global bonds for definitive registered bonds will be made free of charge for the bondholders.

Distribution of principal of and interest on any definitive registered bonds will be made by the fiscal agent directly to registered holders of the definitive registered bonds in accordance with the procedures described in this Supplement and in the fiscal agency agreement. Interest payments and any principal payments on each payment date will be made to holders of the definitive registered bonds in whose names the definitive registered bonds were registered at the close of business on the related record date. Distributions will be made by wire transfer or by check mailed to the addresses of such holders as they appear on the register maintained by the fiscal agent. The final payment on any definitive registered bond, however, will be made only upon presentation and surrender of such definitive registered bond at the office of the fiscal agent on a payment date that is a business day in the place of presentation. The fiscal agent will provide notice to registered holders mailed not later than fifteen (15) days before such final distribution.

Definitive registered bonds will be transferable and exchangeable at the offices of the fiscal agent or at the offices of our other agents in the City of New York or London. No service charge will be imposed for any registration of transfer or exchange, but the fiscal agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. Neither the fiscal agent nor any transfer agent will be required to (a) exchange or register the transfer of any definitive registered bonds selected for redemption, or (b) exchange or register the transfer of definitive registered bonds for the period from the record date preceding the due date for any payment to the payment date with respect to such definitive registered bonds.

Notices

All notices will be published in a daily newspaper in English of general circulation in London (expected to be the Financial Times) and in New York City (expected to be The Wall Street Journal), provided that for so long as any bonds are represented by the global bond, notices may be given by delivery of the relevant notice to DTC, Euroclear and Clearstream, for communication by them to their respective participants in substitution for publication in any such newspaper. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper selected by us with general circulation in the respective market regions. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made.

In addition, so long as the bonds are listed on the official list of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF Market and it is required by the rules of such exchange, all notices to holders of bonds will be published in English:

(1)	in a leading newspaper having a general circulation in Luxembourg (which currently is expected to be Luxemburger Wort); or

(2)	on the website of the Luxembourg Stock Exchange at www.bourse.lu.

GLOBAL CLEARANCE AND SETTLEMENT

Although DTC, Euroclear and Clearstream have agreed to the procedures provided below in order to facilitate transfers of bonds among their participants, they are under no obligation to perform these procedures and they may modify or discontinue these procedures at any time. None of JBIC, Japan, the fiscal agent, any paying agent, any underwriter or any affiliate of any of the above, or any person by whom any of the above is controlled for the purposes of the United States Securities Act of 1933, as amended (the “Securities Act”), will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations or for the sufficiency for any purpose of the agreements described below.

DTC, Euroclear and Clearstream have advised as follows:

The Clearing Systems

DTC

DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. DTC participants include:

•	Euroclear and Clearstream;

•	securities brokers and dealers;

•	banks;

•	trust companies; and

•	clearing corporations.

DTC participants also may include certain other organizations such as the underwriters. Indirect access to the DTC system also is available to indirect DTC participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

Because DTC can act only on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of an owner of a beneficial interest in the global bonds to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be limited by the lack of a definitive certificate for such interest. The laws of some jurisdictions require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in the global bonds to such persons may be limited. In addition, beneficial owners of bonds through the DTC system will receive distributions of principal and interest on the bonds only through DTC participants.

Euroclear and Clearstream

Euroclear and Clearstream hold securities for participating organizations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of such participants. Euroclear and Clearstream provide to their participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations and include certain of the underwriters. Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.

Initial Settlement

Investors electing to hold their bonds through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their bonds through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Bonds will be credited to the securities custody accounts of Euroclear holders and of Clearstream holders against payment in same-day funds on the settlement date.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any bonds where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC participants

Secondary market sales of book-entry interests in the DTC bonds between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to United States corporate debt obligations if payment is effected in U.S. dollars, or free of payment if payment is not effected in U.S. dollars. Where payment is not effected in U.S. dollars, separate payment arrangements outside DTC are required to be made between the DTC participants.

Trading between Euroclear and/or Clearstream participants

Secondary market sales of book-entry interests in the bonds held through Euroclear or Clearstream to purchasers of book-entry interests in the international bonds through Euroclear or Clearstream will be conducted in accordance with the normal rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in registered form.

Trading between DTC seller and Euroclear or Clearstream purchaser

When book-entry interests in bonds are to be transferred from the account of a DTC participant holding a beneficial interest in a DTC global bond to the account of a Euroclear or Clearstream accountholder wishing to purchase a beneficial interest in an international global bond, the DTC participant will deliver instructions for delivery to the relevant Euroclear or Clearstream accountholder to DTC by 12:00 noon, New York City time, on the settlement date. Separate payment arrangements are required to be made between the DTC participant and the relevant Euroclear or Clearstream accountholder. On the settlement date, the custodian, MUFG Union Bank, N.A., will instruct the fiscal agent to:

•	decrease the amount of bonds registered in the name of Cede & Co. and evidenced by the DTC global bonds; and

•

increase the amount of bonds registered in the name of the nominee of the common depositary for Euroclear and Clearstream, and evidenced by the international global bond. Book-entry interests will be delivered free of payment to Euroclear or Clearstream as the case may be, for credit to the relevant accountholder on the first business day following the settlement date.

Trading between Euroclear or Clearstream seller and DTC purchaser

When book-entry interests in the bonds are to be transferred from the account of a Euroclear or Clearstream accountholder to the account of a DTC participant wishing to purchase a beneficial interest in the DTC global bond, the Euroclear or Clearstream participant must send to Euroclear or Clearstream delivery free of payment instructions by 7:45 p.m., Luxembourg time, one business day prior to the settlement date. Euroclear or Clearstream, as the case may be, will in turn transmit appropriate instructions to the common depositary for Euroclear and Clearstream and the fiscal agent to arrange delivery to the DTC participant on the settlement date. Separate payment arrangements are required to be made between the DTC participant and the relevant Euroclear or Clearstream accountholder, as the case may be. On the settlement date, the common depositary for Euroclear and Clearstream will:

•	transmit appropriate instructions to the custodian, MUFG Union Bank, N.A., who will in turn deliver such book-entry interests in the bonds free of payment to the relevant account of the DTC participants; and

•	instruct the fiscal agent to:

•	decrease the amount of bonds registered in the name of the nominee of the common depositary for Euroclear and Clearstream, and evidenced by the international global bond; and

•	increase the amount of bonds registered in the name of Cede & Co. and evidenced by the DTC global bond.

So long as the international global bond is held on behalf of Euroclear and Clearstream or on behalf of any other clearing system, referred to as an alternative clearing system, notices to holders of bonds represented by a beneficial interest in the international global bond may be given by delivery of the relevant notice to Euroclear, Clearstream or the alternative clearing system, as the case may be, and so long as the DTC global bond is held on behalf of DTC, or an alternative clearing system, notices to holders of bonds represented by a beneficial interest in the DTC global bond may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

TAXATION

Additional Japanese Taxation Considerations

Please consult your own tax advisor concerning the consequences of owning these bonds in your particular circumstances under the tax laws and regulations in Japan.

Special Additional Tax for Reconstruction from the Great East Japan Earthquake. Due to the imposition of a special additional withholding tax of 0.315% (or 2.1% of 15%) to secure funds for reconstruction from the Great East Japan Earthquake, the withholding tax rate has been effectively increased from 15% to 15.315% during the period beginning on January 1, 2013 and ending on December 31, 2037. There is also certain special additional tax imposed upon regular income tax for a certain period.

Tax Withholding Rules for Resident Investors. If the recipient of interest on the Debt Securities is an individual resident of Japan or a Japanese corporation for Japanese tax purposes, as described below, regardless of whether such recipient is a Specially-Related Party of JBIC, in addition to any applicable local tax, income tax will be withheld at the rate of 15.315% of the amount of such interest, if such interest is paid to an individual resident of Japan or a Japanese corporation (except for (i) a Designated Financial Institution (as defined below) which complies with the requirement for tax exemption under Article 6, Paragraph (9) of the Act on Special Measures Concerning Taxation of Japan, or (ii) a Public Corporation, etc. (as defined below) or a Specified Financial Institution (as defined below) to which such interest is paid through the Japanese Custodian (as defined below) in compliance with the requirement for tax exemption under Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation of Japan, as amended.):

In addition to the withholding tax consequences upon resident investors as explained in this section, resident investors should consult their own tax advisors regarding regular income tax or corporate tax consequences other than by way of withholding, bearing in mind, especially for individual residents of Japan, the change to the taxation regime of bonds which took effect on January 1, 2016.

•	If the recipient of interest on any Debt Securities is an individual resident of Japan or a Japanese corporation other than any of the following institutions that complies with the requirement described below:

•	Japanese banks;

•	Japanese insurance companies;

•	Japanese “financial instruments business operators” (as such term is defined by the Financial Instruments and Exchange Act of Japan);

•	other Japanese financial institutions that fall under certain categories prescribed by the relevant cabinet order under Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation of Japan (such institutions, together with Japanese banks, insurance companies and financial instruments business operators, are called “Specified Financial Institutions”); or

•	Japanese public corporations or Japanese public-interest corporations designated by the relevant law (Koukyo hojin tou) (“Public Corporations, etc.”),

and such recipient receives payment of interest through certain payment handling agents in Japan (“Japanese Payment Handling Agents”), such agents will withhold income tax at the rate of 15.315% of the amount of such interest. As JBIC is not in a position to know in advance the recipient’s status, the recipient of interest falling under this category should inform JBIC through the paying agent of its status in a timely manner. Failure to do so may result in temporary double withholding.

•	If the recipient of interest on any Debt Securities is:

•	a Public Corporation, etc. that keeps such Debt Securities deposited with, and receives the interest on such Debt Securities through, a Japanese Payment Handling Agent with custody of the Debt Securities (the “Japanese Custodian”); or

•	a Specified Financial Institution that keeps such Debt Securities deposited with, and receives the interest on such Debt Securities through, the Japanese Custodian,

and such recipient submits through the Japanese Custodian, to the competent tax authority, the report prescribed by the Act, no withholding tax will be imposed on such interest. However, since JBIC is not in a position to know in advance the recipient’s withholding tax exemption status, the recipient of interest falling under this category should inform JBIC through the paying agent of its status in a timely manner. Failure to so notify JBIC may result in the withholding by JBIC of a 15.315% income tax.

•	If the recipient of interest on any Debt Securities is an individual resident of Japan or a Japanese corporation (except for a Designated Financial Institution which complies with the requirements described below), and receives interest not through a Japanese Payment Handling Agent, income tax at the rate of 15.315% of the amount of such interest will be withheld by JBIC.

•	If the recipient of interest on any Debt Securities is:

•	a Japanese bank;

•	a Japanese insurance company;

•	a Japanese financial instruments business operator; or

•	any other Japanese financial institution that falls under one of certain categories prescribed by the relevant cabinet order under Article 6, Paragraph (9) of the Act on Special Measures Concerning Taxation of Japan (each a “Designated Financial Institution”), and such recipient receives interest not through a Japanese Payment Handling Agent and complies with, among others, the requirement to provide the interest recipient information or to submit the written application for tax exemption, as the case may be, no withholding tax will be imposed.

Additional United States Taxation Considerations

This section supplements and to the extent inconsistent, supersedes the description in the SEC Base Prospectus under “Description of the Debt Securities and Guarantee—United States Taxation” of the material United States federal income tax consequences of owning the bonds we are offering, and is subject to the limitations and exceptions set forth therein. It is the opinion of Morrison & Foerster LLP, United States counsel to the underwriters.

Please consult your own tax advisor concerning the consequences of owning these bonds in your particular circumstances under the U.S. Internal Revenue Code and the laws of any other taxing jurisdiction.

Foreign Account Tax Compliance Withholding

Possible FATCA withholding after 2016. Provisions of the U.S. Internal Revenue Code and U.S. Treasury regulations thereunder commonly known as “FATCA” may impose 30% withholding on certain “foreign passthru payments” made to certain holders (as described below) by a non-U.S. financial institution that has entered into an agreement with the Internal Revenue Service (the “IRS”) (an “FFI Agreement”) to perform certain diligence and reporting obligations with respect to the financial institution’s U.S.-owned accounts (each such non-U.S. financial institution, a “Participating Foreign Financial Institution”). A Participating Foreign Financial Institution may be required to withhold 30% from payments on the bonds to foreign financial institutions which are not Participating Foreign Financial Institutions and to certain other holders to the extent such payments are considered foreign passthru payments. However, the term “foreign passthru payment” is not defined in the applicable U.S. Treasury regulations, and it is not at all clear whether or to what extent payments on securities such as the bonds would be considered foreign passthru payments that are subject to withholding under FATCA. The United States has entered into an intergovernmental agreement with Japan under which the Japanese authorities have committed to work together with the United States to develop a practical and effective alternative approach to achieve the policy objectives of foreign passthru payment withholding that minimizes burdens. But it is also not at all clear to what extent intergovernmental agreements entered into between the United States and other jurisdictions (including Japan) may modify the requirement to withhold on foreign passthru payments. Withholding on foreign passthru payments would not be required with respect to payments made before January 1, 2017.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement which we expect will be entered into on •, 2016 (New York City time)/•, 2016 (Tokyo time), we have agreed to sell to each of the underwriters named below, and each of the underwriters, for whom Nomura Securities International, Inc., Barclays Bank PLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and J.P. Morgan Securities plc are acting as representatives, has severally agreed to purchase, the principal amount of bonds set forth opposite its name below:

Underwriter	Principal Amount
Nomura Securities International, Inc.	$•
Barclays Bank PLC	•
Merrill Lynch, Pierce, Fenner & Smith Incorporated	•
J.P. Morgan Securities plc	•

Total	$•

The underwriters are obligated to purchase all of the bonds if they purchase any of the bonds.

The underwriters are offering the bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the bonds, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters propose to offer the bonds directly to the public at the respective prices set forth on the cover page of this Supplement. After the bonds are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.

We are offering the bonds for sale only in those jurisdictions in the United States, Europe and Asia other than Japan (subject to certain exceptions) where it is legal to make such offers.

Certain of the underwriters have agreed to act through their respective U.S. affiliate or other U.S. broker-dealer when offering the bonds for sale in the United States.

The bonds have not been and will not be registered under the Financial Instruments and Exchange Act of Japan and are subject to the Act on Special Measures Concerning Taxation of Japan. Each underwriter has represented and agreed that, (I) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any bonds in Japan, or to any person resident in Japan for Japanese securities law purposes (including any corporation or entity organized under the laws of Japan), except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act of Japan and any other applicable laws, regulations and ministerial guidelines of Japan; and, (II) it has not offered or sold, and will not offer or sell as part of its initial distribution at any time, any of the bonds to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither (a) an individual resident of Japan or a Japanese corporation, nor (b) an individual non-resident of Japan or a non-Japanese corporation that in either case is a Specially-Related Party of JBIC as described in Article 6, Paragraph 4 of the Act on Special Measures Concerning Taxation of Japan or (ii) a Japanese financial institution, designated in Article 3-2-2, Paragraph (29) of the Cabinet Order.

Each of the underwriters has represented and agreed that the bonds subscribed by it will be subscribed by it as principal.

Each of the underwriters has agreed that it will not offer, sell or deliver any of the bonds, directly or indirectly, or distribute this Supplement or the SEC Base Prospectus or any other offering material relating to the bonds, in or from any jurisdiction outside the United States except under the circumstances that will to the best knowledge and belief of such underwriter result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on JBIC or Japan except as set forth in the underwriting agreement.

Each underwriter has represented, warranted and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of any bonds in circumstances in which section 21(1) of the FSMA does not apply to JBIC or Japan; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the bonds in, from or otherwise involving the United Kingdom.

The bonds are a new issue of securities with no established trading market. We have been advised by the representatives of the underwriters that the representatives intend to make a market in the bonds but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the bonds. If an active public trading market for the bonds does not develop, the market price and liquidity of the bonds may be adversely affected.

In connection with the offering, the Stabilizing Manager may purchase and sell the bonds in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the Stabilizing Manager of a greater principal amount of bonds than it is required to purchase in the offering. The Stabilizing Manager may close out any short position by purchasing bonds in the open market. A short position is more likely to be created if the Stabilizing Manager is concerned that there may be downward pressure on the price of the bonds in the open market prior to the completion of the offering. The Stabilizing Manager may impose a penalty bid. This occurs when the Stabilizing Manager repays to the other underwriters a portion of the underwriting discount received by them because the Stabilizing Manager has repurchased bonds sold by or for their account in stabilizing or short covering transactions. Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of the bonds. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the bonds. As a result, the price of the bonds may be higher than the price that might otherwise exist in the open market. These transactions may be effected in the over-the-counter market or otherwise.

Our expenses, other than underwriting discounts and commissions, in connection with this offering are estimated to be approximately $•, which include our reimbursement of certain of the underwriters’ expenses in connection with this offering, which are estimated to be approximately $•.

We and Japan have agreed severally to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of certain liabilities.

Certain of the underwriters from time to time have performed various investment and commercial banking services for us in the ordinary course of their business. We may engage in a hedging transaction directly or indirectly with one or more of the representatives in connection with the bonds offered hereby.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers.

Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriters or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the bonds offered hereby. Any such short positions could adversely affect future trading prices of the bonds offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Delivery of the bonds will be made on or about •, 2016, which is the 5th business day following the date of this prospectus supplement (this settlement cycle being referred to as (“T+5”)). Under Rule 15c6-1 of the Commission under the Exchange Act, trades in the secondary market generally are required to settle in three (3) business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade bonds prior to settlement may be required, by virtue of the fact that the bonds initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

VALIDITY OF SECURITIES

The validity of the bonds and of the guarantee is being passed upon on behalf of us and Japan by Nagashima Ohno & Tsunematsu. The validity of the bonds and of the guarantee is being passed upon on behalf of the underwriters by Morrison & Foerster LLP. In giving their opinions, Morrison & Foerster LLP may rely as to matters of Japanese law upon the opinion of Nagashima Ohno & Tsunematsu, and Nagashima Ohno & Tsunematsu may rely as to matters of New York law upon the opinion of Morrison & Foerster LLP.

AUTHORIZED AGENTS IN THE UNITED STATES

As of the date of this Supplement, our authorized agent in the United States, for the purpose of the Securities Act, is Nagayoshi Motokawa, whose address is: Representative Office in New York, Japan Bank for International Cooperation, 712 Fifth Avenue, 26th Floor, New York, New York 10019. The authorized agents for Japan are Genichi Osawa located at: Ministry of Finance, Government of Japan, New York Representative Office, 140 Broadway, 18th Floor, New York, New York 10005 and Hiroshi Okada, located at: Embassy of Japan, 2520 Massachusetts Avenue, N.W., Washington D.C. 20008.

GENERAL INFORMATION

Application has been made for the bonds to be listed on the official list of the Luxembourg Stock Exchange and to be traded on the Euro MTF Market.

We expect, but are not obligated to holders of the bonds, to maintain listing of the bonds on the official list of the Luxembourg Stock Exchange and admission of the bonds to trading on the Euro MTF Market. Changed circumstances, including changes in listing requirements, could result in suspension or removal of the listing of the bonds on the Euro MTF Market, or cause us to conclude that continued listing of the bonds on the Euro MTF Market is impossible, impracticable or unduly burdensome, in which case, we may take steps to procure the delisting of the bonds from the official list of the Luxembourg Stock Exchange and withdrawal of admission to the Euro MTF Market. In such event, we may, but are not required to, seek an alternative admission to listing, trading and/or quotation for the bonds by another listing authority, exchange and/or system within or outside the European Union, as we may decide. An alternative admission may not be available to us or may, in our opinion, be unduly burdensome.

Notice of any delisting and/or alternative listing will be given as described in “Description of the Bonds and Guarantee—Notices”, and a copy of the notice will be provided to the Luxembourg Stock Exchange. Although there is no assurance as to the liquidity of the bonds on the Luxembourg Stock Exchange, delisting of the bonds may have a material effect on the ability of a bondholder to continue to hold the bonds and/or to resell the bonds held by it in the secondary market.

Except as disclosed in “Summary Financial Information” on pages S-22 to S-25 of this Supplement, there has been no significant change in our financial position since March 31, 2015, the date of the most recent published English language financial statements of Japan Bank for International Cooperation.

Except as disclosed in “Recent Developments” on pages S-12 to S-21 of this Supplement, there has been no significant change in Japan’s public finance and trade data since March 31, 2015.

On •, 2016 (Tokyo time), the Minister of Finance or the Minister of Finance ad interim of Japan is expected to consent to give Japan’s guarantee with respect to the bonds, upon our application dated •, 2016. The bonds are issued pursuant to a decision of the Board of Directors of JBIC on March 24, 2015.

The bonds have been accepted for clearance through DTC, Euroclear and Clearstream. (Common Code for international global bond: 130786863; Common Code for DTC global bond: 130851916; CUSIP: 471048 AR9; ISIN for international global bond: XS1307868635; ISIN for DTC global bond: US471048AR97). The address of Euroclear is 1 Boulevard du Roi Albert II, B-1210 Brussels, Belgium. The address of Clearstream is 42 Avenue JF Kennedy, L-1855 Luxembourg.

We are not and have not been involved in any governmental, legal, or arbitration proceedings (including any such proceedings which are pending or threatened, of which we are aware) during the 12 months preceding the date of this Supplement which may have, or have had in the recent past, significant effects on JBIC’s financial position.

Japan is not and has not been involved in any governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which Japan is aware) during the 12 months preceding the date of this Supplement which may have, or have had in the recent past, significant effects on Japan’s financial position.

The contact address and telephone number for JBIC for the purposes of this Supplement is Capital Markets and Funding Division, Treasury Department, Corporate Group, JBIC, 4-1, Otemachi 1-chome, Chiyoda-ku, Tokyo 100-8144, Japan, telephone: 81-3-5218-3304.

The contact address and telephone number for Japan for the purposes of this Supplement is Market Finance Division, Financial Bureau, Ministry of Finance, 3-1-1 Kasumigaseki, Chiyoda-ku, Tokyo 100-8940, Japan, telephone: 81-3-3581-4111.

The Commission maintains an Internet site (http://www.sec.gov) that contains reports and other information regarding issuers that file electronically with the Commission. Our Internet site is http://www.jbic.go.jp. The information on the website is not incorporated by reference into this Supplement or the SEC Base Prospectus.

The names of JBIC’s directors and corporate auditors are as follows:

Governor, CEO
Hiroshi Watanabe

Executive Managing Director, COO
Koichi Yajima

Senior Managing Director
Tadashi Maeda

Managing Directors
Masaaki Amma
Akira Kondoh

Corporate Auditors
Hiroshi Imoto
Tatsuo Igarashi
Yuko Tamai

All of the officers are engaged by JBIC on a full-time basis except Akira Kondoh, Tatsuo Igarashi and Yuko Tamai.

Where information in this Supplement has been sourced from third parties, this information has been accurately reproduced and as far as we are aware and able to ascertain from information published by such third parties, no facts have been omitted which would render the reproduced information inaccurate or misleading. The source of third party information is identified where used. We take responsibility for the correct reproduction and extraction of such third party information.

So long as the bonds are listed on the official list of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF Market and the rules of the Luxembourg Stock Exchange shall so require, copies of the following documents will be available in hard copy form on any weekday, Saturdays and public holidays excepted, during normal business hours, and you may obtain copies of the annual reports and audited financial statements referred to in (ii) and (v) below, at the office of the paying agent in London:

(i)	a direct and accurate English translation of the JBIC Act (in case of inaccuracies the Japanese language version prevails);

(ii)	a copy of this Supplement and the SEC Base Prospectus (and all documents incorporated herein by reference, including the JBIC 18-K 2015 containing, as exhibits, the audited financial statements of JBIC for the fiscal years ended March 31, 2014 and 2015);

(iii)	the fiscal agency agreement (or, pending execution of the fiscal agency agreement, a draft subject to modification);

(iv)	the executed guarantee; and

(v)	the Japan 18-K 2015 containing Japan’s financial information for the fiscal years ended March 31, 2014 and 2015 and Japan’s Budget for the fiscal year ending March 31, 2016.

In addition, the LSE Approved Prospectus is also available for viewing at the website of the Luxembourg Stock Exchange (www.bourse.lu).

Copies of the final form of the fiscal agency agreement and the guarantee will be available, so long as any bonds are outstanding, for inspection at the specified offices of the fiscal agent in London.

The bonds will bear the following legends:

Interest payments on this security will be subject to Japanese withholding tax unless it is established that the security is held by or for the account of a beneficial owner that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with JBIC as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (a “Specially-Related Party of JBIC”), (ii) a Japanese designated financial institution described in Article 6, Paragraph (9) of the Act on Special Measures Concerning Taxation of Japan which complies with the requirement for tax exemption under that paragraph, or (iii) a public corporation, a financial institution or a financial instruments business operator described in Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation of Japan which complies with the requirement for tax exemption under that paragraph.

Interest payments on this security to an individual resident of Japan, to a Japanese corporation (except as described in the preceding paragraph), or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a Specially-Related Party of JBIC will be subject to deduction in respect of Japanese income tax at a rate of currently 15.315 per centum of the amount of such interest.

The European Union has adopted a Council Directive (Council Directive 2003/48/EU, the “Savings Tax Directive”) regarding the taxation of savings income. The Savings Tax Directive requires Member States to provide to the tax authorities of other Member States details of payments of interest and other similar income paid by a person to or for an individual in another Member State, except that Austria and Luxembourg will instead impose a withholding system for a transitional period unless, during such period, they elect otherwise. A number of non-European countries and territories, including Switzerland, have agreed to adopt similar measures (a withholding system in the case of Switzerland) in response to the Savings Tax Directive. The European Commission has proposed certain amendments to the Savings Tax Directive which may, if implemented, amend or broaden the scope of the requirements described above. Investors who are in any doubt as to their position should consult their professional advisers.

P R O S P E C T U S

Japan Bank for International Cooperation

(Issuer)

Japan

(Guarantor)

$8,000,000,000

Debt Securities

Japan Bank for International Cooperation (“JBIC”) may offer any combination of debt securities from time to time in one or more offerings. JBIC will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to make offers or sales of securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 5, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that JBIC and Japan filed with the Securities and Exchange Commission (the “Commission”) under a “shelf” registration process. Under this shelf process, JBIC may, from time to time, sell debt securities (“Debt Securities”) described in this prospectus in one or more offerings up to a total dollar amount of $8,000,000,000. This prospectus provides you with a general description of the Debt Securities JBIC may offer. Each time JBIC sells securities under this shelf process, JBIC will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest, you should read both this prospectus and the relevant prospectus supplement together with additional information under the heading “Where You Can Find More Information”.

Issuance of any guarantee by Japan of any Debt Securities will be subject to limits imposed by annual budgetary authorizations set by the Japanese Diet. In addition, each particular issue of Debt Securities will require authorization by Japan of any guarantee of such Debt Securities on a case-by-case basis.

None of JBIC, Japan or the underwriters of the Debt Securities to which any particular prospectus supplement relates has authorized any dealer, salesman or other person to give any information or to make any representation not contained in this prospectus or such a prospectus supplement. If any such dealer, salesman or other person has given or made such information or representation, you must not rely upon such information or representation as having been authorized by JBIC, Japan or such underwriters. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Debt Securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

ii

WHERE YOU CAN FIND MORE INFORMATION

JBIC and Japan file, and JBIC’s predecessor, Japan Finance Corporation (the “Predecessor”), and Japan have filed annual reports, amendments to annual reports and other information with the Commission. These reports and amendments include certain financial, statistical and other information about JBIC, the Predecessor and Japan, and may be accompanied by exhibits. You may read and copy any document JBIC and Japan file, and the Predecessor and Japan have filed, with the Commission at the Commission’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You may also obtain copies of the same documents from the public reference room in Washington, D.C. by paying a fee. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. In addition, the Commission maintains an Internet site (www.sec.gov) that contains reports and other information regarding issuers that file electronically with the Commission.

The Commission allows JBIC and Japan to “incorporate by reference” the information JBIC and Japan file, and the Predecessor and Japan have filed, with the Commission, which means that JBIC and Japan can disclose important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this prospectus. JBIC and Japan incorporate by reference the documents listed below and any future filings made with the Commission to the extent such filings indicate that they are intended to be incorporated by reference:

•

the Predecessor’s Annual Report on Form 18-K (File No. 333-11680) for the year ended March 31, 2011, filed on September 7, 2011 with respect to the unaudited financial statements and other information relating to the JBIC Operations and the Financial Operations for Facilitating Realignment of United States Forces in Japan; and

•	Japan’s Annual Report on Form 18-K (File No. 033-23423-01) for the year ended March 31, 2011, filed on September 12, 2011.

Each time JBIC or Japan files a document with the Commission that is incorporated by reference, the information in that document automatically updates the information contained in previously filed documents.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. JBIC and Japan have not authorized anyone else to provide you with different or additional information. JBIC and Japan are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the dates set forth on the respective cover pages of these documents.

You may request a copy of the annual reports, amendments to annual reports and other information mentioned above by writing or calling JBIC. Written requests for such documents should be directed to JBIC, 4-1 Otemachi 1-chome, Chiyoda-ku, Tokyo 100-8144, Japan, Attention: Capital Markets and Funding Division, Treasury Department, Corporate Group, JBIC. JBIC’s telephone number is 81-3-5218-3304. The Internet site of JBIC is http://www.jbic.go.jp/en. The information on the website is not incorporated by reference into this prospectus.

In this document all amounts are expressed in Japanese Yen (“¥” or “yen”), except as otherwise specified. The spot buying rate quoted on the Tokyo Foreign Exchange Market on June 26, 2012 as reported by the Bank of Japan at 5:00 p.m., Tokyo time, was 79.52 = $1.00, and the noon buying rate on June 22, 2012 for cable transfers in New York City payable in yen, as reported by the Federal Reserve Bank of New York, was 80.52 = $1.00.

References herein to Japanese fiscal years (“JFYs”) are to 12-month periods commencing in each case on April 1 of the year indicated and ending on March 31 of the following year.

JAPAN BANK FOR INTERNATIONAL COOPERATION

The following information updates information in the Predecessor’s 18-K relating to JBIC. The following section has been updated to reflect current information and has not been revised in its entirety. In the following section, information pertaining to previous years is provided solely for your convenience.

JBIC is a joint stock corporation organized under the laws of Japan and established on April 1, 2012. The Japan Bank for International Cooperation Act (the “JBIC Act”) was passed into law on April 28, 2011 to spin off the Japan Bank for International Cooperation Operations (“JBIC Operations”), together with the Financial Operations for Facilitating Realignment of United States Forces in Japan, from the domestic financial operations of the Predecessor. Pursuant to the JBIC Act, on April 1, 2012, all of the assets and liabilities relating to the JBIC Operations and the Financial Operations for Facilitating Realignment of United States Forces in Japan were assumed by JBIC.

After the establishment of JBIC on April 1, 2012, with respect to bonds issued by the former Japan Bank for International Cooperation prior to the establishment of the Predecessor on October 1, 2008 and subsequently succeeded to by the Predecessor, JBIC and the Japan International Cooperation Agency, jointly and severally, assumed the obligations under such bonds. With respect to bonds issued by the Predecessor prior to the establishment of JBIC on April 1, 2012, the post-spin off Predecessor and JBIC, jointly and severally, assumed the obligations under such bonds. The guarantee of the bonds by the Japanese government remains in effect under the same conditions and such bonds continue to rank senior in terms of payment to unsecured general obligations not represented by debt securities.

Purpose and Authority

Under the JBIC Act, the purposes and operations of JBIC remain substantially unchanged from the former purposes and operations of JBIC Operations and the Financial Operations for Facilitating Realignment of United States Forces in Japan, but includes certain new loan and guarantee operations that are extensions of the JBIC Operations, as described below under the caption “Operations”.

Government Control and Supervision

Under the JBIC Act, JBIC’s shares are wholly owned by the Japanese government, and JBIC is under the Japanese government’s control. JBIC’s operations, including appointment of directors, business plans and issuance of new debt securities, are supervised by the Minister of Finance. JBIC’s budgets are subject to approval of the Japanese Diet, and the annual financial statements of JBIC are required to be submitted to the Diet.

Operations

JBIC Operations

Pursuant to the JBIC Act, JBIC conducts the JBIC Operations to fulfill the following four missions in order to contribute to the sound development of Japan and the international economy and society: (a) promoting the overseas development and securement of resources which are important for Japan, (b) maintaining and improving the international competitiveness of Japanese industries, (c) promoting the overseas businesses having the purpose of preserving the global environment, such as preventing global warming, and (d) preventing disruptions to international financial order or taking appropriate measures with respect to damages caused by such disruption.

In order to execute the above missions, JBIC conducts the following seven operations and by way of financing instruments such as loans, guarantees, acquisition and securitization of public/corporate bonds, assignment and securitization of loan assets and equity participations.

•	Export Finance. Export finance provides funds to support exports of equipment by Japanese companies and overseas transfer of their technologies.

•

Import Finance.    Import finance provides funds to support imports of oil, LNG, iron ore and other strategically important materials to Japan. Apart from resources, the guarantee facility supports imports of goods and services for which there are crucial domestic needs, such as aircraft.

•

Overseas Investment Finance.    Overseas investment finance provides funds to support overseas investment projects undertaken by Japanese companies for manufacturing, resource development, and other business ventures.

•

Untied Finance.    Untied finance provides funds to support improvements in the overseas business environment to facilitate Japanese trade, investments and other overseas business activities. Untied finance also supports projects undertaken by foreign governments and government agencies.

•

Bridge Finance.    Bridge finance provides short-term financing for developing country governments facing balance-of payments difficulties to enable them to ride out temporary strains in foreign currency management.

•	Equity Participation. Equity participation is equity investment in overseas joint ventures involving Japanese companies, or funds in which Japanese companies participate.

•	Studies and Research Activities. JBIC conducts studies and research to support its operations.

Financial Operations for Facilitating Realignment of United States Forces in Japan

The Act on Special Measures Concerning Smooth Implementation of Realignment of United States Forces in Japan was passed in May 2007 as a special legislation related to the former Japan Bank for International Cooperation Act, authorizing the former Japan Bank for International Cooperation (which was subsequently succeeded to by the Predecessor on October 1, 2008) to provide financial services for facilitating the realignment of United States Forces in Japan as exceptional measures. Following the passing of the budget bill for the fiscal year ended March 31, 2011 on March 24, 2010, the Finance Department for Facilitating Realignment of United States Forces in Japan was established, including a separate account for the financial services to be conducted by such Department, segregating it from other accounts of the Predecessor. Such financial services include equity investments, loans and other operations necessary for projects (such as the public-private partnerships of family housing and infrastructure projects associated with the relocation of U.S. marine force personnel and their dependents to Guam) to facilitate the realignment of United States Forces in Japan.

Organizational Structure

Management

JBIC’s board of directors has the ultimate responsibility for the administration of its affairs. JBIC’s articles of incorporation provide for a board of directors of not more than five directors and three corporate auditors. All directors and corporate auditors are elected by the Japanese government as JBIC’s sole shareholder at the shareholder’s general meetings, but the election of each director and corporate auditor is subject to approval of the Minister of Finance in accordance with the JBIC Act. The normal term of office for directors is two years, and the normal term of office for corporate auditors is four years, but directors and corporate auditors may serve any number of consecutive terms. The board of directors may elect from among its members, a Governor, a CEO, an Executive Managing Director, several COOs, Senior Managing Directors and several Senior Managing Directors. The Governor acts as the chairperson at the shareholder’s general meeting. The board of directors may also elect one or more representative directors from among its members, but such election is subject to the approval of the Minister of Finance. Each of the Governor, CEO and Executive Managing Director shall represent JBIC in the conduct of its affairs, and in addition, several Directors may be appointed to have the authority to represent JBIC in the conduct of its affairs.

The corporate auditors form the board of corporate auditors. The board of corporate auditors has a statutory duty to prepare and submit an audit report to the board of directors each year based on the audit reports issued by the individual corporate auditors in that year. A corporate auditor may note his or her opinion in the audit report issued by the board of corporate auditors if his or her opinion expressed in the individual audit report is different from the opinion expressed in the audit report issued by the board of corporate auditors. The board of corporate auditors is empowered to establish audit principles, the method of examination by the corporate auditors of JBIC’s affairs and financial position and any other matters relating to the performance of the corporate auditors’ duties.

JBIC is required to appoint, and has appointed, Account Auditors, who have the statutory duties of examining the financial statements, prepared on a basis consistent with accounting principles generally accepted in Japan, to be submitted to the shareholders by a representative director, and preparing their audit report thereon. JBIC has selected its Account Auditors to audit the financial statements for the fiscal year ending March 31, 2013, which is JBIC’s initial fiscal period.

JBIC’s initial directors and corporate auditors, elected on April 1, 2012, are as follows:

Name	Title
Hiroshi Okuda	Governor

Hiroshi Watanabe	CEO, Executive Managing Director

Fumio Hoshi	COO, Senior Managing Director

Kohei Nakanishi	Managing Director

Akira Kondoh	Managing Director

Hiroshi Imoto	Corporate Auditor

Shinji Nishio	Corporate Auditor

Tatsuo Igarashi	Corporate Auditor

Hiroshi Okuda
1955	Joined Toyota Motor Corporation (TMC)
1995	President, TMC
1999	Chairman, TMC
2006	Senior Advisor, TMC
2012	Governor, JBIC

Hiroshi Watanabe
1972	Joined the Ministry of Finance (MOF)
2004	Vice Minister of Finance for International Affairs, MOF
2007	Special Advisor to the Minister of Finance
2008	President and CEO, JBIC as international wing of the Predecessor
2012	CEO, Executive Managing Director, JBIC

Fumio Hoshi
1973	Joined The Export Import Bank of Japan (currently JBIC)
2002	Executive Director, former JBIC (before establishment of Predecessor)
2011	Deputy President, JBIC as international wing of the Predecessor
2012	COO, Senior Managing Director, JBIC

Kohei Nakanishi
1977	Joined The Export Import Bank of Japan (currently JBIC)
2011	Executive Director, JBIC as international wing of the Predecessor
2012	Managing Director, JBIC

Akira Kondoh
1967	Joined the Sumitomo Bank Ltd. (currently the Sumitomo-Mitsui Banking Co.)
1997	Managing Director, the Sumitomo Bank Ltd.
1999	Deputy President, Daiwa Securities SB Capital Markets Co. Ltd.
2000	Corporate Senior Executive VP and Deputy CFO, Sony Corporation
2004	Vice Chairman Finance and Investment, AIG East Asia Holdings Management Inc.
2009	President and CEO, Fuji Fire and Marine Insurance Company, Ltd..
2011	Vice Chairman, Chartis Far East Holdings KK.
2012	Managing Director, JBIC

Hiroshi Imoto
1981	Joined The Export Import Bank of Japan (currently JBIC)
2011	Executive Officer for West Japan, JBIC as international wing of the Predecessor
2012	Corporate Auditor, JBIC

Shinji Nishio
1964	Joined Nippon Oil Company, Ltd.
2005	Representative Director, President, Nippon Oil Corporation
2010	Representative Director, Chairman of the Board, JX Holdings, Inc.
2012	Corporate Auditor, JBIC

Tatsuo Igarashi
1975	Joined Tomatsu Awoki & Co. (currently Deloitte Touche Tohmatsu LLC)
2011	Opened The Office of Igarashi Certified Public Accountant
2012	Corporate Auditor, JBIC

Summary Financial Information

The table below sets forth the summary unaudited financial information of JBIC with respect to the JBIC Operations as of and for the fiscal years ended March 31, 2010 and 2011, prepared in accordance with accounting principles generally accepted in Japan (“Japanese GAAP”).

JBIC OPERATIONS BALANCE SHEET (unaudited)

	March 31, 2010	March 31, 2011	March 31, 2011
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Assets:
Cash and due from banks	¥455,113	¥978,074	$11,763
Cash	0	0	0
Due from bank	455,112	978,074	11,763
Securities	44,280	76,453	919
Other securities	44,280	76,453	919
Loans and bills discounted	8,771,342	8,376,794	100,743
Loans on deeds	8,771,342	8,376,794	100,743
Other assets	724,223	1,001,457	12,044
Prepaid expenses	225	234	4
Accrued income	30,685	29,379	353
Derivatives other than for trading-assets	693,022	966,988	11,629
Other	290	4,855	58
Property, plant and equipment	37,903	37,664	453
Buildings	3,554	3,488	42
Land	33,881	33,881	407
Lease assets	79	58	1
Construction in progress	90	2	0
Other	296	233	3
Intangible assets	2,320	2,349	29
Software	2,025	2,116	25
Lease assets	259	218	4
Other	34	14	0
Customers’ liabilities for acceptances and guarantees	1,977,071	2,443,266	29,384
Allowance for loan losses	(145,354)	(134,417)	(1,617)

Total assets	¥11,866,899	¥12,781,643	$153,718

	March 31, 2010	March 31, 2011	March 31, 2011
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Liabilities:
Borrowed money	¥5,267,246	¥5,502,495	$66,176
Borrowings	5,267,246	5,502,495	66,176
Bonds payable	2,598,954	2,703,551	32,514
Other liabilities	56,394	71,181	856
Accrued expenses	32,809	29,911	360
Unearned revenue	21,534	38,881	468
Derivatives other than for trading-liabilities	1,598	1,899	23
Lease obligations	356	290	3
Other	94	198	2
Provision for bonuses	511	465	6
Provision for directors’ bonuses	6	6	0
Provision for retirement benefits	11,872	12,135	146
Provision for directors’ retirement benefits	17	28	0
Acceptances and guarantees	1,977,071	2,443,266	29,384

Total liabilities	¥9,912,072	¥10,733,129	$129,082

Net Assets:
Capital Stock	¥1,055,500	¥1,091,000	$13,121
Retained earnings	759,218	801,398	9,638
Legal retained earnings	726,011	742,615	8,931
Other retained earnings	33,207	58,783	707
Retained earnings brought forward	33,207	58,783	707

Total shareholders’ equity	1,814,718	1,892,398	22,759

Valuation and difference on available for sale securities	(687)	(1,665)	(21)
Deferred gains or losses on hedges	140,795	157,781	1,898

Valuation and translation adjustments	140,107	156,115	1,877

Total net assets	¥1,954,826	¥2,048,513	$24,636

Total liabilities and net assets	¥11,866,899	¥12,781,643	$153,718

STATEMENTS OF OPERATIONS (unaudited)

	March 31, 2010	March 31, 2011	March 31, 2011
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Ordinary income:	¥191,178	¥197,217	$2,372
Interest income	179,396	178,661	2,148
Interest on loans and discounts	143,212	122,329	1,471
Interest and dividends on securities	—	48	1
Interest on deposit with banks	547	1,199	14
Interest on interest swaps	35,617	55,061	662
Other interest income	19	22	0
Fees and Commissions	11,144	13,183	159
Other fees and commissions	11,144	13,183	159
Other ordinary income	33	74	1
Other	33	74	1
Other income	604	5,298	64
Other	604	5,298	64
Ordinary expenses:	163,355	147,576	1,775
Interest expenses	122,322	118,777	1,428
Interest on borrowings and rediscounts	58,349	55,696	670
Interest on bonds	63,973	63,081	758
Fees and commissions payments	1,107	1,332	16
Other fees and commissions	1,107	1,332	16
Other ordinary expenses	4,679	3,370	41
Loss on foreign exchange transactions	3,416	2,501	30
Amortization of bond issuance cost	854	651	8
Expenses on derivatives other than for trading or hedging	68	8	0
Other	340	209	3
General and administrative expenses	16,392	15,861	191
Other expenses	18,854	8,233	99
Provision of allowance for loan losses	18,853	8,232	99
Other	0	0	0
Ordinary profit	27,823	49,641	597
Extraordinary income	5,388	9,142	110
Gain on disposal of noncurrent assets	0	0	0
Recoveries of written-off claims	5,387	8,715	105
Other	—	425	5
Extraordinary losses	3	0	0
Loss on disposal of noncurrent assets	3	0	0
Net income	¥33,207	¥58,783	$707

The ordinary income of the JBIC Operations for the fiscal year ended March 31, 2010 was ¥191.1 billion. This was attributable primarily to interest income which amounted to ¥179.3 billion, reflecting temporary measures undertaken in response to the global financial crisis, such as JBIC’s commitments to Emergency Projects to Support Overseas Operations.

The ordinary expenses of the JBIC Operations for the fiscal year ended March 31, 2010 were ¥163.3 billion. This was attributable primarily to interest expenses, amounting to ¥122.3 billion, which primarily reflected interest expenses for borrowings.

For the fiscal year ended March 31, 2010, JFC recorded ordinary profit of ¥27.8 billion and net income of ¥33.2 billion for the JBIC Operations.

The ordinary income of the JBIC Operations for the fiscal year ended March 31, 2011 was ¥197.2 billion. This was attributable primarily to interest income which amounted to ¥178.6 billion, reflecting temporary measures undertaken in response to the overseas development and acquisition support of material resources and JBIC’s commitments to Emergency Projects to Support Overseas Operations.

The ordinary expenses of the JBIC Operations for the fiscal year ended March 31, 2011 were ¥147.5 billion. This was attributable primarily to interest expenses, amounting to ¥118.7 billion, which mostly reflected interest expenses for borrowings.

For the fiscal year ended March 31, 2011, JFC recorded ordinary profit of ¥49.6 billion and net income of ¥58.7 billion for the JBIC Operations.

Outstanding Loans

The following table sets forth, as of the dates indicated, the total amounts of loans outstanding provided by JBIC, by type of credit and geographical distribution:

	JBIC Operations		JBIC Operations
	As of March 31,		As of March 31,
	2010		2011
	(In millions of yen)		(In millions of yen)
EXPORT LOANS
Asia	¥441,044	5.0%	¥379,675	4.5%
The Pacific	—	—	—	—
Europe	71,853	0.8%	66,604	0.8%
The Middle East	159,034	1.8%	136,152	1.6%
Africa	44,635	0.5%	34,112	0.4%
North America	—	—	—	—
Latin America	88,857	1.0%	78,925	1.0%
International Organizations, etc.	2,809	0.0%	3,040	0.0%

Total	¥808,231	9.2%	698,507	8.3%

IMPORT LOANS
Asia	23,396	0.3%	25,289	0.3%
The Pacific	77,579	0.9%	64,807	0.8%
Europe	20,128	0.2%	15,996	0.2%
The Middle East	441,786	5.0%	366,226	4.3%
Africa	4,777	0.1%	2,844	0.0%
North America	210,999	2.4%	142,147	1.7%
Latin America	14,617	0.2%	13,261	0.2%
International Organizations, etc.	5	0.0%	—	—

Total	793,287	9.0%	630,570	7.5%

OVERSEAS INVESTMENT LOANS
Asia	1,157,372	13.1%	1,059,775	12.5%
The Pacific	287,050	3.3%	302,665	3.6%
Europe	1,100,822	12.5%	931,618	11.0%
The Middle East	1,086,085	12.3%	1,047,916	12.4%
Africa	142,532	1.6%	138,053	1.6%
North America	512,778	5.8%	430,471	5.1%
Latin America	827,617	9.4%	934,209	11.0%
International Organizations, etc.	672,124	7.6%	982,497	11.6%

Total	5,786,381	65.6%	5,827,203	68.8%

UNITED LOANS
Asia	569,795	6.5	518,711	6.1%
The Pacific	141	0.0%	94	0.0%
Europe	56,496	0.6%	45,261	0.5%
The Middle East	46,921	0.5%	49,530	0.6%
Africa	39,430	0.4%	47,094	0.6%
North America	—	—	—	—
Latin America	385,569	4.4%	345,229	4.1%
International Organizations, etc.	235,557	2.7%	177,873	2.1%

Total	1,333,909	15.1%	1,183,793	14.0%

	JBIC Operations		JBIC Operations
	As of March 31,		As of March 31,
	2010		2011
	(In millions of yen)		(In millions of yen)
GOVERNMENTAL LOANS
Asia	16,011	0.2%	15,938	0.2%
The Pacific	—	—	—	—
Europe	1,099	0.0%	2,036	0.0%
The Middle East	19,037	0.2%	19,071	0.2%
Africa	3,226	0.0%	6,517	0.1%
North America	—	—	—	—
Latin America	12,622	0.1%	10,777	0.1%
International Organizations, etc.	—	—	—	—

Total	51,996	0.6%	54,339	0.6%

EQUITY PARTICIPATION
Asia	11,039	0.1%	10,957	0.1%
The Pacific	—	—	—	—
Europe	—	—	—	—
The Middle East	—	—	—	—
Africa	—	—	—	—
North America	4,811	0.1%	4,811	0.1%
Latin America	—	—	—	—
International Organizations, etc.	28,442	0.3%	56,898	0.7%

Total	44,293	0.5%	72,666	0.9%

Total loans outstanding	¥8,818,096	100.0%	¥8,467,079	100.0%

New Loan Commitments

The following table sets forth the new loan commitments made by JBIC by type of credit and geographical distribution in accordance with JBIC’s system of classification for the periods indicated.

	JBIC Operations		JBIC Operations
	As of March 31,		As of March 31,
	2010		2011
	(In millions of yen)		(In millions of yen)
EXPORT LOANS
Asia	¥69,884	2.6%	¥34,510	3.1%
The Pacific	—	—	—	—
Europe	5,552	0.2%	14,637	1.3%
The Middle East	1,566	0.1%	20,768	1.8%
Africa	—	—	66,389	5.9%
North America	—	—	—	—
Latin America	20,877	0.8%	11,652	1.0%
International Organizations, etc.	—	—	3,283	0.3%

Total	97,879	3.7%	151,239	13.4%

IMPORT LOANS
Asia	8,208	0.3%	—	—
The Pacific	—	—	—	—
Europe	—	—	—	—
The Middle East	—	—	169,512	15.0%
Africa	—	—	—	—
North America	—	—	—	—
Latin America	—	—	—	—
International Organizations, etc.	—	—	—	—

Total	8,208	0.3%	169,512	15.0%

OVERSEAS INVESTMENT LOANS
Asia	288,246	10.8%	48,231	4.3%
The Pacific	175,438	6.6%	8,384	0.7%
Europe	474,858	17.9%	47,847	4.2%
The Middle East	101,133	3.8%	—	—
Africa	12,248	0.5%	—	—
North America	288,354	10.9%	74,644	6.6%
Latin America	191,376	7.2%	149,261	13.2%
International Organizations, etc.	662,078	24.9%	381,962	33.9%

Total	2,193,731	82.6%	710,329	63.0%

UNITED LOANS
Asia	271,094	10.2%	18,283	1.6%
The Pacific	—	—	—	—
Europe	—	—	—	—
The Middle East	—	—	19,969	1.8%
Africa	13,532	0.5%	—	—
North America	—	—	—	—
Latin America	50,532	1.9%	23,684	2.1%
International Organizations, etc.	9,160	0.3%	14,909	1.3%

Total	344,317	13.0%	76,846	6.8%

	JBIC Operations		JBIC Operations
	As of March 31,		As of March 31,
	2010		2011
	(In millions of yen)		(In millions of yen)
GOVERNMENTAL LOANS
Asia	—	—	—	—
The Pacific	—	—	—	—
Europe	—	—	—	—
The Middle East	—	—	—	—
Africa	—	—	—	—
North America	—	—	—	—
Latin America	—	—	—	—
International Organizations, etc.	—	—	—	—

Total	—	—	—	—

EQUITY PARTICIPATION
Asia	—	—	3,055	0.3%
The Pacific	—	—	—	—
Europe	—	—	—	—
The Middle East	—	—	—	—
Africa	—	—	—	—
North America	—	—	—	—
Latin America	—	—	—	—
International Organizations, etc.	13,040	0.5%	16,764	1.5%

Total	13,040	0.5%	19,819	1.8%

Total loans outstanding	¥2,657,175	100.0%	¥1,127,744	100.0%

Semi-annual Balance Sheet for Period Ending September 30, 2011 (unaudited)

The table below sets forth the summary unaudited financial information of JBIC with respect to the JBIC Operations for the six months ended September 30, 2011, prepared in accordance with Japanese GAAP.

As of September 30, 2011
(in millions)
Assets:
Cash and due from banks	¥496,790
Receivables under resale agreements	469,809
Securities	75,111
Loans and bills discounted	7,959,361
Other assets	1,258,959
Property, plant and equipment	37,465
Intangible assets	1,981
Customers’ liabilities for acceptances and guarantees	2,400,158
Allowance for loan losses	(129,994)

Total Assets	¥12,569,643

As of September 30, 2011
(in millions)
Liabilities:
Borrowed money	¥5,322,050
Bonds payable	2,558,517
Other liabilities	73,795
Provision for bonuses	493
Provision for directors’ bonuses	6
Provision for retirement benefits	12,237
Provision for directors’ retirement benefits	19
Acceptances and guarantees	2,400,158

Total liabilities	10,367,278

Net assets:
Capital stock	1,191,000
Retained earnings	797,522
Valuation and translation adjustments	213,843

Total net assets	2,202,365

Total liabilities and net assets	¥12,569,643

Semi-annual Statement of Operations for Period Ending September 30, 2011 (unaudited)

As of September 30, 2011
(in millions)
Ordinary income:	¥99,972
Interest income	87,406
Fees and Commissions	7,570
Other ordinary income	4,995
Ordinary expenses:	69,864
Interest expenses	57,524
Fees and commissions payments	425
Other ordinary expenses	3,891
General and administrative expenses	7,824
Other expenses	198
Ordinary income	30,108
Extraordinary income	1
Extraordinary losses	4,594
Net income	¥25,515

The ordinary income of the JBIC Operations for the six months ended September 30, 2011 was ¥99,972 million. Interest income, which amounted to ¥87,406 million and reflected financing and other assistance provided to large-scale natural resource and infrastructure projects, accounted for most of this income.

The ordinary expenses of the JBIC Operations for the six months ended September 30, 2011 were ¥69,864 million. Interest expense, which amounted to ¥57,524 million and mostly reflected interest expense for our borrowings and outstanding debt securities, accounted for most of these expenses.

For the six months ended September 30, 2011, we recorded net income of ¥25,515 million for the JBIC Operations.

Non-Performing Loans

Our asset quality self-assessment is based on our financial statements prepared in accordance with Japanese GAAP.

The table below sets forth the results of our assessment of our loans relating to the JBIC Operations as of September 30, 2011, classified in all material respects according to the standards under the Banking Act (Act No. 59 of 1981, as amended) (the “Banking Act”):

As of September 30, 2011
(in millions)
Bankrupt loans(a)	¥8,969
Non-accrual loans(b)	96,788
Past due loans (three months or more)(c)	—
Restructured loans(d)	84,333
Total	¥190,092

(a)

“Bankrupt loans” are loans which are placed on non-accrual status when collection of either the principal of or interest on the loans becomes doubtful, are made to borrowers which have begun bankruptcy, composition, reorganization, winding-up or special liquidation proceedings under the Bankruptcy Act, the Corporate Reorganization Act, the Commercial Code or other similar laws of Japan or which have had their transactions with the promissory note clearinghouse suspended, or made to borrowers which have begun similar proceedings under any foreign law. As of September 30, 2011, our loans falling into this category were as follows: operations aimed at micro business and individuals—¥34,002 million; operations aimed at agriculture, forestry, fisheries and food business—¥7,029 million; and operations aimed at small and medium enterprises—¥20,572 million.
(b)	“Non-accrual loans” are loans which are placed on non-accrual status when collection of either the principal of or interest on the loans becomes doubtful, but exclude “Bankrupt loans” and loans the terms of which we have modified in favor of borrowers in order to expedite the borrower’s restructuring and to support the borrowers by deferring interest payments. As of September 30, 2011, our loans falling into this category were as follows: operations aimed at micro business and individuals—¥135,770 million; operations aimed at agriculture, forestry, fisheries and food business—¥67,094 million; and operations aimed at small and medium enterprises—¥365,975 million.
(c)	“Past due loans (three months or more)” are loans for which principal and/or interest is past due three months or more from their scheduled payment dates, but exclude “Bankrupt loans” and “Non-accrual loans.” As of September 30, 2011, our loans falling into this category were as follows: operations aimed at micro business and individuals—¥109 million; operations aimed at agriculture, forestry, fisheries and food business—¥1,992 million; and operations aimed at small and medium enterprises—¥69 million.
(d)	“Restructured loans” are loans the terms of which we have modified in favor of borrowers in order to expedite the borrowers’ restructuring and to support the borrowers by, among other things, reducing the stated interest rate, deferring interest payments or writing down principal, but exclude (1) “Bankrupt loans,” (2) “Non-accrual loans,” and (3) “Past due loans (three months or more)”. As of September 30, 2011, our loans falling into this category were as follows: operations aimed at micro business and individuals—¥609,632 million; operations aimed at agriculture, forestry, fisheries and food business—¥39,841 million; and operations aimed at small and medium enterprises—¥58,125 million.

The table below sets forth the results of our assessment of our loan portfolio relating to the JBIC Operations as of September 30, 2011, classified in all material respects according to the standards under the Act on Emergency Measures for the Revitalization of the Functions of the Financial System of 1998, as amended (the “Financial Revitalization Act”):

As of September 30, 2011
(in millions)
Bankrupt and quasi-bankrupt assets(a)	¥8,969
Doubtful assets(b)	96,788
Substandard loans(c)	—
Total	¥190,092

(a)	“Bankrupt and quasi-bankrupt assets” are loans to and other credits to debtors which have begun proceedings under the Bankruptcy Act, the Corporate Reorganization Act, the Financial Revitalization Act or other similar laws of Japan and have financially failed, as well as similar loans as so designated. As of September 30, 2011, our loans falling into this category were as follows: operations aimed at micro business and individuals—¥114,308 million; operations aimed at agriculture, forestry, fisheries and food business—¥11,639 million; and operations aimed at small and medium enterprises—¥64,482 million.
(b)	“Doubtful assets” are loans to and other credits to debtors whose financial and operational conditions have been deteriorated and which are unlikely to make payment of principal and/or interest on a contractual basis. As of September 30, 2011, our loans falling into this category were as follows: operations aimed at micro business and individuals—¥56,292 million; operations aimed at agriculture, forestry, fisheries and food business—¥62,523 million; and operations aimed at small and medium enterprises—¥322,328 million.

(c)	“Substandard loans” are (1) “Past due loans (three months or more)” for which principal and/or interest is past due three months or more from their date scheduled payment dates excluding “Bankrupt and quasi-bankrupt assets” and “Doubtful assets”, and (2) restructured loans on which we granted concessions to borrowers in financial difficulty to assist them in their financial recovery and enable them to eventually pay their creditors, but exclude “Bankrupt and quasi-bankrupt assets,” “Doubtful assets” and “Past due loans (three months or more)”. As of September 30, 2011, our loans falling into this category were as follows: operations aimed at micro business and individuals—¥609,741 million; operations aimed at agriculture, forestry, fisheries and food business—¥41,834 million; and operations aimed at small and medium enterprises—¥58,194 million.

JAPAN

The following information updates information in Japan’s 18-K. The following section has been updated to reflect current information and has not been revised in its entirety. In the following section, information pertaining to previous years is provided solely for your convenience.

General

Japan is a mountainous island country in the western Pacific, with a population of over 127 million. Japan has a parliamentary form of government.

Government

The legislative power in Japan is vested in the Diet, which currently consists of a House of Representatives having 480 members and a House of Councilors having 242 members. Members of both houses are elected by direct universal suffrage, except that some members of each house are elected by proportional representation. The power of the House of Representatives is superior to that of the House of Councilors in respect of approving certain matters including the national budget and electing the Prime Minister.

The executive power is vested in the Cabinet consisting of a Prime Minister, elected by the Diet from among its members, and other Ministers appointed by the Prime Minister, a majority of whom must be members of the Diet. The judicial power is vested in the Supreme Court and such lower courts as are established by law.

Japan’s 47 prefectures, and its cities, towns and villages, have a certain degree of local autonomy through popularly elected legislative bodies and chief executives. The central government exercises its influence on local governments indirectly through financial aid and prescribing standards of local administration.

Leadership

Japan’s current Prime Minister is Yoshihiko Noda, a member of the Democratic Party of Japan and member of the House of Representatives in the Diet. Mr. Noda was formally appointed Prime Minister by the Emperor on September 2, 2011, and succeeded the former Prime Minister Naoto Kan, who is also a member of the Democratic Party of Japan. Mr. Kan served as Japan’s 94th Prime Minister from June 8, 2010 through September 2, 2011. Prior to the Kan Administration, Yukio Hatoyama, a member of the Democratic Party of Japan, served as the 93rd Prime Minister from September 16, 2009 through June 8, 2010.

The following is a map of Japan, illustrating its location with respect to neighboring countries:

# MAP OF JAPAN

Road
Outer limits of Japan's territory
City
1000km
Distance from Tokyo
Map Projection : Azimuthal equidistant projection
Standard point : Origin of the Japanese Horizontal Control Network (Minato-ku, Tokyo)
35° 39' 29" N
139° 44' 29" E
0 100 200 300 400 500km
Bathymetry is taken from the GEBCO Digital Atlas.
SEA OF OKHOTSK
(OHOTSUKU KAI)
KARAFUTO(SAKHALIN)
CHISHIMA(KURIL) RETTO
The most northern end of Japan
Rebun To
Etorofu To
Kunashiri To
Asahikawa
Sapporo
Kushiro
Hakodate
Aomori
JAPAN SEA
(NIHON KAI)
Akita
Morioka
Sendai
Niigata
Nagano
Take Shima
Kanazawa
Utsunomiya
OKI SHOTO
Matsue
Kyoto
Tokyo
Hiroshima
Nagoya
Osaka
Matsuyama
Fukuoka
Kagoshima
Tsushima
Hachijo Jima
JAPAN
IZU SHOTO
NORTH PACIFIC OCEAN
(KITATAIHEI YO)
Yaku Shima
Tori Shima
EAST CHINA SEA
(HIGASHISHINA KAI)
NANSEI SHOTO
SENKAKU SHOTO
Uotsuri Shima
Naha
Yonaguni Jima
Minamidaito Jima
Chichi Jima
OGASAWARA SHOTO
The most eastern end of Japan
Minamitori Shima
The most western end of Japan
Okidaito Jima
Io To
Minami Io To
The most southern end of Japan
Okinotori Shima
PHILIPPINE SEA

This map is compiled from 1/5,000,000 Japan and Its Surroundings (2010 Revised).

Geospatial Information Authority of Japan

Ministry of Land, Infrastructure, Transport and Tourism
Government of Japan

The Japanese Economy

Overview

Japan has a highly advanced and diversified economy, which has developed in response to changing conditions in Japan and the world. During the era of high economic growth in the 1960s and the early 1970s, the expansion was based on the development of heavy industries consuming large quantities of resources. During the 1980s, there was rapid growth in high value-added industries, such as electronics and precision instruments, which employ high level technology and consume relatively low quantities of resources. The service sector of the economy grew significantly during the 1980s and 1990s.

While the Japanese economy expanded during the period from 2002 to 2007, amidst that expansion, and prior to the global economic crisis of 2008, Japan continued to face several domestic economic difficulties. Among other things, domestic consumption contributed to the economic recovery to a lesser degree than was the case in prior economic growth periods. Also, despite the improving employment environment at the time, the average wage failed to grow appreciably. While those Japanese manufacturing companies with a global competitive edge achieved growth on the back of the favorable world economy, small-to-medium enterprises and the non-manufacturing sectors realized only limited productivity growth and profitability. This in turn caused imbalance in the level of economic recovery among the different regions in Japan. In the longer term, Japan faced a declining population, mass retirement of the baby boomer generation, environmental/energy conservation agenda, and fiscal deficit problem. Against this backdrop, the subprime loan crisis in the United States and increases in the prices of energy and raw materials precipitated weakness in the global economy, causing the Japanese economy to deteriorate. Throughout JFY 2008, the global economy continued to worsen, as the collapse of several major financial institutions in the United States and other factors contributed to a credit tightening, volatility in stock, currency and other markets, loss of consumer confidence and decrease in business and industrial activities on a global basis. The Japanese economy was also adversely affected by these factors, especially as Japan’s export sector was hit by the decline in global demand and appreciation of the yen against other major currencies. In November 2008, the Japanese government announced that Japan had entered a recession. The Japanese economy in JFY 2010 picked up, despite a difficult situation where the unemployment rate remained at a high level. The GDP growth rate at constant prices (real GDP growth) in JFY 2010 turned positive to 2.3%, up from -2.4% in the previous fiscal year. The GDP growth rate at current prices (nominal GDP growth), which more directly reflects people’s sentiment toward the economy, also showed improvement in JFY 2010 to 0.4%, up from -3.7% in JFY 2009 after a decline for two consecutive fiscal years.

On March 11, 2011, just as the Japanese economy was in a transition from the state of stagnation to recovery, the Great East Japan Earthquake (“Earthquake”) struck Japan. As a result, the Japanese economy posted negative growth for the first and second quarter in 2011. Unlike the cases of the Great Hanshin-Awaji Earthquake in 1995 or Hurricane Katrina in 2005, personal consumption declined on a nationwide basis, with consumer sentiment deteriorating sharply after the Earthquake. The Earthquake had a severe impact on production in Japan through the shutdown of damaged factories, disruptions of the supply chains and power supply constraints. In particular, the Earthquake affected Japan’s auto industry which depends on the Tohoku region for the supply of key parts including semiconductors and other electronic components. The supply constraints and the slower growth in corporate earnings in the aftermath of the Earthquake also put downward pressure on capital investment activities. The Earthquake was accompanied by a nuclear power plant accident, which not only caused power supply constraints but also had a chilling effect on certain business activities, such as in the tourism and leisure sectors. Following the Earthquake, the number of visitors to Japan from foreign countries dropped by approximately half from the monthly averages in the prior year. The Earthquake and its aftermath prompted the Government of Japan to compile a series of supplementary budgets to ameliorate the downside effects on the Japanese economy while supporting reconstruction efforts. On May 2, 2011, a first supplementary budget of approximately ¥4 trillion was approved by the Diet to finance reconstruction relating to damages from the Earthquake and tsunami. The budget was aimed at disaster relief, including providing temporary housing, restoration of infrastructure and disaster-related loans. On July 25, 2011, the Japanese government approved a second supplementary budget of approximately ¥2 trillion aimed at further disaster relief, including increasing reserve funds also related to reconstruction relating to damages from the Earthquake and tsunami. On November 21, 2011, the Japanese government approved the third supplementary budget of approximately ¥12 trillion aimed at disaster relief, including provision of emergency support for victims, reconstruction of public utilities and facilities and the additional allocation of tax grants. On February 8, 2012, the Japanese government approved the fourth supplementary budget of approximately ¥2.5 trillion aimed at meeting additional financial demand in affected areas, not limited to disaster relief.

The Earthquake and the nuclear disaster in Fukushima were followed by a severe flooding that occurred at the end of July in Thailand, Japan’s sixth largest trading country in both export and import. With approximately 90% of Japan’s Thailand-bound export being intermediary materials for cars and electronics, the suspended operations of the local factories has suppressed the export of these goods and thereby adversely affect the Japanese economy.

Thus, JFY 2011 started in a very challenging environment, with the Earthquake seriously crippling the economy and posting negative growth for the first two consecutive quarters. Over time, the government and the people joined forces in an all-out effort to rebuild the social and economic infrastructure, facilitating a rapid recovery of the supply chains and helping the economy on a track to a gradual recovery. Since the summer of 2011, however, the rapid appreciation in yen, the reduced external demand due to the Thai flooding (as described above) and the global economic slowdown on the back of the European sovereign debt crisis kept such recovery to a modest level. The real GDP marked a negative growth by 0.0% during JFY 2011, with the nominal GDP posting a negative growth by 1.9%. Consumer prices have remained stable since the Earthquake, although households’ expected inflation rate has risen due to a rise in crude oil prices and the post-Earthquake supply constraints. The Cabinet Office of the Government of Japan currently expects the Japanese economy to gradually grow during JFY 2012, posting real GDP growth of 2.2% and the nominal GDP growth of 2.0%.

The Japanese economy faces certain challenges. The strong yen may also lead to the Japanese companies’ relocation overseas and local procurement of manufacturing materials, resulting in loss of employment in Japan. Further challenges for the Japanese economy include, as further described herein, an increased dependence on LNG and other energy imports as a result of the nuclear accident at the Fukushima Daiichi Nuclear Plant and suspension of operations at other nuclear power plants and, over the long term, demographic challenges, such as an aging workforce and population decrease, and the high levels of public debt and associated debt servicing payments.

Quantitative Impact of Declining Global Demand and Yen Appreciation

The recent global uncertainty may adversely affect the global economic environment as well as the currency exchange rates, which in turn may negatively affect Japan’s economy. The following tables illustrate quantitative impact on Japan’s economy in cases of declining world demand and appreciation in yen according to the Cabinet Office’s report dated August 3, 2011:

Downward pressure on the business activities if the global demand decreases by 1%

	Export	Capital investment	GDP
First year	(0.4)	(0.1)	(0.1)
Second year	(0.6)	(0.1)	(0.1)

(Note) Short-term Japanese econometric macro model. Difference ratio (%) from the standard case.

Downward pressure on the business activities by yen appreciation (increase against the dollar by 10%)

	Export	Capital investment	GDP
First year	(1.7)	0.0	(0.2)
Second year	(2.1)	(0.2)	(0.4)

(Note) Difference ratio (%) from the standard case.

(Companies’ anticipated foreign exchange rate: FY2011 ¥82.59/dollar (researched in June)

Gross Domestic Product and National Income

The following table sets forth information pertaining to Japan’s gross domestic product for JFY 2007 through JFY 2011.

Gross Domestic Product

	JFY 2007	JFY 2008	JFY 2009	JFY 2010	JFY 2011	Percentage of JFY 2011 GDP
Total Consumption
Private sectors	¥294,728	¥288,105	¥284,233	¥284,177	¥284,700	60.6%
Public sectors	93,256	92,895	94,244	95,784	97,183	20.7

	387,983	381,000	378,477	379,961	381,883	81.3
Total Gross Capital Formation
Private sectors
Producers’ Durable Equipment	76,832	71,015	60,771	62,031	61,612	13.1
Residential Construction	16,354	16,528	12,642	12,997	13,561	2.9
Public sectors	22,083	21,200	22,829	21,443	22,413	4.8

	115,269	108,743	96,242	96,470	97,586	20.8
Additions to Business Inventories
Private sectors	1,658	1,341	(5,123)	(1,345)	(3,156)	-0.7
Public sectors	52	55	(33)	(75)	38	0.0

	1,710	1,396	(5,156)	(1,419)	(3,118)	-0.7
Net Exports of Goods and Services	8,062	(1,619)	4,316	4,300	(6,362)	-1.4

Nominal Gross Domestic Expenditures	¥513,023	¥489,520	¥473,878	¥479,311	¥469,990	100.0%

Real Gross Domestic Expenditures(a)	¥525,470	¥505,803	¥495,439	¥511,145	¥511,101

Surplus of the Nation on Current Account
Exports of Goods and Services and Other Receipts from Abroad	26,710	23,202	18,434	18,641	20,858
Less: Imports of Goods and Services and Other Payments Abroad	(8,981)	(7,929)	(5,364)	(5,383)	(5,798)

	17,730	15,272	13,070	13,259	15,060

Gross National Income	¥530,753	¥504,792	¥486,948	¥492,570	¥485,050
Percentage Changes of GDP from Previous Year
At Nominal Prices	0.8%	-4.6%	-3.2%	1.1%	-1.9%
At Real Prices(a)	1.8	-3.7	-2.0	3.2	-0.0
Deflator	-1.0	-0.9	-1.2	-2.0	-1.9

(a)	Real prices are based on calendar year 2000.

Source: Economic and Social Research Institute, Cabinet Office.

The following table sets forth information pertaining to Japan’s gross domestic product, as seasonally adjusted, for each of the eight quarters ended March 31, 2012.

	Quarterly Gross Domestic Product(a)
	JFY 2010				JFY 2011
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Nominal Gross Domestic Expenditures(b)	¥483,232	¥484,011	¥481,099	¥469,491	¥463,557	¥471,099	¥469,519	¥475,144

Real Gross Domestic Expenditures(b)(c)	¥510,859	¥514,820	¥514,710	¥504,447	¥502,335	¥511,882	¥511,986	¥517,953

Percentage Changes of GDP from the Previous Quarter
At Nominal Prices(d)	0.8%	0.2%	-0.6%	-2.4%	-1.3%	1.6%	-0.3%	1.2
At Real Prices(c)(d)	1.2	0.8	-0.0	-2.0	-0.4	1.9	0.0	1.2
Deflator(d)	-0.3	-0.6	-0.6	-0.4	-0.8	-0.3	-0.4	0.0

(a)	Quarterly GDP financial data are subject to change.
(b)	Numbers are based on seasonally-adjusted GDP figures.
(c)	Real prices are based on calendar year 2005.
(d)	Percentage changes are based on seasonally-adjusted GDP figures.

Source: Economic and Social Research Institute, Cabinet Office.

Per Capita Gross Domestic Product

The following table indicates per capita gross domestic product for the last five years:

Fiscal Year	Per Capita GDP
	Amount (in thousands of yen)	Year-on-year change (%)
2006	3,981	0.6
2007	4,008	0.7
2008	3,822	(4.6)
2009	3,700	(3.2)
2010	3,742	1.1

National Income

The following table sets forth national income for calendar year 2006 through calendar year 2010.

	National Income
	2006	2007	2008	2009	2010
	(yen amounts in billions)
Domestic Factor Income	¥360,923	¥364,908	¥350,438	¥327,146	¥335,258
Net Income from Abroad	14,399	17,198	16,511	12,629	12,257

National Income at Factor Cost	¥375,323	¥382,106	¥366,949	¥339,775	¥347,515

Percentage Changes of Income at Factor Cost from Previous Year	0.4%	1.8%	-4.0%	-7.4%	2.3%

Source: Economic and Social Research Institute, Cabinet Office.

Industry

The following table sets forth the proportion of gross domestic product contributed by major industrial sectors of the economy for calendar year 2006 through calendar year 2010.

GDP by Industrial Sectors (at nominal prices)

	2006	2007	2008	2009	2010
Industry
Agriculture, Forestry and Fisheries	1.2%	1.1%	1.1%	1.2%	1.2%
Mining	0.1	0.1	0.1	0.1	0.1
Manufacturing	19.8	20.2	19.7	17.7	19.4
Construction	5.8	5.7	5.6	5.7	5.5
Electric Power Generation, Gas and Water	2.2	2.0	1.9	2.4	2.3
Wholesale and Retail Trade	14.2	13.6	14.0	13.6	13.4
Finance and Insurance	6.0	6.0	5.0	5.0	4.9
Real Estate	10.9	10.9	11.2	12.1	11.8
Transportation and Communication	5.0	5.2	5.1	4.9	4.9
Services	17.9	18.3	18.9	19.4	19.1

Total	88.4	88.4	88.0	87.6	87.9
Public Services
Electric Power Generation, Gas and Water	0.6	0.6	0.6	0.7	0.6
Services	2.4	2.4	2.4	2.5	2.4
Public Administration	5.9	5.9	6.1	6.4	6.1

Total	9.0	8.9	9.2	9.6	9.2
Non-Profit Services	2.0	1.9	2.0	2.1	2.1

Total	99.3%	99.3%	99.1%	99.2%	99.1%

Source: Economic and Social Research Institute, Cabinet Office, Annual Report on National Accounts.

Energy

The following table sets forth the total amounts of primary energy supplied and the percentages supplied by different sources for JFY 2006 through JFY 2010.

JFY	Sources of Primary Energy Supplied
	Total Primary Energy Supplied (peta-joule)	Oil	Coal	Nuclear	Natural Gas	Other
2006	23,773	47.0	20.5	11.2	15.1	6.1
2007	23,855	47.0	21.3	9.7	16.3	5.7
2008	23,218	46.4	21.4	9.7	16.7	5.8
2009	21,743	45.2	20.3	11.1	17.4	6.0
2010	23,123	43.7	21.6	10.8	17.3	6.6

Source: Agency for Natural Resources and Energy, Ministry of Economy, Trade and Industry, Report on Energy Supply and Demand.

During JFY 2011, largely due to the effects of the Earthquake, the import of LNG increased significantly as the demand increased for power generation at thermal power stations. See “Foreign Trade and Balance of Payments—Foreign Trade”.

The table below sets forth information regarding crude oil imports for JFY 2007 through JFY 2011.

	JFY 2007	JFY 2008	JFY 2009	JFY 2010	JFY 2011
Volume of imports (thousand kilo-liters per day)	666	637	583	589	574
Cost of imports (c.i.f. in billions of yen)	¥13,693	¥13,640	¥8,587	¥9,756	¥11,894
Average price (c.i.f. in yen kilo-liters)	¥56,335	¥58,542	¥40,374	¥45,373	¥56,678

Source: Customs and Tariff Bureau, Ministry of Finance.

Japan has historically depended on oil for most of its energy requirements and almost all its oil is imported, mostly from the Middle East. Oil price movements thus have a major impact on the domestic economy. Recently, as the demand for oil in emerging economies such as China and India has expanded and the geopolitical tension in the Middle East worsened, crude oil prices increased significantly.

Japan has worked to reduce its dependence on oil by encouraging energy conservation and the use of alternative fuels. In addition, a restructuring of industry, with emphasis shifting from primary industries to processing and assembly type industries and from manufacturing industry to service industry, has also contributed to the reduction of oil consumption.

The following table sets forth information relating to total electric power generating capacity and electric power generation for JFY 2006 through JFY 2010.

	JFY 2006	JFY 2007	JFY 2008	JFY 2009	JFY 2010
	(megawatts)
Electric power generating capacity(a):
Fossil Fuel	176,350	176,412	179,324	181,736	182,381
Nuclear	49,467	49,467	47,935	48,847	48,960
Hydro-electric	47,375	47,637	47,949	47,966	48,111
Other	1,796	2,072	2,302	2,549	2,863

Total	274,988	275,588	277,511	281,099	282,315

	(gigawatt-hour)
Electric power generation:
Fossil Fuel	755,084	841,289	798,930	742,522	771,339
Nuclear	303,426	263,832	258,128	279,750	288,230
Hydro-electric	97,340	84,234	83,504	83,832	90,681
Other	5,260	5,676	5,708	6,518	6,670

Total	1,161,110	1,195,032	1,146,269	1,112,622	1,156,921

(a)	At the end of fiscal year—March 31.

Source: Handbook of Electric Power Industry, Agency for Natural Resources and Energy, Ministry of Economy, Trade and Industry.

Price Indices

The table below sets forth information concerning changes in Japan’s wholesale and consumer price indices for the periods indicated.

	Corporate Goods Price Index(a)		Consumer Price Index(b)
	Index(c)	Annual % Change	Index	Annual % Change
2007	104.0	1.8	100.7	0.0
2008	108.7	4.6	102.1	1.4
2009	103.0	-5.2	100.7	-1.4
2010	102.9	-0.1	100.0	-0.7
2011	105.0	2.1	99.7	-0.3

(a)	All commodities. Calendar year 2005=100. Source: Domestic Corporate Goods Price Index, Bank of Japan.
(b)	General index. Calendar year 2010=100. Source: Consumer Price Index, Statistics Bureau, Ministry of Internal Affairs and Communications.
(c)	Indices are calculated using the monthly averages.

Labor

The number of employees had been on an upward trend from 2004 to 2007, but has decreased since 2008. In 2009, the average employment was estimated at 62.8 million, of which 25.4% were employed in mining, manufacturing and construction, 4.2% were employed in agriculture, forestry and fisheries, and 70.5% in services and other sectors. In 2010, the average employment was estimated at 62.6 million, of which 24.8% were employed in mining, manufacturing and construction, 4.0% were employed in agriculture, forestry and fisheries, and 71.2% were employed in services and other sectors. The unemployment rate (seasonally adjusted) in Japan gradually increased from 2008 to the middle of 2010, but has gradually decreased since the end of 2010. It ranged between 4.2% and 4.9% during 2011. (Note: Due to the impact of the Great East Japan Earthquake, it has become difficult to conduct a labor search in the following prefectures, Iwate, Miyagi and Fukushima. For this reason, the nationwide unemployment rate for the period between March 2011 and August 2011 does not account for these three prefectures.) The seasonally adjusted unemployment rate was 4.6% for January, 4.5% for February, 4.5% for March and 4.6% for April in 2012, the most recent four months for which statistics are available.

The following table indicates unemployment statistics for Japan for each of the last five years:

Fiscal Year	Unemployment Rate (%)
2007	3.9
2008	4.0
2009	5.1
2010	5.1
2011	4.6

(Note) From the Ministry of Internal Affairs and Communications “Labor Force Survey”. The unemployment rate for FY 2011 is based on an estimate with respect to Iwate, Miyagi and Fukushima Prefectures.

The table below sets forth information regarding wage index (total cash earnings (nominal)) and industrial production index (manufacturing and mining) for the periods indicated.

	Wage Index(a)		Industrial Production Index(b)
	Index(c)	Annual % Change	Index	Annual % Change
2007	103.9	-1.0	107.4	2.8
2008	103.6	-0.3	103.8	-3.4
2009	99.5	-3.9	81.1	-21.9
2010	100.0	0.5	94.4	16.4
2011	99.8	-0.2	92.2	-2.3

(a)	Calendar year 2010=100. Source: Monthly Labor Survey, Ministry of Health, Labor and Welfare.
(b)	Calendar year 2005=100. Source: Ministry of Economy, Trade and Industry.
(c)	Indices are calculated using the monthly averages.

Aging Workforce and Population Decrease

One of the risks that the Japanese economy bears is the issue of the aging of the population accompanied with an overall population decrease. Aging and population decrease placed downward pressure on economic growth. The negative impact can be reduced by enhancing productivity and competitiveness through the further opening of the Japanese economy to the world. Aging and population decrease have an impact not only on the macro growth rate but also on spending patterns (such as the older generations spending more than younger generations on service consumption) and, consequently, the country’s economic structure.

The impact of the aging and shrinking population on Japan’s fiscal structure looms as a long-term risk. Social security benefit payments under the current system will increase. The ratio of pensions to national income are expected to remain at the same level, but that of welfare including medical benefits and nursing-care benefits is expected to increase. Aging and population decrease will thus modify the Japanese revenue structure. Furthermore, amid increasing capital mobility, it is imperative for Japan to foster an environment attractive to business enterprises. Under these circumstances, it has become more and more difficult to impose additional tax burdens on the income of individuals and corporations. The effects of the aging and shrinkage of the population would also be prominent in Japan’s regional economies.

The following table indicates the age distribution of Japan’s population:

Population and Percentage distribution by Age (5-Year Age Group)

Age groups	Both sex
	1995*	2000*	2005*	2010*	2011
	Population (Thousand persons)
Total	125,570	126,926	127,768	128,057	127,799

0 – 4 years old	6,001	5,915	5,599	5,308	5,303
5 – 9	6,547	6,033	5,950	5,598	5,490
10 – 14	7,485	6,558	6,036	5,933	5,912
15 – 19	8,567	7,502	6,593	6,093	6,075
20 – 24	9,907	8,438	7,381	6,525	6,370

25 – 29	8,799	9,809	8,314	7,391	7,219
30 – 34	8,136	8,794	9,795	8,421	8,093
35 – 39	7,830	8,130	8,772	9,864	9,712
40 – 44	9,015	7,814	8,113	8,809	9,315
45 – 49	10,630	8,932	7,755	8,093	7,966

50 – 54	8,932	10,461	8,828	7,700	7,639
55 – 59	7,962	8,750	10,294	8,728	8,320
60 – 64	7,483	7,750	8,577	10,112	10,632
65 – 69	6,402	7,118	7,460	8,272	7,861
70 – 74	4,699	5,910	6,661	7,018	7,184

75 – 79	3,292	4,157	5,280	5,992	6,143
80 – 84	2,303	2,619	3,423	4,376	4,494
85 – 89	1,138	1,535	1,855	2,454	2,625
90 – 94	368	571	843	1,029	1,082
95 – 99	69	119	212	298	317

100 and over	6	12	25	44	47

Regrouped
0 – 14 years old	20,033	18,505	17,585	16,839	16,705
15 – 64	87,260	86,380	84,422	81,735	81,342
65 and over	18,277	22,041	25,761	29,484	29,752
65 – 74 years old	11,101	13,028	14,122	15,290	15,044
75 and over	7,175	9,012	11,639	14,194	14,708

Age groups	Both sex
	1995*	2000*	2005*	2010*	2011
	Percentage distribution (%)
Total	100.00	100.00	100.00	100.00	100.00

0 – 4 years old	4.78	4.66	4.38	4.15	4.15
5 – 9	5.21	4.75	4.66	4.37	4.30
10 – 14	5.96	5.17	4.72	4.63	4.63
15 – 19	6.82	5.91	5.16	4.76	4.75
20 – 24	7.89	6.65	5.78	5.10	4.98

25 – 29	7.01	7.73	6.51	5.77	5.65
30 – 34	6.48	6.93	7.67	6.58	6.33
35 – 39	6.24	6.41	6.87	7.70	7.60
40 – 44	7.18	6.16	6.35	6.88	7.29
45 – 49	8.47	7.04	6.07	6.32	6.23

50 – 54	7.11	8.24	6.91	6.01	5.98
55 – 59	6.34	6.89	8.06	6.82	6.51
60 – 64	5.96	6.11	6.71	7.90	8.32
65 – 69	5.10	5.61	5.84	6.46	6.15
70 – 74	3.74	4.66	5.21	5.48	5.62

75 – 79	2.62	3.28	4.13	4.68	4.81
80 – 84	1.83	2.06	2.68	3.42	3.52
85 – 89	0.91	1.21	1.45	1.92	2.05
90 – 94	0.29	0.45	0.66	0.80	0.85
95 – 99	0.05	0.09	0.17	0.23	0.25

100 and over	0.00	0.01	0.02	0.03	0.04

Regrouped
0 – 14 years old	15.95	14.58	13.76	13.15	13.07
15 – 64	69.49	68.06	66.07	63.83	63.65
65 and over	14.56	17.36	20.16	23.02	23.28
65 – 74 years old	8.84	10.26	11.05	11.94	11.77
75 and over	5.71	7.10	9.11	11.08	11.51

(Note) * Statistics Bureau, Ministry of Internal Affairs and Communications, “Population Census”. (Unknown age population is included after being prorated to each age population.)

FOREIGN TRADE AND BALANCE OF PAYMENTS

Foreign Trade

Japan is one of the leading trading nations of the world, ranking fourth to China, United States and Germany in merchandise exports and ranking fourth to the United States, China and Germany in merchandise imports among the IMF member countries in 2011.

The trade surplus decreased from ¥10,796 billion in 2007 to trade deficit ¥2,565 billion in 2011 as exports decreased and imports increased. This is Japan’s first trade deficit in 31 years. The primary reasons for the trade deficit include the decline in export due to the effects of the Earthquake and Thailand’s flood and increased imports of LNG. Imports of LNG increased as the demand increased for power generation at thermal power stations after the nuclear accident at the Fukushima Daiichi Nuclear Plant caused suspension of operations at other nuclear plants, resulting in reduced energy supply. In light of the need for a stable supply of energy, it is currently expected that the increase in the import of LNG will continue for the foreseeable future. With commodity prices steadily rising after the collapse of Lehman Brothers in 2008, Japan’s dependence on imports for a large part of its fuel needs (including crude oil and LNG) is expected to result in a further increase in Japan’s overall imports.

The following tables set forth information relating to foreign trade for the years indicated. In these tables exports are stated on an f.o.b. basis and imports on a c.i.f. basis. Monetary figures are based on actual movements of goods as calculated by the Ministry of Finance. (This method of computation differs from that used in calculating balance of payments, in which both exports and imports are stated on an f.o.b. basis.)

Foreign Trade of Japan

	Value Index(a)		Quantum Index(a)		Unit Value(a) Index		Terms of Trade(b)
	Exports	Imports	Exports	Imports	Exports	Imports	Index
2007	127.8	128.4	112.9	103.7	113.2	123.9	91.4
2008	123.4	138.6	111.2	103.0	111.0	134.6	82.5
2009	82.5	90.4	81.6	88.2	101.1	102.5	98.6
2010	102.7	106.7	101.4	100.5	101.3	106.2	95.4
2011	99.8	119.6	98.4	103.7	101.5	115.4	88.0

(a)	Calendar year 2005=100.
(b)	Unit value index of exports divided by unit value index of imports, multiplied by 100.

Source: Japan Tariff Association, Ministry of Finance.

Composition of Japan’s Exports and Imports

	2007		2008		2009		2010		2011
	(yen amounts in billions)
JAPAN’S EXPORTS
Textile Products	¥1,033	1.2%	¥941	1.3%	¥715	1.3%	¥783	1.2%	¥812	1.2%
Metals and Metal Products	6,719	8.0	7,152	8.8	4,725	8.7	5,993	8.9	5,997	9.1
Machinery and Equipment:
Ships	1,751	2.1	1,995	2.5	2,018	3.7	2,242	3.3	2,046	3.1
Motor Vehicles	14,317	17.1	13,736	17.0	6,693	12.4	9,174	13.6	8,204	12.5
TV and Radio Receivers	291	0.3	216	0.3	104	0.2	110	0.2	101	0.2
Motorcycles	739	0.9	597	0.7	296	0.5	274	0.4	266	0.4
Scientific and Optical Instruments	2,090	2.5	2,024	2.5	1,578	2.9	2,014	3.0	2,109	3.2
Other(1)	37,424	44.6	34,916	43.1	23,247	42.9	29,516	43.8	28,916	44.1

Total Machinery and Equipment	56,614	67.5	53,484	66.0	33,936	62.6	43,330	64.3	41,642	63.5
Chemicals	7,745	9.2	7,269	9.0	5,780	10.7	6,925	10.3	6,798	10.4
Foods and Beverages	417	0.5	403	0.5	366	0.7	406	0.6	359	0.5
Other Exports(2)	11,403	13.6	11,768	14.5	8,650	16.0	9,963	14.8	9,938	15.2

Grand Total	¥83,931	100.0%	¥81,018	100.0%	¥54,171	100.0%	¥67,400	100.0%	¥65,546	100.0%

	2007		2008		2009		2010		2011
	(yen amounts in billions)
JAPAN’S IMPORTS
Foods and Beverages	¥6,041	8.3%	¥6,212	7.9%	¥4,999	9.7%	¥5,199	8.6%	¥5,854	8.6%
Raw Materials	5,670	7.8	5,538	7.0	3,395	6.6	4,766	7.8	5,270	7.7
Chemicals	5,471	7.5	5,737	7.3	4,583	8.9	5,379	8.9	6,098	9.0
Mineral Fuels:
Petroleum	12,279	16.8	16,262	20.6	7,564	14.7	9,406	15.5	11,415	16.8
Coal	1,740	2.4	3,051	3.9	2,057	4.0	2,111	3.5	2,459	3.6
Other(3)	6,187	8.5	8,346	10.6	4,581	8.9	5,881	9.7	7,942	11.7

Total Mineral Fuel	20,206	27.6	27,658	35.0	14,202	27.6	17,398	28.6	21,816	32.0
Machinery and Equipment	20,239	27.7	18,736	23.7	13,518	26.2	16,070	26.4	16,176	23.7
Other Imports(4)	15,508	21.2	15,072	19.1	10,803	21.0	11,952	19.7	12,897	18.9

Grand Total	¥73,136	100.0%	¥78,955	100.0%	¥51,499	100.0%	¥60,765	100.0%	¥68,111	100.0%

(1)	This category includes general machinery, electronic components including semiconductors and electronic equipment including electronic circuit.
(2)	This category includes raw materials, mineral fuels and vehicle parts.
(3)	This category includes liquid natural gas and petroleum products.
(4)	This category includes clothing and accessories thereof, non-ferrous metal and scientific and optical instruments.

Source: The Summary Report on Trade of Japan, Japan Tariff Association, Ministry of Finance.

Geographic Distribution of Japan’s Exports and Imports

	2007		2008		2009		2010		2011
	(yen amounts in billions)
JAPAN’S EXPORTS
Asia	¥40,400	48.1%	¥39,966	49.3%	¥29,338	54.2%	¥37,827	56.1%	¥36,686	56.0%
China	12,839	15.3	12,950	16.0	10,236	18.9	13,086	19.4	12,902	19.7
(Asia NIES)	18,796	22.4	17,885	22.1	12,717	23.5	15,968	23.7	14,917	22.8
(ASEAN)	10,241	12.2	10,726	13.2	7,499	13.8	9,882	14.7	9,799	14.9
Oceania	2,104	2.5	2,200	2.7	1,409	2.6	1,796	2.7	1,778	2.7
Australia	1,669	2.0	1,793	2.2	1,135	2.1	1,392	2.1	1,418	2.2
North America	18,135	21.6	15,331	18.9	9,456	17.5	11,191	16.6	10,727	16.4
U.S.A.	16,896	20.1	14,214	17.5	8,733	16.1	10,374	15.4	10,018	15.3
Canada	1,238	1.5	1,116	1.4	723	1.3	817	1.2	709	1.1
Central and South America	4,130	4.9	4,247	5.2	3,085	5.7	3,874	5.7	3,528	5.4
Western Europe	12,329	14.7	11,445	14.1	7,077	13.1	8,004	11.9	8,150	12.4
EU	12,398	14.8	11,430	14.1	6,749	12.5	7,616	11.3	7,619	11.6
Central and Eastern Europe, Russia etc.	2,389	2.8	2,932	3.6	905	1.7	1,435	2.1	1,670	2.5
Russia	1,265	1.5	1,714	2.1	307	0.6	703	1.0	941	1.4
Middle East	3,078	3.7	3,508	4.3	2,013	3.7	2,216	3.3	1,955	3.0
Africa	1,365	1.6	1,389	1.7	886	1.6	1,057	1.6	1,053	1.6

Total	¥83,931	100.0%	81,018	100.0%	¥54,171	100.0%	¥67,400	100.0%	¥65,546	100.0%

	2007		2008		2009		2010		2011
	(yen amounts in billions)
JAPAN’S IMPORTS
Asia	¥31,564	43.2%	¥32,034	40.6%	¥22,989	44.6%	¥27,511	45.3%	¥30,391	44.6%
China	15,035	20.6	14,830	18.8	11,436	22.2	13,413	22.1	14,642	21.5
(Asia NIES)	6,543	8.9	6,288	8.0	4,435	8.6	5,377	8.8	5,836	8.6
(ASEAN)	10,239	14.0	11,076	14.0	7,268	14.1	8,844	14.6	9,951	14.6
Oceania	4,189	5.7	5,378	6.8	3,542	6.9	4,327	7.1	4,893	7.2
Australia	3,673	5.0	4,922	6.2	3,242	6.3	3,948	6.5	4,514	6.6
North America	9,530	13.0	9,371	11.9	6,378	12.4	6,876	11.3	6,970	10.2
U.S.A.	8,349	11.4	8,040	10.2	5,512	10.7	5,911	9.7	5,931	8.7
Canada	1,174	1.6	1,323	1.7	858	1.7	958	1.6	1,032	1.5
Central and South America	2,842	3.9	2,863	3.6	1,878	3.6	2,485	4.1	2,772	4.1
Western Europe	8,299	11.3	7,999	10.1	6,137	11.9	6,419	10.6	7,031	10.3
EU	7,663	10.5	7,292	9.2	5,518	10.7	5,821	9.6	6,411	9.4
Central and Eastern Europe Russia etc.	1,602	2.2	1,784	2.3	1,085	2.1	1,729	2.8	1,855	2.7
Russia	1,242	1.7	1,389	1.8	826	1.6	1,412	2.3	1,514	2.2
Middle East	13,370	18.3	17,351	22.0	8,640	16.8	10,387	17.1	12,832	18.8
Africa	1,736	2.4	2,172	2.8	849	1.6	1,031	1.7	1,366	2.0

Total	¥73,136	100.0%	¥78,955	100.0%	¥51,499	100.0%	¥60,765	100.0%	¥68,111	100.0%

Source: The Summary Report on Trade of Japan, Japan Tariff Association, Ministry of Finance.

Balance of Payments

In 2007, the Current Account surplus expanded to ¥24,934 billion due to a substantial increase in the Trade Balance. In 2008, the Current Account surplus significantly decreased to ¥16,662 billion due to a substantial decrease in the Balance on Goods and Services as well as Trade Balance. In 2009, the Current Account surplus further decreased to ¥13,736 billion due to a substantial decrease in exports and imports. In 2010, the Current Account surplus increased to ¥17,171 billion due to a substantial increase in the Trade Balance. In 2011, the Current Account surplus significantly decreased to ¥9,551 billion due to a substantial decrease in the Balance on Goods and Services.

Balance of Payments of Japan

	2007	2008	2009	2010	2011
	(in billions)
Current Account	¥24,934	¥16,662	¥13,736	¥17,888	¥9,551
Balance on Goods and Services	9,825	1,890	2,125	6,565	(3,378)
Trade Balance	12,322	4,028	4,038	7,979	(1,616)
Exports (f.o.b.)	79,725	77,335	50,857	63,922	62,725
Imports (f.o.b.)	67,403	73,307	46,819	55,943	64,341
Services	(2,497)	(2,138)	(1,913)	(1,414)	(1,762)
Income	16,467	16,123	12,774	12,415	14,038
Current Transfers	(1,358)	(1,352)	(1,164)	(1,092)	(1,110)
Capital and Financial Account(a)	(22,538)	(18,390)	(12,645)	(11,998)	6,266
Balance on Financial Account	(22,065)	(17,831)	(12,179)	(11,564)	6,238
Assets	(31,752)	8,158	27,953	(4,694)	7,315
Liabilities	9,687	(25,989)	(40,133)	(6,869)	(1,078)
Capital Account	(473)	(558)	(465)	(434)	28
Changes in Reserve Assets(b)	(4,297)	(3,200)	(2,527)	(3,793)	(13,790)
Errors and Omissions	1,902	4,928	1,436	(2,098)	(2,027)

(a)	Numbers in parentheses indicate outflows of capital resulting from either increases in assets or decreases in liabilities.
(b)	Parenthesis for change in Reserve Assets represents an increase in reserve assets.

Source: Balance of Payments Monthly, Ministry of Finance.

Official Foreign Exchange Reserves

The following table shows the breakdown of Japan’s official foreign exchange reserves as of the end of the years indicated.

Official Foreign Exchange Reserves(a)

As of December 31,	Gold(b)	Foreign Exchange	IMF Reserve Position	Special Drawing Rights	Total
	(in millions)
2007	$20,580	$947,987	$1,395	$3,034	$973,365
2008	21,281	1,003,300	2,659	3,033	1,030,647

As of December 31,	Gold(b)	Foreign Exchange	IMF Reserve Position	Special Drawing Rights	Total
2009	27,161	996,552	4,313	20,968	1,049,397
2010	34,695	1,035,817	4,608	20,626	1,096,185
2011	37,666	1,220,785	17,181	19,745	1,295,841

(a)	The foreign exchange reserves, which are officially recorded in U.S. dollars by the Ministry of Finance, do not include: (i) net balance of bilateral accounts between the Bank of Japan and foreign central banks, and (ii) foreign exchange holdings of commercial banks.
(b)	Until 1999, gold was valued at SDR 35 per ounce. Since 2000, the valuation of gold has been changed to reflect marked-to-market values.

Source: International Reserves/Foreign Currency Liquidity, Ministry of Finance.

Foreign Exchange Rates

The following table sets forth the high, low and average daily interbank rate for the U.S. dollar in the Tokyo foreign exchange market for the years indicated.

	2007	2008	2009	2010	2011
Average (Central Rate)	¥117.77	¥103.39	¥93.61	¥87.75	¥79.76
High	124.14	110.48	101.24	94.70	85.53
Low	107.29	87.19	84.82	80.24	75.52

Source: Foreign Exchange, Bank of Japan.

FINANCIAL SYSTEM

The Bank of Japan and Monetary Policy

The Bank of Japan (“BOJ”), with 55% of its capital owned by the government, is the central bank and sole issuing bank, as well as the depository and fiscal agent for the government. As of May 31, 2012, the BOJ had total assets of ¥142,801 billion.

One of the missions of the BOJ is to contribute to the sound development of the national economy, through the pursuit of price stability. In order to fulfill this mission, the BOJ controls the overall volume of money in the economy and uncollateralized overnight call rate on a daily basis through market operations, along with monetary policy decided at the BOJ Policy Board Meetings. From March 2001 to March 2006, in order to fight deflation and revive the Japanese economy, the BOJ had implemented the quantitative easing policy by conducting money market operations to adjust the outstanding balance of the current accounts at the BOJ. And in March 2006, the BOJ announced the exit from the quantitative easing policy and the return to monetary policy that targets policy interest rate (uncollateralized overnight call rate). At the same time, the BOJ decided to encourage the rate to remain at effectively zero percent. Then, the BOJ increased the policy interest rate to 0.25% in July 2006, and to 0.5% in February 2007. Since the fall of 2008, however, when the turmoil in global financial markets intensified, the BOJ implemented various monetary policy measures including reductions in the policy interest rate. It decreased the policy interest rate to 0.3% in October 2008, and further to 0.1% in December 2008. Furthermore, in October 2010, in order to further enhance monetary easing, the BOJ implemented a comprehensive monetary easing policy, which included the establishment of an Asset Purchase Program to purchase financial assets, including risk assets, as well as to provide loans. In March 2011, February 2012 and April 2012, the BOJ increased the amount of purchases of financial assets and loans under the Program to ¥40 trillion, ¥65 trillion and ¥70 trillion respectively. In addition to the Program, the BOJ has implemented a series of emergency loans to financial institutions in order to support liquidity in the Earthquake-affected regions, including a 25 billion yen facility that became available on May 23, 2012. The total amount of lending made under this emergency facility amounts to approximately 462 billion yen as of May 23, 2012.

The following table sets forth the principal economic indicators relating to monetary policy from 2007 through 2011.

	Current Account Balances(a)	Monetary Base		Money Stock		Loan and Bills Discounts Domestically Licensed Banks
		Total(b)	Annual % Change	Total(b)	Annual % Change	Total(b)	Annual % Change
	(yen amounts in billions)
2007	8,684	88,631	-6.9	719,581	1.6	417,639	0.5
2008	8,166	88,762	0.2	734,600	2.1	436,848	4.6
2009	12,922	93,919	5.8	754,492	2.7	428,567	-1.9
2010	16,765	98,429	4.8	775,391	2.8	420,417	-1.9
2011	29,622	113,415	15.2	796,710	2.8	425,858	1.3

(a)	Average amounts outstanding.

Source: Bank of Japan Statistics, Bank of Japan.

Government Financial Institutions

The activities of private institutions are supplemented by a number of financial institutions under government supervision, the appointment of whose senior officials is subject to approval by the government and whose funds are supplied principally or partially by the government. Among these are Japan Finance Corporation (“JFC”), the successor to the functions of the international financial operations of Japan Bank for International Cooperation (“JBIC”), National Life Finance Corporation (“NLFC”), Japan Finance Corporation for Small and Medium Enterprise (“JASME”), and Agriculture, Forestry and Fisheries Finance Corporation (“AFC”), whose main purposes are to contribute to the sound development of Japan and the international economy and society and to the improvement of the quality of the national life. They also include Japan Finance Organization for Municipalities (“JFM”) (the successor of the Japan Finance Corporation for Municipal Enterprises), The Government Housing Loan Corporation, and The Okinawa Development Finance Corporation (“ODFC”), whose purposes are to supplement private financing in their respective fields of activity, and Development Bank of Japan Inc. (“DBJ”) and The Shoko Chukin Bank (“SCB”), which will be privatized.

The central government has been steadily promoting reform of governmental financial institutions. The “Outline of Administrative Reforms” decided by the cabinet on December 1, 2000, requires that the businesses and organizational forms of all special public institutions, which include governmental financial institutions, undergo a thorough review. Pursuant to the Act on Promotion of Administrative Reform for Realization of small and Efficient Government (the “Administrative Reform Promotion Act”), which was enacted on May 26, 2006, (1) the former Development Bank of Japan was succeeded to by DBJ as of October 1, 2008, which is currently wholly owned by the Japanese government and would be privatized, (2) the international financial operations of JBIC, together with the functions of NLFC, JASME, AFC were transferred to JFC as of October 1, 2008, with the functions of ODFC to be also transferred to JFC after 2012, and the overseas economic cooperation operations of JBIC were transferred to the Japan International Cooperation Agency, and (3) as of October 1, 2008, Japan Finance Corporation for Municipal Enterprises was succeeded by JFM, which is funded by local governments. Each of these measures was implemented through individual laws that were enacted in 2007, pursuant to which these successor institutions were formed on October 1, 2008.

With regard to (1) above, as originally enacted, the Development Bank of Japan Inc. Act (Act No. 85 of 2007), as amended (the “DBJ Act”), contemplated full privatization of DBJ over a period of five to seven years from its establishment on October 1, 2008. During that time period, the DBJ Act (as originally enacted) provided that the Japanese government would dispose of all of the common stock of DBJ that it currently owns (the “full privatization”), and that steps would be taken to abolish the DBJ Act promptly after the full privatization. On June 26, 2009, the Japanese Diet approved the Act for Partial Amendment of the Development Bank of Japan Inc. Act (Act No. 67 of 2009) (the “Amendment Act”), which, as part of the Japanese government’s response to economic and financial crises, enables the Japanese government to strengthen DBJ’s financial base through capital injections up to the end of March 2012. In addition, under the Amendment Act, the targeted timing for the full privatization of DBJ has been extended to approximately five to seven years from April 1, 2012. Further, the Amendment Act provides that the Japanese government is to review the organization of DBJ, including the way of the Japanese government’s holding of the DBJ shares, by the end of fiscal year 2011, and until such time, the Japanese government shall not be disposing of the DBJ’s shares held by it. Additionally, on May 2, 2011, in order to address the Great East Japan Earthquake of March 11, 2011, the Japanese Diet approved the Act for Extraordinary Expenditure and Assistance to Cope with the Great East Earthquake (Act No. 40 of 2011) (the “Extraordinary Expenditure Act”). The Extraordinary Expenditure Act enables to the Japanese government to strengthen DBJ’s financial base through capital injection through March 2015 so that DBJ can smoothly implement its crisis response operations. In addition, under Extraordinary Expenditure Act, the targeted timing for the full privatization of DBJ has been extended to approximately five to seven years from April 1, 2015. Further, the Extraordinary Expenditure Act provides that the Japanese government is to review the organization of DBJ, including the way of the Japanese government’s holding of the DBJ’s shares by the end of fiscal year 2014, and until such time, the Japanese government shall not dispose of the DBJ’s shares held by it.

Private Financial Institutions

According to the Financial Services Agency, the private banking system included five city banks and 107 local banks (including the Saitama Resona Bank), as of April 1, 2012, whose business corresponds roughly to that of commercial banks in the United States, as well as four major trust banks.

There are also credit associations, credit cooperative associations, labor credit associations and the national federations of each of such associations, which are engaged mainly in making small business loans. Agricultural cooperatives, prefectural credit federations of such cooperatives and The Norinchukin Bank operate in the field of agricultural credit.

GOVERNMENT FINANCE

Revenues, Expenditures and Budgets

The responsibility for the preparation of the budget and the administration of government finances rests with the Ministry of Finance. The fiscal year commences on April 1, and the Cabinet usually submits the budget to the Diet for its decision in the preceding January. Supplementary budgets revising the original budget may be submitted to the Diet from time to time during the fiscal year.

The government endorsed “Fiscal Management Strategy” on June 22, 2010, and in its strategy the government set up the following targets for advancing fiscal consolidation.

•	Halving the primary deficit (of both central and local governments) in percent of GDP by JFY 2015.

•	Achieving a primary surplus (of both central and local governments) by JFY 2020.

•	Achieving stable reduction in the amount of public debt relative to GDP from JFY 2021.

The fiscal and financial operations of the government and its agencies are budgeted and recorded in the following three sets of accounts:

•	General Account. The general account is used primarily to record operations in basic areas of governmental activity.

•

Special Accounts.    The accounts of the central government consist of the general account and special accounts. Special accounts can be set up to carry out specific projects, to manage specific funds, and for other purposes. Special accounts can be set up when the government (i) implements a specific program such as insurance and public works, (ii) possesses and manages special funds such as Fiscal Loan Program Funds and Foreign Exchange Funds, and (iii) uses a certain revenue to secure a special expenditure and thus needs to deal with such revenue and expenditure on a separate basis from the general revenue and expenditure such as Local Allocation and Local Transfer Tax and Government Bonds Consolidation Funds. As of April 1, 2012, the government has 17 special accounts.

•	Government-Affiliated Agencies. The government-affiliated agencies are government-owned corporations which consist of three financial corporations.

The settlement of accounts for revenues and expenditures is made by the Ministry of Finance, based on reports submitted by the respective Ministers. The settlement of accounts is required by law to be audited annually in detail by the Board of Audit, an organ independent of the Cabinet, and submitted by the Cabinet to the Diet in the following fiscal year.

The following tables set forth information with respect to the General Account, the Special Accounts and the Government Affiliated Agencies for JFY 2006 through JFY 2011, and the budget for JFY 2012.

Summary of Consolidated General and Special Accounts(a)

	JFY 2006	JFY 2007	JFY 2008	JFY 2009	JFY 2010	JFY 2011 (Provisional results as of December 31, 2011)	JFY 2012 Initial Budget
	(in billions)
REVENUES
Total Revenues, General Account	¥84,413	¥84,553	¥89,208	¥107,114	¥100,535	¥110,680	¥90,334
Total Revenues, Special Accounts	501,536	395,920	387,740	377,893	386,985	428,153	408,395
Less: Inter-Account Transactions(c)	282,768	233,244	240,977	238,727	241,815	262,444	257,686

Total Consolidated Revenues	¥303,181	¥247,230	¥235,971	¥246,280	¥245,704	¥276,390	¥241,043

EXPENDITURES
Total Expenditures, General Account	¥81,445	¥81,843	¥84,697	¥100,973	¥95,312	¥110,529	¥90,334
Total Expenditures, Special Accounts	450,580	353,283	359,198	348,060	345,074	397,018	394,094
Less: Inter-Account Transactions(c)	281,102	231,611	239,115	236,323	239,158	259,720	255,663

Total Consolidated Expenditures	¥250,923	¥203,515	¥204,781	¥212,710	¥201,228	¥247,826	¥228,766

Surplus of Consolidated Revenues over Consolidated Expenditures	¥52,258	¥43,715	¥31,190	¥33,570	¥44,476	¥28,564	¥12,277

(a)	Because of the manner in which the government accounts are kept, it is not practicable to show a consolidation of the Government Affiliated Agencies with the General and Special Accounts.
(b)	Inter-Account Transactions include transfers between the General Account and the Special Accounts, transfers between the Special Accounts, and transfers between sub-accounts of the Special Accounts.

Source: Budget, Ministry of Finance.

General Account

	JFY 2006	JFY 2007	JFY 2008	JFY 2009	JFY 2010	JFY 2011 Revised Budget(a)	JFY 2012 Initial Budget
	(in billions)
REVENUES
Tax and Stamp Revenues	¥49,069	¥51,018	¥44,267	¥38,733	¥41,487	¥42,030	¥42,346
Carried-over Surplus	3,481	2,967	2,711	4,511	6,141	2,011	—
Government Bond Issues	27,470	25,382	33,168	51,955	42,303	55,848	44,244
Income from Operation	16	16	16	15	15	16	17
Gains from Deposition of Assets	275	294	248	145	785	310	152
Miscellaneous Receipts	4,102	4,876	8,080	11,755	9,803	7,296	3,575
Receipt of the Settlement Adjustment Fund	—	—	—	—	—	—	—

Total Revenues	¥84,413	¥84,553	¥89,208	¥107,114	¥100,535	¥107,510	¥90,334

EXPENDITURES
Local Allocation Tax Grants, etc.	¥16,701	¥14,932	¥15,679	¥16,573	¥18,790	¥19,451	¥16,594
National Debt Service	18,037	19,290	19,166	18,445	19,544	20,269	21,944
Social Security	20,555	21,141	22,562	28,716	28,249	29,882	26,390
Public Works	7,709	7,257	6,921	8,353	5,803	7,827	4,573
Education and Science	5,331	5,458	5,487	6,158	6,051	6,405	5,406
National Defense	4,817	4,758	4,803	4,811	4,670	5,113	4,714
Former Military Personnel Pensions	992	941	856	781	709	643	571
Economic Assistance	784	787	800	801	746	640	522
Food Supply	610	674	1,051	1,036	1,122	1,697	1,104
Energy	471	866	868	994	845	997	820
Promotion of SMEs	240	418	1,074	2,915	830	2,199	180
Transfer to the Industrial Investment Special Account	48	20	—	—	—	—	—
Financial Aid upon Repayment of Public Investments in Connection with the Structural Reform	—	—	—	—	—	—	—
Miscellaneous	5,152	5,301	5,431	11,391	7,235	11,472	6,255
Contingencies	—	—	—	—	—	350	350
Emergency Stimulus Package	—	—	—	—	—	—	—
Contingencies for Economic Crisis Response and Regional Revitalization(b)	—	—	—	—	—	—	910
Contingencies for Restoration and Reconstruction from the Great East Japan Earthquake(c)	—	—	—	—	—	566	—
Refund to the Settlement Adjustment Fund	—	—	—	—	—	—	—
Carryback of settlement deficit compensation for JFY 2008	—	—	—	—	718	—	—

Total Expenditures	¥81,445	¥81,843	¥84,697	¥100,973	¥95,312	¥107,510	¥90,334

Surplus of Revenues over Expenditures	¥2,967	¥2,711	¥4,511	¥6,141	¥5,222	¥—	¥—

(a)	As of the date of this prospectus, details for the provisional results for JFY 2011 General Accounts are not available.
(b)	Newly established effective JFY 2010.
(c)	Newly established effective JFY 2011.

Source: Budget, Ministry of Finance.

Special Accounts

	JFY 2006		JFY 2007		JFY 2008		JFY 2009		JFY 2010		JFY 2011 Revised Budget(a)		JFY 2012 Initial Budget
	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.
	(in billions)
Fiscal Loan Program Funds(b)	¥70,869	¥68,029	¥39,010	¥36,526	—	—	—	—	—	—	—	—	—	—
Fiscal Investment and Loan Program(b)	—	—	—	—	¥42,834	¥40,457	¥39,299	¥37,749	¥29,351	¥28,079	¥39,899	¥39,089	¥35,987	¥35,398
Government Bonds Consolidation Fund	256,326	221,424	205,113	176,778	194,752	178,284	186,333	165,602	201,934	171,204	207,958	195,958	209,592	197,592
Foreign Exchange Fund	3,911	379	4,553	627	3,925	549	3,106	183	3,470	489	2,389	1,605	2,207	1,589
Local Allocation and Local Transfer Tax	74,822	72,795	51,366	50,214	51,207	50,577	52,214	51,435	55,315	53,421	56,930	55,720	54,560	53,767
Measures for Petroleum and the Advancement of Energy Demand and Supply Structure(c)	2,266	1,971	—	—	—	—	—	—	—	—	—	—	—	—
Measure for Energy(c)	—	—	2,764	2,402	2,673	2,382	2,650	2,361	2,509	2,238	2,387	2,387	7,425	7,425
Welfare Insurances(d)	45,383	44,117	—	—	—	—	—	—	—	—	—	—	—	—
Seamen’s Insurances	69	63	68	63	67	63	55	48	—	—	—	—	—	—
National Advanced Medical Center(e)	197	184	160	145	170	152	208	167	—	—	—	—	—	—
National Pensions(d)	25,240	23,904	—	—	—	—	—	—	—	—	—	—	—	—
Pensions(d)	—	—	71,863	69,731	72,520	70,305	75,649	74,612	79,184	75,936	79,303	79,303	80,469	80,469
Foodstuff Control(f)	2,291	2,264	—	—	—	—	—	—	—	—	—	—	—	—
Stable Supply of Foodstuff(f)	—	—	2,617	2,542	2,739	2,642	2,387	2,231	2,064	1,880	2,787	2,760	2,545	2,527
Agricultural Mutual Aid Reinsurance	109	62	107	47	93	43	103	62	108	81	104	100	122	119
National Forest Service	427	413	472	473	459	451	498	488	458	457	471	471	463	463
National Land Improvement(g)	521	487	575	481	—	—	—	—	—	—	—	—	—	—
Trade Reinsurance	787	5	853	56	219	65	148	61	91	59	171	171	188	188
Compensation Reinsurance for Motor Vehicle Damages(h)	168	104	140	72	—	—	—	—	—	—	—	—	—	—
Automobile Safety(h)	—	—	—	—	144	72	131	63	124	58	117	60	116	54
Infrastructure Development(i)	—	—	—	—	7,220	6,039	7,131	5,809	4,698	4,195	3,818	3,818	3,651	3,651
Harbor Improvement(i)	374	339	360	319	—	—	—	—	—	—	—	—	—	—
Airport Improvement(i)	578	464	663	555	—	—	—	—	—	—	—	—	—	—
Labor Insurance	8,984	7,110	7,849	6,542	7,935	6,753	7,237	6,869	7,112	6,703	7,615	7,574	6,833	6,826
Road Construction and Improvement(i)	4,787	3,877	4,595	3,812	—	—	—	—	—	—	—	—	—	—
Reconstruction from the Great East Japan Earthquake	—	—	—	—	—	—	—	—	—	—	—	—	3,775	3,775
Others	3,427	2,588	2,791	1,897	782	363	743	318	566	274	418	216	459	439

Total Revenues and Expenditures(j)	¥501,536	¥450,580	¥395,920	¥353,283	¥387,740	¥359,198	¥377,893	¥348,060	¥386,985	¥345,074	¥404,367	¥389,232	¥408,395	¥390,520

(a)	As of the date of this prospectus, details for the provisional results for JFY 2011 Special Accounts are not available.
(b)	The account was combined with certain miscellaneous account under the new account name of “Fiscal Investment and Loan Program” effective JFY 2008.
(c)	The account of “Measures for Petroleum and the Advancement of Energy Demand and Supply Structure” was incorporated in the newly established account of “Measures for Energy” effective JFY 2007.
(d)	The accounts of “Welfare Insurance” and “National Pensions” have been combined under the new account name of “Pensions” effective JFY 2007.
(e)	Account abolished as of March 31, 2010.
(f)	The account of “Foodstuff Control” was combined with certain miscellaneous accounts under the new account name of “Stable Supply of Foodstuff” effective JFY 2007.
(g)	Account abolished effective JFY 2008.
(h)	The account of “Compensation Reinsurance for Motor Vehicle Damages” was combined with certain miscellaneous accounts under the new account name of “Automobile Safety” effective JFY 2008.
(i)	The accounts were combined under the new account name of “Infrastructure Development” effective JFY 2008.
(j)	Without adjustment for inter-account transactions. Total Revenues and Expenditures may differ from the actual totals of the listed accounts due to rounding.

Source: Budget, Ministry of Finance.

Government Affiliated Agencies

	JFY 2006		JFY 2007		JFY 2008		JFY 2009		JFY 2010		JFY 2011 Revised Budget(a)		JFY 2012 Initial Budget
	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.
	(in billions)
Total	¥4,503	¥3,793	¥2,604	¥2,065	¥1,825	¥1,785	¥1,277	¥1,530	¥1,204	¥1,406	¥1,846	¥2,614	¥1,913	¥2,703

(a)	As of the date of this prospectus, details for the provisional results for JFY 2011 Government Affiliated Agencies are not available.

Source: Budget, Ministry of Finance.

Tax Structure

The central government derives tax revenues (including stamp revenues) through taxes on income, consumption and property, etc. The taxes on income, consumption and property (including stamp revenues, etc.) account for 54.1%, 40.5% and 5.4%, respectively, of the total central government taxes and stamp revenues in the JFY 2012 budget.

The individual national income tax is progressive, with rates currently ranging from 5% to 40% of taxable income, and the local taxes are a 10% single rate. Interest income is generally taxed at the rate of 20%, including both national and local taxes, separately from other types of income, and subject to certain exemptions. The corporate tax is based on a rate of 30% except that, for small and medium corporations, the first ¥8 million of income is taxed at 18%. In addition, individuals and corporations are subject to local income taxation.

Comprehensive Reform of Social Security and Tax    Japan’s fiscal conditions face challenges, with its tax revenues covering less than half of its expenditures, and with the ratio of long-term outstanding debt of central and local governments to gross domestic product expected to reach 195% at the end of JFY 2012. See also “Japan’s Public Debt” below. The Government of Japan seeks to tackle these fiscal challenges through the “comprehensive reform of social security and tax”, which is currently under consideration by the Diet, and thereby maintain the market’s and the international community’s confidence in Japan and build the foundation for stable economic growth. The first step under such proposed reform would be to set aside consumption tax revenues for social security payments, and, on the condition that the economic improvement reaches a certain level, to gradually increase the consumption tax rate to 8% in April 2014 and to 10% in October 2015. Aside from the comprehensive reform of social security and tax, the government’s other tax reform package calls for reforming vehicle taxes, extending special treatments of tax deductions for research and development tax credit, expanding and extending non-taxable treatments of gift tax for the purchase of residential housing and setting the upper limit on employment income deductions.

Fiscal Investment and Loan Program (“Zaito”)

The Fiscal Investment and Loan Program is formulated at the same pace as the General Account budget. The plan details the allocation of public funds to various special accounts, government affiliated agencies, local governments, public corporations and other public institutions.

The Fiscal Investment and Loan Program system was fundamentally changed on April 1, 2001 from a scheme with compulsory deposit of Postal Savings and Pension Reserves into a fund-raising scheme to raise in the financial markets only the necessary amount of funds for Fiscal Investment and Loan Program agencies’ projects.

Under the Zaito plan, funds are lent to government-related entities such as public corporations, government affiliated agencies, special accounts and local governments. The total funds allocated under the initial plan for JFY 2012 is ¥17,648 billion. The sources of funds for the plan in JFY 2012 are the Fiscal Loans (¥13,524 billion), the Industrial Investments (¥180 billion), Government-Guaranteed domestic bonds (¥3,582 billion) and Government-Guaranteed foreign bonds (¥362 billion).

The following table shows the uses of funds allocated under the initial plan for the periods indicated.

	JFY 2008	JFY 2009	JFY 2010	JFY 2011	JFY 2012
	(in billions)
Housing	¥862	¥686	¥604	¥578	¥923
Living Environment	2,745	2,937	3,128	2,725	2,713
Social Welfare	557	541	506	550	743
Education	873	861	1,135	1,176	1,232
Small and Medium-sized Businesses	2,934	4,227	5,673	3,627	4,323
Agriculture, Forestry and Fisheries	368	425	404	345	373
National Land Preservation and Reconstruction in the Event of Disaster	247	262	243	180	645
Road Construction	2,967	2,490	2,426	2,248	2,813
Transportation and Communications	406	451	436	408	384
Regional Development	401	424	441	467	447
Industry/Technology	323	1,310	1,907	625	2,015
Trade/Economic Cooperation	1,186	1,249	1,454	1,978	1,039

Total	¥13,869	¥15,863	¥18,357	¥14,906	¥17,648

Japan’s Public Debt

Japan’s fiscal conditions are severe, with outstanding government bonds having reached 668 trillion yen at the end of JFY 2011. The government endorsed “Fiscal Management Strategy” on June 22, 2010 and subsequently, National Policy Unit of cabinet Secretariat released “FY 2011 Review of Progress of Fiscal Management Strategy” on January 21, 2011. In its strategy, the government made a commitment that central government primary spending (General Account expenditures excluding debt and interest payment) will not exceed the JFY 2010 level over the next three years and will make every effort to ensure that the amount of new government bond issuances in JFY 2011 does not exceed such amount in JFY 2010 (around ¥44 trillion). The amount of the government bonds issuance in JFY 2011 initial budget was ¥44,298 billion and slightly fell below the JFY 2010 budget’s level of ¥44,303 billion. In addition, the government developed the fiscal consolidation targets, which were (i) to halve the primary deficit (of both central and local governments) in percent of GDP by JFY 2015, (ii) to achieve a primary surplus (of both central and local governments) by JFY 2020, and (iii) to achieve stable reduction in the amount of public debt relative to GDP from JFY 2021. According to the Cabinet Office’s Projections, (i) the primary balance of national and local governments in JFY 2012 is projected to improve by approximately 1.5 percentage points of GDP compared to JFY 2011; and (ii) the public debt-to-GDP ratio in JFY 2012 is projected to increase to 185% compared to 182% in JFY 2011.

USE OF PROCEEDS

JBIC will use the net proceeds from the sale of the Debt Securities for its operations.

DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEE

The following is a brief summary of the terms and conditions of the Debt Securities and the Fiscal Agency Agreement or Agreements pursuant to which they will be issued (the “Fiscal Agency Agreement”). JBIC has filed or will file copies of the forms of Debt Securities and the form of Fiscal Agency Agreement as exhibits to the registration statement of which this prospectus is a part. The following summary does not purport to be complete, and you should refer to such exhibits for more complete information.

General

From time to time, JBIC may authorize and issue Debt Securities in one or more series. The prospectus supplement that relates to your Debt Securities will specify the following terms:

•	The designation, aggregate principal amount, currency, any limitation on such principal amount and authorized denominations;

•	The percentage of their principal amount at which such Debt Securities will be issued;

•	The maturity date or dates;

•	The interest rate or rates, if any, which may be fixed or variable, and the dates for payment of interest, if any;

•	The paying agencies where payments of principal, premium, if any, and interest, if any, will be made;

•	Any optional or mandatory redemption terms or repurchase or sinking fund provisions; and

•	Other specific provisions.

If JBIC issues any Debt Securities at an original issue discount or payable in a currency other than the United States dollar, the prospectus supplement relating to such Debt Securities will also describe special U.S. federal income tax and other considerations applicable to such Debt Securities.

JBIC and Japan will appoint a fiscal agent (the “Fiscal Agent”) or agents in connection with the Debt Securities. The Fiscal Agency Agreement will set forth the Fiscal Agent’s duties. The Fiscal Agent will be a bank or trust company named in the applicable prospectus supplement, but JBIC and Japan may replace the Fiscal Agent and may appoint different fiscal agents for different series of Debt Securities. JBIC and Japan may maintain deposit accounts and conduct other banking and financial transactions with the Fiscal Agent. The Fiscal Agent is the agent of JBIC and Japan, is not a trustee for the holders of Debt Securities and does not have the same responsibilities or duties to act for such holders as would a trustee.

Rank of Debt Securities

The Debt Securities will be our direct, unsecured debt securities obligations and rank pari passu and be payable without any preference among themselves and at least equally with all of our other unsecured debt securities obligations from time to time outstanding, which rank senior to our unsecured general obligations not represented by debt securities, provided, however, that certain obligations in respect of national and local taxes and certain preferential rights granted by, among others, the Japanese Civil Code to certain specified types of creditors, such as preferential rights of employees to wages, will have preference.

Guarantee of Japan

Japan will unconditionally guarantee payment of principal of and premium, if any, and interest on the Debt Securities. The guarantee will be a general obligation of Japan, and Japan will pledge its full faith and credit for the performance of the guarantee. The guarantee will rank equally in right of payment with all other general obligations of Japan without any preference one above the other by reason of priority of date of issue or otherwise. Japan will agree that the guarantee may be enforced, in the event of default by JBIC, without making prior demand upon or seeking to enforce remedies against JBIC.

Issuance of any such guarantee will be subject to limits imposed by annual budgetary authorizations set by the Japanese Diet. In addition, each particular issue of Debt Securities will, on a case-by-case basis, necessitate the obtaining of authorization by Japan of any such guarantee.

Additional Amounts

We will pay all amounts that we are required to pay on the bonds without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any taxing authority in Japan (“Taxes”), unless the withholding or deduction of such Taxes is required by law. In that event, we will pay such additional amounts that are necessary so that the net amounts received by any beneficial owner of the bonds after such withholding or deduction will equal the amounts that would have been receivable in the absence of such withholding or deduction, except that no such additional amounts will be payable under certain circumstances.

Redemption

If the Debt Securities of a series provide for mandatory redemption, or redemption at the election of JBIC, such redemption shall be on at least 30 days’ notice. In event of redemption in part, the Fiscal Agent will select the Debt Securities to be redeemed by lot or in any usual manner it approves. The Fiscal Agent will mail notice of such redemption to holders of registered Debt Securities of such series, to their last addresses as they appear on the register of the Debt Securities of such series.

Japanese Taxation

The following description of Japanese taxation (limited to national taxes) applies to interest on Debt Securities issued by JBIC outside Japan and payable outside Japan as well as to certain aspects of capital gains, inheritance tax and gift tax. You should note that, while the following description of Japanese taxation contains the terms of Japanese taxation material to prospective investors, it is not exhaustive and prospective investors are advised to consult their own tax advisors as to their exact tax position.

The statements below are based on current tax laws and regulations in Japan and current income tax treaties executed by Japan all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). Neither such statements nor any other statements in this document are to be regarded as advice on the tax position of any beneficial owner of the Debt Securities or any person purchasing, selling or otherwise dealing in the Debt Securities or any tax implication arising from the purchase, sale or other dealings in respect of the Debt Securities.

Debt Securities.    This section applies only to Debt Securities other than those falling under (i) so-called “discounted bonds” (of which the original issue discount will be subject to Japanese withholding tax) as prescribed by the Act on Special Measures Concerning Taxation of Japan or (ii) so-called “taxable linked bonds” as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan, i.e., bonds of which the amount of interest is to be calculated by reference to certain indexes (as prescribed by the Cabinet Order under Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan) relating to JBIC or a Specially-Related Party of JBIC (as defined below).

Representation of Gross Recipient Status upon Initial Distribution.    By subscribing to the Debt Securities, an investor will be deemed to have represented it is a “Gross Recipient,” i.e., (i) a beneficial owner that is, for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a Specially-Related Party of JBIC, (ii) a Designated Financial Institution (as defined below) that will hold the Debt Securities for its own proprietary account or (iii) an individual resident of Japan or a Japanese corporation who will receive interest payments on the Debt Securities through a Japanese Payment Handling Agent (as defined below). Among other restrictions, the Debt Securities are not, as part of the initial distribution at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a Gross Recipient.

Tax Withholding Rules for Non-resident Investors.    If the recipient of interest on the Debt Securities is an individual non-resident of Japan or a non-Japanese corporation for Japanese tax purposes, as described below, the Japanese tax consequences on such individual non-resident of Japan or non-Japanese corporation are significantly different depending upon whether such individual non-resident of Japan or non-Japanese corporation is a Specially-Related Party of JBIC. Most importantly, if such individual non-resident of Japan or non-Japanese corporation is a Specially-Related Party of JBIC, income tax at the rate of 15% (for the period beginning on January 1, 2013 and ending on December 31, 2037, 15.315%) of the amount of such interest will be withheld by JBIC under Japanese tax law:

•	If the recipient of interest on any Debt Securities is:

•	an individual non-resident of Japan with no permanent establishment within Japan;

•	a non-Japanese corporation with no permanent establishment within Japan; or

•

an individual non-resident of Japan or non-Japanese corporation with a permanent establishment within Japan, but the receipt of interest on the relevant Debt Securities is not attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, then, no Japanese income or corporate tax is payable with respect to such interest by way of withholding or otherwise, if such recipient complies with certain requirements. Such requirements include:

•

if the relevant Debt Securities are held through a certain participant in an international clearing organization such as Euroclear Bank S.A./N.V., Clearstream Banking, societe anonyme and The Depository Trust Company, or a certain financial intermediary prescribed by the Act on Special Measures Concerning Taxation of Japan and the relevant cabinet order thereunder (the Act on Special Measures Concerning Taxation of Japan, cabinet order thereunder and the related ministerial regulation are called the “Act”) (each, a “Participant”), the requirement to provide, at the time of entrusting a Participant with the custody of the relevant Debt Securities, certain information prescribed by the Act to enable the Participant to establish that the recipient is exempt from the requirement for Japanese tax to be withheld or deducted (the “Interest Recipient Information”), and to advise the Participant if such individual non-resident of Japan or non-Japanese corporation ceases to be so exempted (including the case where it became a Specially-Related Party of JBIC); and

•

if the relevant Debt Securities are not held by a Participant, the requirement to submit to the Fiscal Agent (or a separate paying agent, if one is appointed) a written application for tax exemption (hikazei tekiyo shinkokusho) (the “Written Application for Tax Exemption”), together with certain documentary evidence.

Failure to comply with the requirements described above (including the case where the Interest Recipient Information is not duly communicated as required under the Act) will result in the withholding by JBIC of income tax at the rate of 15% (for the period beginning on January 1, 2013 and ending on December 31, 2037, 15.315%) of the amount of such interest.

•	If the recipient of interest on any Debt Securities is:

•	an individual non-resident of Japan with a permanent establishment within Japan; or

•	a non-Japanese corporation with a permanent establishment within Japan,

and the receipt of interest is attributable to the business carried on within Japan by the recipient through such permanent establishment, then such interest will not be subject to the withholding by JBIC of income tax at the rate of 15% (for the period beginning on January 1, 2013 and ending on December 31, 2037, 15.315%) if the recipient complies with, among others, the requirement to provide the Interest Recipient Information or to submit the Written Application for Tax Exemption, as the case may be. Failure to do so will result in the withholding by

JBIC of income tax at the rate of 15% (for the period beginning on January 1, 2013 and ending on December 31, 2037, 15.315%) of the amount of such interest. The amount of such interest will, however, be included in the recipient’s Japanese source income which is subject to Japanese taxation, and will be subject to regular income tax or corporate tax, as the case may be.

•

Notwithstanding the foregoing, if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a party who has a special relationship with JBIC (that is, in general terms, a person who directly or indirectly controls or is directly or indirectly controlled by, or is under direct or indirect common control with, JBIC) within the meaning prescribed by the Cabinet Order under Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (such party is referred to in this section as a “Specially-Related Party of JBIC”) as of the beginning of the fiscal year of JBIC in which the relevant Interest Payment Date falls, the exemption from Japanese withholding tax on interest mentioned above will not apply, and income tax at the rate of 15% (for the period beginning on January 1, 2013 and ending on December 31, 2037, 15.315%) of the amount of such interest will be withheld by JBIC. If such individual non-resident of Japan or a non-Japanese corporation has a permanent establishment within Japan, regular income tax or corporate tax, as appropriate, collected otherwise by way of withholding, will apply to such interest under Japanese tax law.

•

If an individual non-resident of Japan or a non-Japanese corporation (regardless of whether it is a Specially-Related Party of JBIC) is subject to Japanese withholding tax with respect to interest on the Debt Securities under Japanese tax law, a reduced rate of withholding tax or exemption therefrom may be available under the relevant income tax treaty between Japan and the country of tax residence of such individual non-resident of Japan or non-Japanese corporation. Individual non-residents of Japan or non-Japanese corporations that are entitled to a reduced rate of Japanese withholding tax or exemption from Japanese withholding tax on payment of interest by JBIC are required to submit an “Application Form for Income Tax Convention regarding Relief from Japanese Income Tax on Interest” and any other required forms and documents in advance through JBIC to the relevant tax authority before payment of interest.

•

Under the Act, (a) if an individual non-resident of Japan or a non-Japanese corporation that is a beneficial owner of the Debt Securities becomes a Specially-Related Party of JBIC, or an individual non-resident of Japan or a non-Japanese corporation that is a Specially-Related Party of JBIC becomes a beneficial owner of the Debt Securities, and (b) if such Debt Securities are held through a Participant, then such individual non-resident of Japan or non-Japanese corporation would be obligated to notify the Participant of such change in status by the immediately following Interest Payment Date of the Debt Securities. As described above, as the status of such individual non-resident of Japan or non-Japanese corporation as a Specially-Related Party of JBIC for Japanese withholding tax purposes is determined based on the status as of the beginning of the fiscal year of JBIC in which the relevant Interest Payment Date falls, such individual non-resident of Japan or non-Japanese corporation should, by such notification, identify and advise the Participant of the specific Interest Payment Date on which Japanese withholding tax starts to apply with respect to such individual non-resident of Japan or non-Japanese corporation as being a Specially-Related Party of JBIC.

Tax Withholding Rules for Resident Investors.    If the recipient of interest on the Debt Securities is an individual resident of Japan or a Japanese corporation for Japanese tax purposes, as described below, regardless of whether such recipient is a Specially-Related Party of JBIC, income tax will be withheld at the rate of 15% (for the period beginning on January 1, 2013 and ending on December 31, 2037, 15.315%) of (i) the amount of such interest, if such interest is paid to an individual resident of Japan or a Japanese corporation (except for a Designated Financial Institution (as defined below) which complies with the requirement for tax exemption under Article 6, Paragraph (9) of the Act on Special Measures Concerning Taxation of Japan) (except as provided in item (ii) below) or (ii) the amount of such interest minus the amount provided in the Cabinet Order relating to Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation of Japan, if such interest is paid to a Public Corporation, etc. (as defined below) or a Specified Financial Institution (as defined below) through the Japanese Custodian (as defined below) in compliance with the requirement for tax exemption under Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation of Japan:

•

If the recipient of interest on any Debt Securities is an individual resident of Japan or a Japanese corporation other than any of the following institutions that complies with the requirement described below:

•	Japanese banks;

•	Japanese insurance companies;

•	Japanese “financial instruments business operators” (as such term is defined by the Financial Instruments and Exchange Act of Japan);

•

other Japanese financial institutions that fall under certain categories prescribed by the relevant cabinet order under Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation of Japan (such institutions, together with Japanese banks, insurance companies and financial instruments business operators, are called “Specified Financial Institutions”); or

•	Japanese public corporations or Japanese public-interest corporations designated by the relevant law (Koukyo hojin tou) (“Public Corporations, etc.”),

and such recipient receives payment of interest through certain payment handling agents in Japan (“Japanese Payment Handling Agents”), such agents will withhold income tax at the rate of 15% (for the period beginning on January 1, 2013 and ending on December 31, 2037, 15.315%) of the amount of such interest. As JBIC is not in a position to know in advance the recipient’s status, the recipient of interest falling under this category should inform JBIC through the paying agent of its status in a timely manner. Failure to do so may result in temporary double withholding. An individual recipient that receives interest through a Japanese Payment Handling Agent will be subject only to such withholding tax. In all other cases, the recipient must include the amount of interest in the recipient’s gross income and will be subject to regular income tax or corporate tax, as the case may be.

•	If the recipient of interest on any Debt Securities is:

•

a Public Corporation, etc. that keeps such Debt Securities deposited with, and receives the interest on such Debt Securities through, a Japanese Payment Handling Agent with custody of the Debt Securities (the “Japanese Custodian”); or

•	a Specified Financial Institution that keeps such Debt Securities deposited with, and receives the interest on such Debt Securities through, the Japanese Custodian,

and such recipient submits through the Japanese Custodian, to the competent tax authority, the report prescribed by the Act, no income tax will be imposed by way of withholding on such portion of interest as is prescribed by the relevant cabinet order as that corresponding to the period the Debt Securities were held by such recipient, but if the recipient is a Specified Financial Institution, the recipient will be subject to regular corporate tax with respect to such interest. Additionally, if the recipient is a Japanese public-interest corporation designated by the relevant law and the interest is derived from the recipient’s profit earning business designated by the relevant law, the recipient will be subject to regular corporate tax with respect to such interest. However, since JBIC is not in a position to know in advance the recipient’s withholding tax exemption status, the recipient of interest falling under this category should inform JBIC through the paying agent of its status in a timely manner. Failure to so notify JBIC may result in the withholding by JBIC of a 15% (for the period beginning on January 1, 2013 and ending on December 31, 2037, 15.315%) income tax. Any amount of interest received by such recipient in excess of the non-taxable portion described above will be subject to the withholding by the Japanese Custodian of income tax at the rate of 15% (for the period beginning on January 1, 2013 and ending on December 31, 2037, 15.315%) of such excess amount.

•

If the recipient of interest on any Debt Securities is an individual resident of Japan or a Japanese corporation (except for a Designated Financial Institution which complies with the requirements described below), and receives interest not through a Japanese Payment Handling Agent, income tax at the rate of 15% (for the period beginning on January 1, 2013 and ending on December 31, 2037, 15.315%) of the amount of such interest will be withheld by JBIC, and, except where the recipient is a Public Corporation, etc. (other than a Japanese public-interest corporation designated by the relevant law that derives the interest from its profit-earning business designated by the relevant law), the amount of such interest will be aggregated with the recipient’s other taxable income and will be subject to regular income tax or corporate tax, as appropriate.

•	If the recipient of interest on any Debt Securities is:

•	a Japanese bank;

•	a Japanese insurance company;

•	a Japanese financial instruments business operator; or

•

any other Japanese financial institution that falls under one of certain categories prescribed by the relevant cabinet order under Article 6, Paragraph (9) of the Act on Special Measures Concerning Taxation of Japan (each a “Designated Financial Institution”), and such recipient receives interest not through a Japanese Payment Handling Agent and complies with, among others, the requirement to provide the Interest Recipient Information or to submit the Written Application for Tax Exemption, as the case may be, no income tax will be imposed by way of withholding. The recipient will, however, be subject to regular corporate tax with respect to such interest.

Special Additional Tax for Reconstruction from the Great East Japan Earthquake.    Due to the imposition of a special additional withholding tax of 0.315% (or 2.1% of 15%) to secure funds for reconstruction from the Great East Japan Earthquake, the withholding tax rate, currently due and payable at 15%, will be effectively increased to 15.315% during the period beginning on 1st January, 2013 and ending on 31st December, 2037. There will also be certain special additional tax imposed upon regular income tax or corporate tax, as referred to in the foregoing descriptions, for a certain period.

Capital Gains, Inheritance Tax and Gift Tax.    Gains derived from the sale outside Japan of Debt Securities by an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment in Japan are generally not subject to Japanese income or corporate tax. An individual, regardless of his or her residency, who has acquired Debt Securities as legatee, heir or donee from another individual may be required to pay Japanese inheritance tax or gift tax at progressive rates.

United States Taxation

This section describes the material United States federal income tax consequences of owning the Debt Securities we are offering. It is the opinion of Sullivan & Cromwell LLP, United States counsel to JBIC. It applies to you only if you are a United States holder (as defined below) and you acquire Debt Securities in the offering at the offering price and you hold your Debt Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns Debt Securities that are a hedge or that are hedged against interest rate or currency risks,

•	a person that owns Debt Securities as part of a straddle or conversion transaction for tax purposes,

•	a person that purchases or sells Debt Securities as part of a wash sale for tax purposes, or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This section deals only with fixed rate Debt Securities denominated in U.S. dollars, with no more than de minimis original issue discount, that are due to mature 30 years or less from the date on which they are issued. An applicable prospectus supplement will discuss the United States federal income tax consequences of owning any other Debt Securities.

If a partnership holds the Debt Securities, the United States federal income tax treatment of a partner generally will depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Debt Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Debt Securities.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Please consult your own tax advisor concerning the consequences of owning the Debt Securities in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

You are a United States holder if you are a beneficial owner of a Debt Security and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Payments of Interest.    You will be taxed on interest on your Debt Security as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

You must include any tax withheld from the interest payment as ordinary income even though you do not in fact receive it, and you must also include as ordinary income any additional amounts paid with respect to withholding tax on the Debt Securities, including withholding tax on payments of such additional amounts. You may be entitled to deduct or credit tax withheld, subject to applicable limits. The rules governing foreign tax credits are complex and you should consult your tax advisor regarding the availability of the foreign tax credit in your situation. Interest paid by the Company on the Debt Securities is income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a United States holder and, depending on your circumstances, will be either “passive” or “general” income for purposes of computing the foreign tax credit.

Purchase, Sale, and Retirement of the Debt Securities.    Your tax basis in your Debt Security generally will be its cost. You generally will recognize capital gain or loss on the sale or retirement of your Debt Security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest, and your tax basis in your Debt Security. Capital gain of a noncorporate United States holder generally is taxed at preferential rates where the property is held for more than one year.

Medicare Tax

For taxable years beginning after December 31, 2012, a United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income generally will include its interest income and its net gains from the disposition of Debt Securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Debt Securities.

Foreign Account Tax Compliance Withholding

A 30% withholding tax will be imposed on certain payments to certain non-U.S. financial institutions that fail to comply with information reporting requirements or certification requirements in respect of their direct and indirect United States shareholders and/or United States accountholders. It is currently not clear whether JBIC would qualify for an exemption from such withholding tax. United States accountholders subject to such information reporting or certification requirements may include holders of the Debt Securities. To avoid becoming subject to the 30% withholding tax on payments to them, JBIC (if it fails to qualify for an exemption) and other non-U.S. financial institutions may be required to report information to the IRS regarding the holders of Debt Securities and, in the case of holders who (i) fail to provide the relevant information, (ii) are non-U.S. financial institutions who have not agreed to comply with these information reporting requirements, or (iii) hold Debt Securities directly or indirectly through such a non-compliant non-U.S. financial institution, withhold on a portion of payments under the Debt Securities. Under proposed regulations, such withholding generally would not apply to payments made before January 1, 2017. Moreover, under proposed regulations, such requirements would only apply to Debt Securities issued on or after January 1, 2013. However, the rules for the implementation of this legislation have not yet been finalized, so it is impossible to determine at this time what impact, if any, this legislation will have on holders of the Debt Securities.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts held for investment that have non-United States issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Debt Securities.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•

payments of principal and interest on a Debt Security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

•	the payment of the proceeds from the sale of a Debt Security effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

•	fails to provide an accurate taxpayer identification number,

•	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

•	in certain circumstances, fails to comply with applicable certification requirements.

If you are a United States alien holder, you generally are exempt from backup withholding and information reporting requirements with respect to:

•	payments of principal and interest made to you outside the United States by the Company or another non-United States payor and

•

other payments of principal and interest and the payment of the proceeds from the sale of a Debt Security effected at a United States office of a broker, as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

•	an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of a Debt Security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Debt Security that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a Debt Security effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “United States persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Acceleration of Maturity

With respect to any series of Debt Securities, in case of the following types of default, each Debt Security of such series will become due and payable at the option of the holder of such Debt Security upon written notice to the Fiscal Agent, unless all defaults shall have been cured prior to the receipt of such notice by the Fiscal Agent:

•

Default in any payment, when due, of principal (if due in installments) or premium, if any, or interest on any of the Debt Securities of such series, or, if such series is entitled to a sinking fund, in the deposit, when due, of any sinking fund payment, and continuance of such default for a period of 30 days;

•

Default in the performance by JBIC or by Japan of any other obligation contained in the Debt Securities of such series or in the related guarantee of Japan, and the continuance of such default for a period of 90 days following written notice thereof to JBIC or Japan, as the case may be, by the holders of 25% or more in aggregate principal amount of the then outstanding Debt Securities of such series;

•

Acceleration of the types of indebtedness of JBIC that are described below, for borrowed moneys exceeding in the aggregate $50,000,000 or its equivalent in any other currency or currencies, as a result of a default by any person or any event treated in effect as a default, and the non-occurrence of (i) any contest in good faith by JBIC against the acceleration or (ii) the rescission or annulment of the acceleration, for a period of 90 days following written notice thereof to JBIC by the holders of 25% or more in aggregate principal amount of the then outstanding Debt Securities of such series; or

•

Dissolution of JBIC unless the obligations under the Debt Securities of such series are assumed by (i) Japan or (ii) an entity whose obligations under the Debt Securities of such series are guaranteed by Japan.

The types of indebtedness covered by the third bullet paragraph above are those in the form of, or represented by, bonds, notes, debentures or other securities, which (i) are, or may, at the option of the person entitled to such securities, be or become, denominated or payable in, or by reference to, a currency or currencies other than Japanese yen, (ii) are not repayable within three years from the date of their issue, otherwise than at the option, or due to the default, of JBIC and (iii) are, or are capable of being, quoted, listed or ordinarily traded on any stock exchange or in any over-the-counter securities market.

The Fiscal Agency Agreement will not require JBIC to furnish to the Fiscal Agent periodic evidence as to the absence of default.

Governing Law

The Fiscal Agency Agreement, the Debt Securities and the guarantee of Japan will all provide that they shall be governed by, and interpreted in accordance with, the laws of the State of New York, except with respect to authorization and execution by JBIC and Japan of the Fiscal Agency Agreement and the Debt Securities and the guarantee of Japan, as the case may be, and any other matters required to be governed by the laws of Japan.

Jurisdiction and Enforceability

JBIC will effect the irrevocable appointment of the Fiscal Agent as its authorized agent upon which process may be served in any action based upon the Debt Securities (i.e., asserting rights set forth in the Debt Securities) which any holder of a Debt Security may institute in any State or Federal court in The City of New York. JBIC will accept the jurisdiction of such court in such action. JBIC will also waive irrevocably any immunity from jurisdiction (but not execution) to which it might otherwise be entitled in any action based upon the Debt Securities. The Fiscal Agent is not the agent for service for actions brought under the federal securities laws, and JBIC’s waiver of immunity does not extend to such actions. Although Japan is subject to suit based upon the guarantee of the Debt Securities before the Tokyo District Court, Japan has not consented to the jurisdiction of any court outside Japan in connection with actions brought against it for any purpose in any way relating to the Debt Securities or its guarantee of the Debt Securities, has not appointed an agent for service of process in connection with any such action and has not agreed to waive any degree of sovereign immunity to which it may be entitled in any such action.

If you bring an action against JBIC under federal securities laws or against Japan for any purpose, unless JBIC or Japan (as the case may be) waives immunity with respect to such action, you would be able to obtain a United States judgment in such action against JBIC or Japan, as the case may be, only if a court were to determine that the United States Foreign Sovereign Immunities Act of 1976, as amended, precludes the granting of sovereign immunity. Even if you could obtain a United States judgment in any such action under that Act, you may not be able to obtain a judgment in Japan based on such a United States judgment. Moreover, you may not be able to execute upon property of JBIC or Japan located in the United States to enforce a judgment obtained under that Act except under the limited circumstances specified in that Act.

PLAN OF DISTRIBUTION

JBIC may sell Debt Securities directly, to or through underwriters or through agents. Each prospectus supplement with respect to Debt Securities will set forth the terms of the offering of such Debt Securities, including the name or names of the underwriters or agents, the public offering price of such Debt Securities and the net proceeds to JBIC from such sale, any underwriting discounts or other items constituting underwriters’ or agents’ compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Debt Securities may be listed.

If underwriters are used in the sale, they will acquire Debt Securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offer of Debt Securities to the public may take the form of an offer through underwriting syndicates represented by managing underwriters, or a direct offer by one or more investment banking firms or others, as designated. Unless the applicable prospectus supplement otherwise indicates, the obligations of the underwriters to purchase Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all Debt Securities offered thereby if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

JBIC may, directly or through agents it designates, sell Debt Securities from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of Debt Securities and set forth any commissions payable by JBIC to such agent. Unless such prospectus supplement otherwise indicates, any such agent will be acting on a best efforts basis for the period of its appointment.

If the applicable prospectus supplement so indicates, JBIC will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Debt Securities from JBIC at the public offering price set forth in such prospectus supplement pursuant to “delayed delivery” contracts. Purchasers of Debt Securities under delayed delivery contracts will pay the public offering price plus accrued interest, if any, and will take delivery of the Debt Securities on a date or dates stated in the applicable prospectus supplement. Such contracts will be subject only to those conditions set forth in such prospectus supplement and such prospectus supplement will set forth the commission payable for solicitation of such contracts.

The applicable prospectus supplement will describe limitations on sales to certain persons of Debt Securities (including limitations imposed by relevant Japanese laws), if any.

Agents and underwriters may be entitled under agreements into which they enter with JBIC to indemnification by JBIC against certain civil liabilities, including liabilities under the United States Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of such liabilities. Agents and underwriters may engage in transactions with or perform services for JBIC in the ordinary course of business.

AUTHORIZED AGENTS IN THE UNITED STATES

The authorized agent in the United States for JBIC, for purposes of the United States Securities Act of 1933, as amended, is Noriko Nasu, whose address is: Representative Office in New York, Japan Bank for International Cooperation, 712 Fifth Avenue, 26th Floor, New York, New York 10019. The authorized agent for Japan is Koyu Izumi, whose address is: Ministry of Finance, Government of Japan, New York Representative Office, 140 Broadway, 18th Floor, New York, New York 10005.

VALIDITY OF SECURITIES

Nagashima Ohno & Tsunematsu, Tokyo, Japan, will pass upon the validity of each series of Debt Securities and the guarantee of such Debt Securities, and all other matters of Japanese law and procedure on behalf of JBIC and Japan. Sullivan & Cromwell LLP, New York, New York, will pass upon the validity of each series of Debt Securities and the guarantee of such Debt Securities. In giving their opinions, Sullivan & Cromwell LLP may rely as to all matters of Japanese law and procedure on the opinion of Nagashima Ohno & Tsunematsu, and Nagashima Ohno & Tsunematsu may rely as to matters of New York law upon the opinion of Sullivan & Cromwell LLP.

FURTHER INFORMATION

The registration statement of which this prospectus is a part, any post-effective amendment to such registration statement, and the prospectus supplement or supplements relating to any series or issue of the Debt Securities, which are on file with the Commission, contain further information concerning such series or issue.

The Governor, in his official capacity as such Governor, thereunto duly authorized, has supplied the information set forth in this prospectus under the caption “Japan Bank for International Cooperation” and the information incorporated in this prospectus by reference relating to JBIC, and such information is stated on his authority.

The Minister of Finance of Japan, in his official capacity as such Minister, thereunto duly authorized, has supplied the information set forth in this prospects under the caption “Japan” and the information incorporated in this prospectus by reference relating to Japan, and such information is stated on his authority.

REGISTERED AND HEAD OFFICE OF JBIC

4-1, Otemachi 1-chome

Chiyoda-ku

Tokyo 100-8144

Japan

FISCAL AGENT, PRINCIPAL PAYING AGENT AND TRANSFER AGENT

The Bank of Tokyo-Mitsubishi UFJ, Ltd., London Branch

Ropemaker Place

25 Ropemaker Street

London EC2Y 9AN

also acting through

MUFG Union Bank, N.A.

1251 Avenue of the Americas, 19th Floor

New York, N.Y. 10020

Attention: Corporate Trust Department

LEGAL ADVISERS

To JBIC and Japan Nagashima Ohno & Tsunematsu JP Tower 2-7-2 Marunouchi Chiyoda-ku, Tokyo 100-7036 Japan	To the Underwriters Morrison & Foerster LLP Shin-Marunouchi Building, 29th Floor 5-1, Marunouchi 1-chome Chiyoda-ku, Tokyo 100-6529 Japan

$●

Japan Bank for International Cooperation

●% Guaranteed Bonds Due ●

Unconditionally and Irrevocably Guaranteed

as to Payment of Principal and Interest

by

Japan

PROSPECTUS SUPPLEMENT

Nomura

Barclays

BofA Merrill Lynch

J.P. Morgan

●, 2016